UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Amendment No. 1)

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NEXTGEN HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

NEXTGEN HEALTHCARE, INC.

3535 Piedmont Rd., NE, Building 6, Suite 700

Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 13, 2021

To the Shareholders of NextGen Healthcare, Inc.:

The annual meeting of shareholders of NextGen Healthcare, Inc. (the “Company”) is scheduled be held at our [•] on October 13, 2021, at 10:00 a.m. Eastern Time, for the following purposes:

1.	Proposal 1: To approve the reincorporation of the Company in the State of Delaware pursuant to a merger with and into a wholly-owned subsidiary of the Company (the “Reincorporation”);

2.

Proposal 2A: To approve provisions in the Certificate of Incorporation (the “Delaware Certificate”) of NextGen Healthcare, Inc., a Delaware corporation (“NextGen Delaware”) and Bylaws of NextGen Delaware (the “Delaware Bylaws”) limiting the Company’s stockholders’ right to call special meetings of stockholders;

3.

Proposal 2B: To approve a provision in the Delaware Certificate providing that vacancies occurring on the Board of Directors and newly created directorships may be filled solely by a majority of the remaining directors;

4.	Proposal 2C: To approve a provision disallowing cumulative voting;

5.

Proposal 2D: To approve a provision in the Delaware Certificate providing that the total number of directors constituting the Board of Directors may be fixed solely by resolution of the Board of Directors;

6.

Proposal 2E: To approve a provision of the Delaware Certificate providing that, unless NextGen Delaware consents in writing to the selection of an alternate forum, certain intracorporate claims may be brought exclusively in the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, the other state or federal courts in the State of Delaware);

7.

Proposal 2F: To approve a provision of the Delaware Certificate requiring any complaint asserting a cause of action under the Securities Act to be brought exclusively in the federal district courts of the United States;

8.	Proposal 2G: To approve a provision in the Delaware Bylaws providing proxy access for director nominees by stockholders;

9.	Proposal 3: To conduct an advisory vote to approve the compensation for our named executive officers (i.e., “Say-on-Pay”);

10.	Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022;

11.	Proposal 5: To approve the amendment and restatement of our 2015 Equity Incentive Plan;

12.

Proposal 6A: If Proposals 1 and 2C are approved and the Reincorporation is effected, to select nine persons to serve as directors of NextGen Delaware until the 2022 annual meeting of shareholders, which persons will be appointed by the director(s) of NextGen Delaware to fill any vacant seats or unfilled newly created directorships. Cumulative voting will not be available with respect to this Proposal 6A;

13.

Proposal 6B: If either Proposal 1 or 2C is not approved, to elect nine persons to serve as directors of our company until the 2022 annual meeting of shareholders. If timely and properly invoked in accordance with California law and the Company’s bylaws, cumulative voting will apply to this Proposal 6B;

For the avoidance of doubt, if Proposal 6A is voted on, Proposal 6B will not be voted on, and vice versa. For both Proposals 6A and 6B, our nominees for election to our Board of Directors (“Board”) are Craig A. Barbarosh, George H. Bristol, Julie D. Klapstein, Jeffrey H. Margolis, Dr. Geraldine McGinty, Morris Panner, Dr. Pamela Puryear, [                    ] and [                    ]; and

14.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Approval of Proposal 1 is conditioned upon approval of Proposal 2C. For the avoidance of doubt, if Proposals 1 and 2C are approved by shareholders at the annual meeting:

•

The Company, as the current sole stockholder of NextGen Delaware, will have executed a consent of the sole stockholder of NextGen Delaware in lieu of a meeting of stockholders of NextGen Delaware with respect to Proposals 2A – 2B and 2D – 2G and Proposals 3-5 (which consent will approve only those remaining proposals that would have otherwise received the requisite approval of the NextGen California shareholders at this annual meeting);

•

The certificate of merger with respect to the Reincorporation will be filed and the Reincorporation will be effected after the voting on Proposals 1, 2A-2G, 3, 4 and 5 and prior to voting on Proposal 6A;

•	The total number of directors constituting the board of directors of NextGen Delaware will be increased to nine (9) directors; a

•

The nine (9) nominees who receive a plurality of the votes cast by the shareholders of NextGen California in Proposal 6A will be appointed by the director(s) of NextGen Delaware to fill any vacant seats or unfilled newly created directorships, and cumulative voting will not be available with respect to Proposal 6A; and

•	Proposal 6B will not be voted on.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on September 2, 2021, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed WHITE proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

Messrs. Sheldon Razin and Lance E. Rosenzweig have notified the Company of their intention to propose director nominees for election at the annual meeting in opposition to the nominees recommended by the Board. As a result, you may receive solicitation materials, including a blue proxy card, from Messrs. Razin and Rosenzweig seeking your proxy to vote for their nominees. We do not endorse the election of any of Messrs. Razin’s and Rosenzweig’s nominees to become a director. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY BLUE PROXY CARD SENT TO YOU BY OR ON BEHALF OF MESSRS. RAZIN AND ROSENZWEIG. If you have previously submitted a blue proxy card sent to you by Messrs. Razin and Rosenzweig, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

We are not responsible for the accuracy of any information provided by or relating to Messrs. Razin and Rosenzweig and their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Messrs. Razin and Rosenzweig or any other statements that Messrs. Razin and Rosenzweig may otherwise make. Messrs. Razin and Rosenzweig choose which shareholders of the Company receive its proxy solicitation materials.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSALS 2A-2G, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND IN THE CASE OF PROPOSALS 6A OR 6B (AS APPLICABLE), FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD.

By Order of the Board of Directors,
NEXTGEN HEALTHCARE, INC.

/s/ Jeffrey D. Linton
Jeffrey D. Linton
Executive Vice President, General Counsel and Secretary
Atlanta, Georgia
[ ], 2021

3535 Piedmont Rd., NE, Building 6, Suite 700

Atlanta, Georgia 30305

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

NEXTGEN HEALTHCARE, INC

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 13, 2021

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of NextGen Healthcare, Inc. (“NextGen Healthcare,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held [•] on October 13, 2021 at 10:00 a.m. Eastern Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.

Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the internet or by telephone (only your latest internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on October 12, 2021 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy or voting by ballot at the annual meeting.

Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned NextGen Healthcare, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.

We will bear all expenses in connection with the Company’s solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding the Company’s proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact on behalf of the Company. They will not receive any additional compensation for these activities.

Messrs. Sheldon Razin and Lance E. Rosenzweig have notified the Company of their intention to propose director nominees for election at the annual meeting in opposition to the nominees recommended by the Board. As a result, you may receive solicitation materials, including a blue proxy card, from Messrs. Razin and Rosenzweig seeking your proxy to vote for their nominees. We do not endorse the election of any of Messrs. Razin’s and Rosenzweig’s nominees to become a director. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY BLUE PROXY CARD SENT TO YOU BY OR ON BEHALF OF MESSRS. RAZIN AND ROSENZWEIG. If you have previously submitted a blue proxy card sent to you by Messrs. Razin and Rosenzweig, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

We are not responsible for the accuracy of any information provided by or relating to Messrs. Razin and Rosenzweig and their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Messrs. Razin and Rosenzweig or any other statements that Messrs. Razin and Rosenzweig may otherwise make. Messrs. Razin and Rosenzweig choose which shareholders receive its proxy solicitation materials.

This proxy statement, the accompanying proxy card and our 2021 annual report are being made available to our shareholders on or about September [•], 2021.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on October 13, 2021.

This proxy statement, the notice of our 2021 annual meeting of shareholders and the Company’s 2021 annual report to shareholders are available on our website at http://investor.nextgen.com/financial-information.

PARTICIPANTS IN THE PROXY SOLICITATION

Under applicable regulations of the Securities and Exchange Commission (the “SEC”), in addition to the Company, each person who is a member of the Board and each person who is an executive officer of the Company listed below under “Additional Information Regarding Participants in the Solicitation” in Appendix A is deemed to be a “participant” in the proxy solicitation. Information relating to the participants in our solicitation is contained in Appendix A attached hereto. Proxies may also be solicited by certain of our regular employees, without additional compensation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the [     ] shares of our common stock outstanding at the close of business on the record date, September 2, 2021, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors if Proposals 1 and 2C are not approved, the Reincorporation is not effected and Proposal 6B is voted on. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting and Proposal 6B is voted on, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).

Approval of Proposal 1 is conditioned upon approval of Proposal 2C. Proposal 1, a vote to approve the reincorporation of the Company in the State of Delaware pursuant to a merger with and into a wholly-owned subsidiary of the Company (the “Reincorporation”) and Proposal 2C (elimination of cumulative voting) each requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote. Consequently, abstentions and broker non-votes will have the effect of votes against each of these proposals. For the avoidance of doubt, if Proposals 1 and 2C are approved by shareholders at the annual meeting:

•

The Company, as the current sole stockholder of NextGen Delaware, will have executed a consent of the sole stockholder of NextGen Delaware in lieu of a meeting of stockholders of NextGen Delaware with respect to Proposals 2A – 2B and 2D – 2G and Proposals 3-5 (which consent will approve only those remaining proposals that would have otherwise received the requisite approval of the NextGen California shareholders at this annual meeting);

•	The certificate of merger with respect to the Reincorporation will be filed and the Reincorporation will be effected after voting on Proposals 1, 2A-2G, 3, 4 and 5 and prior to voting on Proposal 6A;

•	The total number of directors constituting the board of directors of NextGen Delaware will be increased to nine (9) directors;

•

The nine (9) nominees who receive a plurality of the votes cast by the shareholders of NextGen California in Proposal 6A will be appointed by the director(s) of NextGen Delaware to fill any vacant seats or unfilled newly created directorships, and cumulative voting will not be available with respect to Proposal 6A; and

•	Proposal 6B will not be voted on.

Under applicable state law, shareholder approval of the Reincorporation is sufficient to implement the proposed governance-related provisions in the Certificate of Incorporation of NextGen Delaware (the “Delaware Certificate”) and the Bylaws of NextGen Delaware (the “Delaware Bylaws”). If the shareholders do not approve both Proposals 1 and 2C at the annual meeting, Proposals 2A-2B and 2D-2G will not be presented for a vote at the annual meeting. We intend to present Proposals 3-5 for shareholder approval regardless of whether Proposals 1 and 2C are approved by the shareholders at the meeting. Either Proposal 6A or 6B will be presented, depending upon whether Proposals 1 and 2C are approved.

Approval of Proposal No. 3, an advisory vote to approve the compensation of our named executive officers (i.e., “Say-on-Pay”), will occur if the vote constitutes both: (i) the affirmative vote of a majority of the shares represented and voting and (ii) the affirmative vote of at least a majority of the required quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 4, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of the shares represented and voting and (ii) the affirmative vote of at least a majority of the required quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal No. 5, the amendment of the amendment and restatement of our 2015 Equity Incentive Plan (the “Amended 2015 Equity Incentive Plan”), will occur if the vote constitutes both: (i) the affirmative vote of a majority of the shares represented and voting and (ii) the affirmative vote of at least a majority of the required quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Regardless of whether Proposal 6A or 6B is voted on, the nine director nominees who receive the highest number of affirmative votes (a plurality) will be elected or appointed as directors; abstentions and broker non-votes will have no effect on Proposal 6A or 6B. See “Additional Information on the Mechanics of Cumulative Voting” below for more information on the operation of cumulative voting.

Additional Information on the Mechanics of Cumulative Voting

In the event that Proposal 6B is voted on and cumulative voting applies, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Using its authority, the Board may vote your shares for fewer than nine nominees.

If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board, including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Board will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.

For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHOLD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Board may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Board may instruct the proxy holders to cast the 900 votes for any or all of our eight other director nominees; of those eight other director nominees, moreover, the Board may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.

In the event that Proposal 6B is voted on and cumulative voting applies, unless you specifically instruct otherwise, the Board will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Board has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting. Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted for our director nominees at the discretion of the Board with respect to all of your shares (except that the Board will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your proxy to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.

A holder of record who wishes to invoke cumulative voting must submit a proxy card by mail, check the box indicating the exercise of cumulative voting and hand mark the number of votes such holder wishes to allocate to each particular nominee next to the name of such nominee on the enclosed proxy card. A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed proxy card. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will retain discretionary authority to cast your remaining votes pursuant to the instructions of the Board, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees you may check the “FOR ALL” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.

Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees, in the event cumulative voting applies, may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.

Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the internet.

CAUTION CONCERNING FORWARD LOOKING

STATEMENTS

Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, the impact of the COVID-19 pandemic, discussions of our product development plans, business strategies, future operations, financial condition and prospects, the results of this proxy contest, developments in and the impacts of government regulation and legislation and market factors influencing our results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2021, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2021, as well as in our other public disclosures and filings with the SEC.

REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

(Proposal No. 1)

Our Board of Directors has approved a change in our state of incorporation from California to Delaware (the “Reincorporation”), subject to the approval of our shareholders.

If approved, the Reincorporation will be effected through the merger of the Company into a newly formed wholly-owned subsidiary of the Company incorporated in the State of Delaware (“NextGen Delaware”). For purposes of the discussion below, the Company as it currently exists is a corporation organized under the laws of the State of California and is sometimes referred to as “NextGen California.”

Summary

The principal effects of the Reincorporation will be that, at the effective time of the Reincorporation (the “Effective Time”):

•	The internal affairs of the Company will cease to be governed by California laws with respect to corporations, and instead will be governed by Delaware laws with respect to corporations.

•

Depending on the results of the proposals under Proposal 2, the Company’s existing Articles of Incorporation (the “California Articles”) and bylaws (the “California Bylaws”) will be replaced by a new Certificate of Incorporation (the “Delaware Certificate”) and bylaws (the “Delaware Bylaws”), as more fully described below.

•

Each share of common stock, par value $0.01 per share, of NextGen California outstanding immediately prior to the Effective Time will automatically be converted into one share of common stock, par value $0.01 per share, of NextGen Delaware.

•

All of our employee benefit and incentive compensation plans in effect immediately prior to the Effective Time will be assumed and continued by NextGen Delaware, including, but not limited to, equity incentive plans and the amended and restated NextGen Healthcare, Inc. 2015 Equity Incentive Plan (the “Amended 2015 Plan”), if approved by stockholders pursuant to Proposal 5, and each equity award to purchase or acquire shares of NextGen California’s common stock in effect immediately prior to the Effective Time will become an equity award to purchase or acquire an equivalent number of shares of NextGen Delaware’s common stock on the same terms and subject to the same conditions. Following the Effective Time, the Amended 2015 Plan, if approved by our stockholders, will be used by NextGen Delaware to make awards to directors, officers and employees of NextGen Delaware and its subsidiaries as permitted in the Amended 2015 Plan.

•

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities, net worth or number of authorized shares of the Company, nor will it result in any change in location of our current employees, including management.

•	In connection with the Reincorporation, the Company is proposing to eliminate cumulative voting (see Proposal 2C).

•

Under California law and the California Articles, directors are elected by a plurality of the votes cast unless a shareholder provides notice at the meeting and prior to the voting of his or her intention to cumulate votes for the election of directors, in which case all shareholders are also entitled to cumulate their votes at such election. Under cumulative voting, each share entitles the holder to a number of votes equal to the number of directors to be elected in the election, and shareholders are allowed to cumulate those votes among the candidates. As a result, cumulative voting allows a nominee that does not have the support of the holders of a majority of the outstanding shares to be elected. Assuming Proposals 1 and 2C are approved by the shareholders at the annual meeting, the certificate of merger with respect to the Reincorporation will be filed and the Reincorporation will be effected prior to Proposal 6A being voted upon, the Delaware Certificate will not provide for cumulative voting and cumulative voting will not be available with respect to Proposal 6A and Proposal 6B will not be voted on.

•

Under the default provisions of Delaware law, directors are elected by a plurality of the votes. However, consistent with Delaware law, the Delaware Bylaws provide that directors in uncontested director elections are elected by a majority of votes cast, and directors in contested director elections are elected by a plurality of the votes cast. Since this is a contested election, directors will be elected by a plurality of the votes.

•

In order to take full advantage of one of the primary benefits of the Reincorporation, if Proposal 2E is approved, the Delaware Certificate will generally provide that, unless NextGen Delaware consents in writing to the selection of an alternate forum, the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction thereof, the other state or federal courts in the State of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of NextGen Delaware; any action asserting a claim of breach of a fiduciary duty owed to NextGen Delaware or its stockholders by any director, officer, other employee or stockholder of NextGen Delaware; any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery; any action asserting a claim arising pursuant to any provision of the Delaware Certificate or Delaware Bylaws; or any action asserting a claim governed by the internal affairs doctrine.

•

In addition, if Proposal 2F is approved, the Delaware Certificate will generally provide that, unless NextGen Delaware consents in writing to the selection of an alternate forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933 (the “Securities Act”).

•

Other key substantive rights of shareholders, including the annual election of directors and the right to call a special meeting, will remain, subject to certain variations depending on the outcome of Proposal 2. See the comparison contained in the chart below under the heading “The Charters and Bylaws of NextGen California and NextGen Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware” beginning on page [ • ].

Shareholders are urged to read this proposal carefully, including all of the related exhibits referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes the reasons, mechanics and effect of the Reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) between NextGen California and NextGen Delaware attached as Annex A, the Delaware Certificate, in the form attached as Annex B and the Delaware Bylaws in the form attached as Annex C. Copies of the California Articles and California Bylaws are filed at the SEC as exhibits to our periodic reports and also are available for inspection at our principal executive offices. Copies of the California Articles and California Bylaws will be sent to shareholders free of charge upon written request to the Company (Attn: Corporate Secretary) or at investor.nextgen.com

Reasons for the Reincorporation

Because the corporate law of the state of incorporation governs the internal affairs of a corporation, choice of a state domicile is an extremely important decision for a public company. Management and boards of directors of corporations look to state corporate law—and judicial interpretations of state law—to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to their respective corporations and shareholders, and evaluating key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures. Our Board of Directors believes that it is essential for us to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition, our Board of Directors believes that any direct benefit that the DGCL provides to a corporation indirectly benefits the shareholders, who are our owners. The principal factors the Board of Directors considered in electing to pursue the Reincorporation are access to specialized courts, a highly developed and predictable body of corporate law in Delaware, and an enhanced ability to attract and retain qualified directors and officers.

Access to Specialized Courts. Delaware has a specialized court of equity called the Court of Chancery that hears corporate law cases. The Delaware Court of Chancery operates under rules that are intended to ensure disputes involving Delaware corporations, including claims brought directly by stockholders against the corporation or its directors and officers and claims brought derivatively by stockholders in the name of the corporation against its directors and officers, are resolved in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined, with appeals heard directly by the Delaware Supreme Court, and the justices of the Delaware Supreme Court tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the Delaware courts. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in California may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent and predictable.

Highly Developed and Predictable Corporate Law. Our Board of Directors believes Delaware has one of the most modern statutory corporation codes, which is revised regularly in response to changing legal and business needs of corporations. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under California law. Moreover, Delaware case law provides a well-developed body of law defining the nature of the duties and decision making processes expected of boards of directors in managing or overseeing the direction of the business and affairs of the corporation and in evaluating potential or proposed extraordinary corporate transactions. In addition, the Delaware Secretary of State is particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the DGCL and administrative practices have become comparatively well-known and widely understood.

Enhanced Ability to Attract and Retain Directors and Officers. The Board of Directors believes that the Reincorporation will enhance our ability to attract and retain a diverse group of qualified directors and officers, as well as encourage directors and officers to continue to make decisions in good faith and in the best interests of the Company and its stockholders generally. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board of Directors. The vast majority of public companies are incorporated in Delaware. Not only is Delaware law more familiar to directors and officers, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. The Board of Directors believes that the Reincorporation will provide appropriate protection for shareholders from possible abuses by directors and officers, while enhancing our ability to recruit and retain qualified directors and officers. In this regard, it should be noted that, under Delaware law, directors’ personal liability for monetary damages to the corporation or its stockholders cannot be limited or eliminated for any breach of their duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or that involve intentional misconduct, unlawful dividend payments or unlawful stock purchases or redemptions, or any transaction from which the director derives an improper personal benefit. In addition, under Delaware law, a corporation cannot limit or eliminate the liability of officers to the corporation or its stockholders for monetary damages for breach of their fiduciary duty. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

Changes to the Business of the Company as a Result of the Reincorporation

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities, net worth or number of authorized or issued and outstanding shares of common stock of the Company, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our principal executive offices located at 3535 Piedmont Rd NE, Building 6, Suite 700, Atlanta, Georgia 30305, and our telephone number will remain (404) 467-1500. The consolidated financial condition and results of operations of NextGen Delaware immediately after consummation of the Reincorporation will be the same as those of NextGen California immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of Directors of NextGen Delaware will consist of those persons elected to the Board of Directors of NextGen California and will continue to serve for the term of their respective elections to our Board of Directors, and the individuals serving as executive officers of NextGen California immediately prior to the Reincorporation will continue to serve as executive officers of NextGen Delaware, without a change in title or responsibilities. Upon effectiveness of the Reincorporation, NextGen Delaware will be the successor in interest to NextGen California, and the shareholders will become stockholders of NextGen Delaware.

The Reincorporation Agreement provides that the Board of Directors may abandon the Reincorporation at any time prior to the Effective Time if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, the DGCL may be changed to reduce the benefits that the Company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the Company does not know of any such changes under consideration. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit shareholder approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect that requires shareholder approval.

Mechanics of the Reincorporation

The Reincorporation will be effected by the merger of NextGen California with and into NextGen Delaware, a wholly-owned subsidiary of the Company that has been recently incorporated under the DGCL for purposes of the Reincorporation. The Company as it currently exists as a California corporation will cease to exist as a result of the merger, and NextGen Delaware will be the surviving corporation and will continue to operate our business as it existed prior to the Reincorporation. The existing holders of our common stock will own all of the outstanding shares of NextGen Delaware common stock, and no change in ownership will result from the Reincorporation. Assuming approval by our shareholders, we currently intend to cause the Reincorporation to become effective after the votes on Proposals 1, 2A-2G, 3, 4 and 5 and prior to the vote on Proposal 6A, and Proposal 6B will not be voted on.

At the Effective Time, we will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws contain many provisions that are similar to the provisions of the California Articles and the California Bylaws, they do include certain provisions that are different from the provisions contained in the California Articles and the California Bylaws or under the California General Corporation Law as described in more detail below.

If Proposal 1 and Proposal 2C are approved and the Reincorporation is effected, then upon the Effective Time, each outstanding share of common stock of NextGen California will automatically be converted into one share of common stock of NextGen Delaware. All of our employee benefit and incentive compensation plans and arrangement immediately prior to the Reincorporation will be continued by NextGen Delaware, including, but not limited to, equity incentive plans and the Amended 2015 Plan, if approved by stockholders pursuant to Proposal 5, and each outstanding equity award to purchase or acquire shares of NextGen California’s common stock will be converted into an equity award to purchase or acquire an equivalent number of shares of NextGen Delaware’s common stock on the same terms and subject to the same conditions. Following the Effective Time, the Amended 2015 Plan, if approved by our stockholders, will be used by NextGen Delaware to make awards to directors, officers and employees of NextGen Delaware and its subsidiaries as permitted in the Amended 2015 Plan. The registration statements of NextGen California on file with the SEC immediately prior to the Reincorporation will be assumed by NextGen Delaware, and the shares of NextGen Delaware will continue to be listed on Nasdaq.

CERTIFICATES CURRENTLY REPRESENTING SHARES OF COMMON STOCK OF NEXTGEN CALIFORNIA WILL AUTOMATICALLY BE DEEMED TO REPRESENT SHARES OF COMMON STOCK OF NEXTGEN DELAWARE UPON COMPLETION OF THE MERGER, AND OUR SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE THEIR STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

The Board of Directors did not intend to present the shareholders of the Company with the Reincorporation Proposal (Proposal 1) until Messrs. Razin and Rosenzweig informed the Company that intended to run a contested election of directors for control of the Board. The Reincorporation is not being pursued to entrench the current Board but to prevent the cumulation of votes and to obtain the benefits of a Delaware corporation stated above.

Possible Negative Considerations

Notwithstanding the belief of the Board of Directors as to the benefits to our shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, because the Delaware Certificate will not provide for cumulative voting if Proposal 2C is approved, the Reincorporation may make it more difficult for minority shareholders to elect directors and influence our policies.

It should also be noted that the interests of the Board of Directors and management in voting on the Reincorporation proposal may not be the same as those of shareholders as some substantive provisions of California and Delaware law apply only to directors and officers. See “Interests of Our Directors and Executive Officers in the Reincorporation” below. For a comparison of shareholders’ rights and the material substantive provisions that apply to the Board of Directors and management under Delaware and California law, see “The Charters and Bylaws of NextGen California and NextGen Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware” below. In addition, franchise taxes payable by us in Delaware are estimated to be approximately $250,000 per year and such taxes are not currently required in California.

The Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

Interests of Our Directors and Executive Officers in the Reincorporation

In considering the recommendations of the Board of Directors, shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For instance, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

U.S. Federal Income Tax Considerations of the Reincorporation

The following discussion is a summary of U.S. federal income tax considerations of the Reincorporation generally applicable to holders of our common stock. The summary is based on and subject to the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to holders subject to special tax rules, such as partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, or other pass-through entities (and investments therein); banks, thrifts, mutual funds and other financial institutions; tax-exempt entities or governmental organizations; insurance companies; regulated investment companies and real estate investment trusts; trusts and estates; dealers or brokers in stocks, securities or currencies; traders in securities who elect to apply a mark-to-market method of accounting; persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” “conversion transaction,” or other risk reduction transaction; U.S. Holders whose functional currency is not the U.S. dollar; persons subject to the alternative minimum tax; individual retirement and other deferred accounts; U.S. expatriates and former citizens or long-term residents of the United States; “passive foreign investment companies” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax; U.S. Holders who own or are deemed to own 10% or more of our voting stock; persons who purchase or sell their shares as part of a wash sale for tax purposes; and persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following summary only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	individuals who are citizens or residents of the United States;

•

corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or of the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source;

•

trusts if (i) a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or (ii) trusts that have valid elections in effect under applicable U.S. Treasury regulations to be treated as U.S. persons for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reincorporation.

THIS SUMMARY IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY IS NOT A COMPREHENSIVE DESCRIPTION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS. WE URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR CIRCUMSTANCES AND THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE REINCORPORATION, AS WELL AS ANY TAX CONSEQUENCES

ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe that:

•	the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•

no gain or loss will be recognized by holders of NextGen California common stock on receipt of NextGen Delaware common stock, or upon surrender of NextGen California common stock, pursuant to the Reincorporation;

•

the aggregate tax basis of the NextGen Delaware common stock received by each holder will equal the aggregate tax basis of the NextGen California common stock surrendered by such holder in exchange therefor; and

•

the holding period of the NextGen Delaware common stock received by each holder will include the period during which such holder held the NextGen California common stock surrendered in exchange therefor.

Accounting Consequences

We believe that there will be no material accounting consequences to the Company resulting from the Reincorporation.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the Reincorporation would be the filing of certificate of merger with the Secretary of State of California and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Vote Required

To approve this proposal a majority of the outstanding shares of common stock of the Company entitled to vote must vote “FOR” this proposal. In addition, approval of this proposal is conditioned on the approval of Proposal 2C (elimination of cumulative voting). Abstentions and broker non-votes will have the effect of votes “AGAINST” this proposal. If you submit a WHITE proxy card to vote your shares but do not indicate how your shares are to be voted on this proposal, your shares will be voted “FOR” this proposal.

Recommendation of the Board of Directors:

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE REINCORPORATION.

GOVERNANCE PROVISIONS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS RELATING TO THE REINCORPORATION

(Proposals No. 2A-2G)

Summary

If approved by the requisite vote of the Company’s shareholders, the Company will change the state of its incorporation from California to Delaware through a merger with and into NextGen Delaware, which is currently a wholly-owned subsidiary of the Company. Upon completion of the Reincorporation, the Company will be governed by the DGCL and the certificate of incorporation of NextGen Delaware (the “Delaware Certificate”) and bylaws of NextGen Delaware (the “Delaware Bylaws”). The Delaware Certificate and Delaware Bylaws will govern the Company following the completion of the Reincorporation differs in some material respects from the Company’s existing articles of incorporation and bylaws. At the meeting, you will be asked to consider and vote on each of the governance-related provisions in the Company’s organizational documents to be in effect after the Reincorporation described below.

The following is a summary of selected governance-related provisions of the organizational documents of the Company to be in effect after the Reincorporation. While the Company believes that this description covers the material governance-related provisions of the organizational documents of the Company to be in effect after the Reincorporation, which differ materially from the Company’s existing organizational documents, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of Delaware Certificate or Delaware Bylaws are attached to this proxy statement as Exhibits B and C, respectively. We urge you to read each of these documents carefully. See also the section of this proxy statement entitled “The Charters and Bylaws of NextGen California and NextGen Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware” beginning on page [ • ] for a comparison of rights of equity holders and matters of corporate governance before and after the Reincorporation.

Proposal 2A: A proposal to approve provisions in the Delaware Certificate and Bylaws limiting the Company’s stockholders’ right to call special meetings of stockholders.

Proposal 2B: A proposal to approve a provision in the Delaware Certificate providing that vacancies occurring on the Board of Directors and newly created directorships may be filled solely by a majority of the remaining directors.

Proposal 2C: A proposal to approve a provision disallowing cumulative voting.

Proposal 2D: A proposal to approve a provision in the Delaware Certificate providing that the total number of directors constituting the Board of Directors may be fixed exclusively by resolution of the Board of Directors.

Proposal 2E: A proposal to approve a provision of the Delaware Certificate providing that, unless NextGen Delaware consents in writing to the selection of an alternate forum, certain intracorporate claims may be brought exclusively in the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, the other state or federal courts in the State of Delaware).

Proposal 2F: A proposal to approve a provision of the Delaware Certificate requiring any complaint asserting a cause of action under the Securities Act to be brought exclusively in the federal district courts of the United States.

Proposal 2G: A proposal to approve a provision in the Delaware Bylaws providing proxy access for director nominees by stockholders.

Proposal 2A: A proposal to approve provisions in the Delaware Certificate and Bylaws limiting the Company’s stockholders’ right to call special meetings of stockholders.

Under California law and the California Bylaws, a special meeting of shareholders may be called at any time by one or more shareholders holding shares in the aggregate entitled to cast at least 10% of the votes in that meeting. The Delaware Bylaws provide that NextGen Delaware shall be required to call a special meeting of stockholders at the written request of one or more shareholders holding shares in the aggregate representing at least 25% in voting power of the outstanding shares entitled to vote generally in the election of directors, subject to compliance with certain procedures and limitations.

In order for a special meeting of stockholders to be called at the direction of stockholders, a stockholder must deliver a written demand to the Secretary of the Company in advance of the special meeting setting forth, among other things, certain information regarding the stockholder submitting the request and specifying the items of business proposed to be transacted at the special meeting.

A written demand from a stockholder to call a special meeting will not be accepted if it relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”): (i) for which a record date for notice of a stockholder meeting was previously fixed between 61 days after such previous record date and one year after such previous record date, (ii) for a Similar Item submitted for stockholder approval at any stockholder meeting to be held on or before 90 days after the Secretary receives such demand or (iii) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

Proposal 2B: A proposal to approve a provision in the Delaware Certificate providing that vacancies occurring on the Board of Directors and newly created directorships may be filled solely by a majority of the remaining directors.

Under California law and the California Bylaws, except in a situation of a vacancy created by removal, vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. If the Board of Directors does not fill such vacancy, the Company’s shareholders may elect one or more directors at any time to fill any such vacancies, and any such election to fill a vacancy by written consent requires the consent of the holders of a majority of the outstanding shares entitled to vote.

The Delaware Certificate and Delaware Bylaws provide that vacancies occurring on the Board of Directors from the death, resignation or removal of a director or other cause, and newly created directorships resulting from an increase in the total number of directors, may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director.

Proposal 2C: A proposal to approve a provision disallowing cumulative voting.

The California Bylaws provide for cumulative voting for the election of directors at meetings of shareholders. Every shareholder voting for the election of the Company’s board of directors may (i) cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholders holds or (ii) distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of candidates standing for election. However, no shareholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes.

Under Delaware law, unless the certificate of incorporation expressly so provides, stockholders are not entitled to cumulate votes in an election of directors. The Delaware Certificate does not provide for cumulative voting in connection with the election of directors. Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The Delaware Bylaws provide that, in any uncontested election, each director shall be elected by a majority of the votes cast for or against such director’s election and that, in any contested director election, the directors shall be elected by a plurality of the votes.

Proposal 2D: A proposal to approve a provision in the Delaware Certificate providing that the total number of directors constituting the Board of Directors may be fixed exclusively by resolution of the Board of Directors.

The California Bylaws provide that the number of directors of the Company shall not be less than five nor more than nine until changed by an amendment of the articles or by a bylaw duly adopted by approval of the outstanding shares. The exact number of members of the Board of Directors shall be nine until an amendment has been duly adopted by either the board or the shareholders. California law provides that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a variable to a fixed board (or vice versa) may only be adopted by the affirmative vote of a majority of the outstanding shares entitled to vote.

The Delaware Certificate will provide that the total number of directors constituting the NextGen Delaware Board of Directors may be fixed from time to time exclusively by resolution of the NextGen Delaware Board of Directors.

Proposal 2E: A proposal to approve a provision of the Delaware Certificate providing that, unless NextGen Delaware consents in writing to the selection of an alternate forum, certain intracorporate claims may be brought exclusively in the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, the other state or federal courts in the State of Delaware).

The California Certificate and California Bylaws do not currently have a forum selection provision.

The Delaware Certificate provides that, unless NextGen Delaware consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction thereof, the other state or federal courts in the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of NextGen Delaware, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of NextGen Delaware to NextGen Delaware or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Delaware Certificate or Delaware Bylaws or as to which the DGCL confers jurisdiction upon the Court of Chancery, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Proposal 2F: A proposal to approve a provision of the Delaware Certificate requiring any complaint asserting a cause of action under the Securities Act of 1933 (the “Securities Act”) to be brought exclusively in the federal district courts of the United States.

The California Certificate and California Bylaws do not currently have a forum selection provision.

The Delaware Certificate provides that, unless NextGen Delaware consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act.

Proposal 2G: A proposal to approve a provision in the Delaware Bylaws providing proxy access for director nominees by stockholders.

The California Bylaws do not currently have a proxy access provision.

The Delaware Bylaws provide that a long-term stockholder, or group of stockholders no larger than 20 stockholders, holding at least 3% of NextGen Delaware’s stock will be able to include their own director nominees (up to the greater of two directors and 20% of the Board of Directors) in NextGen Delaware’s proxy materials along with the candidates nominated by the Board.

Purpose

The Company’s Board of Directors has approved the Delaware Certificate and Delaware Bylaws, which include the provisions described above. These provisions, including, for example, the additional procedures governing, and limitations on, stockholders’ rights to call special meetings, may have the effect of delaying or deterring unsolicited takeover transactions. The Board of Directors determined that it was appropriate to include these provisions in the Delaware Certificate and Delaware Bylaws, notwithstanding the fact that such provisions are absent from the Company’s current governing documents in order to enhance stockholder value by helping the Company deter hostile or coercive overtures that are not supported by the Board of Directors.

Vote Required

Under applicable state law, shareholder approval of the Reincorporation is sufficient to implement the proposed governance-related provisions in the Delaware Certificate and Delaware Bylaws. Under rules promulgated by the Securities and Exchange Commission, however, we are required to present each of the proposed governance-related provisions as a separate proposal for shareholder approval. Accordingly, we have determined that we will not implement a proposed governance-related provision unless such provision is approved by the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). In addition, we will not implement Proposal 1 (the Reincorporation) unless we receive shareholder approval of Proposal 2C (elimination of cumulative voting). For the avoidance of doubt, in the event that certain governance provisions receive sufficient votes but others do not, then such provisions receiving approval would still be implemented, but for the provisions that do not receive approval, the Company would implement governance provisions most similar to the Company’s existing corresponding governance provisions, subject to complying with Delaware law.

Recommendation of the Board of Directors:

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSALS 2A-2G.

THE CHARTER AND BYLAWS OF NEXTGEN CALIFORNIA AND NEXTGEN DELAWARE COMPARED AND CONTRASTED AND SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

The following is a comparison of the provisions in the charters and bylaws of NextGen California and NextGen Delaware, as well as certain provisions of California law and Delaware law. The comparison summarizes the important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Bylaws and Delaware Certificate are attached to this proxy statement, and the California Bylaws and California Articles are filed publicly as exhibits to our periodic reports.

Provisions	NextGen California	NextGen Delaware
Authorized Shares	100 million shares of common stock, par value $0.01 per share.

100 million shares of common stock, par value $0.01 per share; 10 million shares of “blank check” preferred stock, par value $0.01 per share, none of which are designated.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by stockholders and the terms, rights, powers, preferences and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock permits the Board to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders.

Number of Directors

The California Bylaws provide that the number of directors of the Company shall not be less than five nor more than nine until changed by amendment of the articles or by a bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be nine until an amendment has been duly adopted either by the board or the shareholders.

The California Bylaws are consistent with California law.

Under the Delaware Certificate, the total number of directors constituting the entire Board of Directors may be fixed from time to time solely by the Board of Directors.

Shareholder Ability to Call Special Shareholders’ Meetings

Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws.

The California Bylaws are consistent with California law as described immediately above.

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the President, the Board of Directors, and shall be called by the Secretary of the Company at the direction of one or more stockholders owning not less than 25% in voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, subject to compliance with certain procedures and subject to specified limitations.

Provisions	NextGen California	NextGen Delaware
Filling Vacancies and Newly Created Directorships on the Board	Under the California Bylaws, except in a situation of a vacancy created by removal, vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. If the Board of Directors do not fill such vacancy, the Company’s shareholders may elect one or more directors at any time to fill any such vacancies, and any such election by written consent shall require the consent of the holders of a majority of the outstanding shares entitled to vote. For any vacancy created by removal, election by written consent of the shareholders requires unanimous consent.	The Delaware Certificate provides that any vacancy in the Board of Directors resulting from the death, resignation or removal of a director or other cause, and any newly created directorship resulting from an increase in the total number of directors, may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director. Accordingly, stockholders will not be permitted to fill vacancies or newly created directorships.

Cumulative Voting; Vote Required to Elect Director

California law provides that if any shareholder has given notice at the meeting of his or her intention to cumulate votes for the election of directors before the voting, all other shareholders of the corporation are also entitled to cumulate their votes at such election. In the absence of such notification, directors are elected by a plurality of the votes cast. California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a single class.

The California Articles and the California Bylaws do not eliminate cumulative voting.

Under Delaware law, cumulative voting is not permitted unless a corporation provides for cumulative voting rights in its certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

Consistent with Delaware law, the Delaware Bylaws provide that directors in uncontested director elections are elected by a majority of votes cast, and directors in contested director elections are elected by a plurality of the votes cast.

Shareholder Action by Written Consent

The California Bylaws provide that any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The California Bylaws provide that shareholders may elect a director to fill a vacancy, other than a vacancy created by removal (which requires unanimous consent), by the written consent of a majority of all outstanding shares entitled to vote.

Under the DGCL, unless otherwise provided by the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Company in accordance with the DGCL.

The Delaware Certificate prohibits stockholders’ power to act by consent in lieu of a meeting; provided that, if expressly provided in the certificate of designations in respect of one or more series of preferred stock, holders of such series of preferred stock may act by consent in lieu of a meeting with respect to matters requiring a separate vote of such series.

Provisions	NextGen California	NextGen Delaware
Charter Amendments	California law provides that most amendments to the articles on incorporation must be adopted by both the board of directors and also by a majority of all outstanding shares entitled to vote, either before or after the approval by the board of directors.	Under Delaware law, most amendments to the corporation’s certificate of incorporation must be approved by the board of directors and adopted by the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote thereon and a majority in voting power of the outstanding shares of each class entitled to vote thereon as a class. A limited number of amendments, including an amendment to change the corporation’s name, may be approved solely by the board of directors. In addition, if the certificate of incorporation authorizes the board of directors, without further action of the stockholders, to create and issue one or more series of a class of stock, and to designate the rights, powers and preferences (and qualifications, limitations and restrictions thereof), the board of directors may create any such series of stock by filing a certificate of designation with the Secretary of State of the State of Delaware, which certificate has the effect of amending the certificate of incorporation. The Delaware Certificate so authorizes the Board of Directors to create and issue one or more series of preferred stock and to designate the rights, powers and preferences (and qualifications, limitations and restrictions thereof) without a vote of the stockholders.

Bylaw Amendments	The California Bylaws may be amended or repealed either by approval of the affirmative vote of a majority of the outstanding shares entitled to vote or by approval of the Board of Directors; provided, however, that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa, may only be adopted by approval of a majority of the outstanding shares entitled to vote.	The Delaware Certificate provides that the Board of Directors shall have the power to alter, amend or repeal the Delaware Bylaws or to adopt new bylaws. The fact that such power has been so conferred upon the Board of Directors, however, does not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Accordingly, the stockholders are also entitled to adopt, amend or repeal the Delaware Bylaws, or to adopt new bylaws.

Provisions	NextGen California	NextGen Delaware
Under California law, a bylaw or amendment of the articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. In addition, no amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

Forum Selection	Not addressed.	The DGCL provides that the certificate of incorporation or bylaws may require, consistent with jurisdictional requirements, that any or all internal corporate claims shall be brought solely and exclusively in the courts in the State of Delaware. Under the DGCL, “internal corporate claims” means claims, including claims in the right of the corporation, that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery. In addition, the Delaware Supreme Court has upheld the validity of provisions of the certificate of incorporation providing that the U.S. federal courts shall be the exclusive forum for the resolution of certain claims arising under the Securities Act.

Provisions	NextGen California	NextGen Delaware

Under the Delaware Certificate, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction thereof, the other state or federal courts in the State of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the corporation, any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, any action asserting a claim arising pursuant to any provision of the DGCL or our Delaware Certificate or Delaware Bylaws, or any action asserting a claim governed by the internal affairs doctrine.

In addition, under the Delaware Certificate, the federal district courts of the United States will be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act.

No Classified Board	The California Articles and California Bylaws do not provide for a classified board.	The Delaware Certificate and Delaware Bylaws do not provide for a classified board. Accordingly, all directors elected by the stockholders generally are elected on an annual basis.

Removal of Directors by Shareholders	Under California law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote, provided that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal (or not consenting in writing to the removal) would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is by written consent, all shares entitled to vote were voted) and the entire number of directors at the time of the director’s most recent election were then being elected.	Under Delaware law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

Provisions	NextGen California	NextGen Delaware
Restrictions on Transactions with Interested Shareholders	In general, Section 1203 of the California Corporations Code, which applies to mergers or corporate acquisition transactions with interested shareholders (i.e., a transacting party which directly or indirectly controls the corporation, which is or is directly or indirectly controlled by an officer or director of the corporation, or in which the corporation or any of its directors or executive officers holds a material financial interest) or their affiliates, makes it a condition to the consummation of a merger or other acquisition transaction with an interested shareholder that an affirmative opinion be obtained in writing as to the fairness of the consideration to be received by the shareholders of the corporation being acquired.	In general, Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder (generally defined as a stockholder who (x) together with its affiliates and associates beneficially owns 15% or more of the outstanding voting stock or (y) is an affiliate or associate of the corporation and has, together with its affiliates and associates, beneficially owned at least 15% or more of the outstanding voting stock at any time during the prior three years) for three years following the date that such stockholder becomes an interested stockholder unless, among other exceptions, (i) the Board of Directors has approved either the business combination or the transaction resulting in such person becoming an interested stockholder prior to the time that such person became an interested stockholder or (ii) at or subsequent to such time the business combination is approved by the Board of Directors, it is authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder and its affiliate and associates. Section 203 may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board of Directors. The DGCL permits a corporation to elect not to be governed by the restrictions on business combinations set forth in Section 203. The Company does not intend to opt out of Section 203 in connection with the Reincorporation, and the Delaware Certificate expressly provides that the Company shall be governed by Section 203.

Vote Required to Approve Merger or Sale of Company	Except in limited circumstances, California law requires the affirmative vote of a majority of the outstanding shares entitled to vote in order to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, including, in the case of a merger, the affirmative vote of each class of outstanding stock, except in limited circumstances.	Under Delaware law, except in limited circumstances, a merger must be approved by the board of directors and adopted by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote thereon. In addition, under Delaware law, the sale, lease or exchange of all or substantially all the assets of the corporation must be approved by the board of directors and adopted by the affirmative vote of the holders of at least a majority in voting power of the outstanding stock entitled to vote thereon.

Provisions	NextGen California	NextGen Delaware
50/90 Rule Restriction on Certain Mergers	Under California law, a merger, with certain exceptions, may not be consummated unless the nonredeemable common shares or equity securities of the corporation are converted only into nonredeemable common shares of the surviving party or its parent if a constituent corporation or its parent owns, directly or indirectly, prior to the merger, shares of another constituent corporation representing more than 50% but less than 90% of the then-outstanding shares unless either (i) all of the shareholders consent, which is not practical for a widely held company, or (ii) the Commissioner of Financial Protection and Innovation approves the merger.	Delaware law does not have a provision similar to the 50/90 rule in California.

Advance Notice of Shareholder Proposals

The California Bylaws provide that for a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation’s stock which are beneficially owned by the

The Delaware Bylaws provide that for nominations or other business to be properly brought before meeting of stockholders by a stockholder, any such proposed business must constitute a proper matter for stockholder action and the stockholder must have given timely notice thereof, including providing certain information regarding the stockholder making such proposal and regarding the nominee or business proposed by the stockholder, in writing to our secretary.

In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to our secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, provided that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation.

The information to be provided with respect to any stockholder putting forward a proposal, and with respect to any nominee for director (if applicable), includes information as to record or beneficial ownership of the Company’s stock, or derivative

Provisions	NextGen California	NextGen Delaware
	shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal.	instruments based on the value of the Company’s stock, by the stockholder (or by the nominee, if applicable) and their respective affiliates and associates, a description of any transactions, arrangement, agreements or undertakings related to the nomination or proposal, information with respect to that person that would be required to be disclosed in a proxy statement relating to the election of directors, and an undertaking to furnish promptly such other information as the Company may reasonably request, including such information with respect to a nominee, if applicable, as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof of such nominee.

Indemnification; Advancement

California law and the California Bylaws generally authorize the indemnification of any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation in any such capacity at another entity or predecessor (“agent”). In general, the corporation has the power under California law and the California Bylaws to indemnify any person who was or is a party or is threatened to be a party to any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred if that person (i) acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the corporation has the power under California law and the California Bylaws to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by or reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, provided that no indemnification may be made for any of the following: (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding described above or in defense of any claim, issue, or matter therein, the agent must be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. California law and the California Bylaws permit the corporation to advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified. California law and the California Bylaws provide that the corporation has the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. California law and the California Articles provide that the corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code. The California Bylaws provide that no provision made by the corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding, whether contained in the articles of incorporation or bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with the indemnification provisions of the California Bylaws.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings (other than those brought by or in the right of the corporation) against current or former directors, officers, employees or agents of the corporation and persons acting at the request of the corporation as directors, officers, employees or agents of other enterprises, provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (and in the case of any criminal action or proceeding, that such person had no reasonable cause to believe that their conduct was unlawful). In addition, Delaware law generally permits indemnification of expenses actually and reasonably incurred by such persons in the defense or settlement of an action, suit or proceeding brought by or in the right of the corporation,

Provisions	NextGen California	NextGen Delaware
provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and except that, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged liable unless and only to the extent the court determines upon application that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. Under Delaware law, to the extent any current or former directors of the corporation, as well as specified current or former officers of the corporation, are successful on the merits or otherwise in defense of any action, suit or proceeding referenced above, the corporation must indemnify such directors or officers against the expenses (including attorneys’ fees) actually and reasonably incurred by such directors and officers in connection therewith. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Under Delaware law, the provisions authorizing a corporation to provide its current and former directors, officers, employees and agents (as well as persons acting at the request of the corporation as directors, officers, employees or agents of other enterprises) may be made mandatory, including through provisions of the certificate of incorporation, the bylaws or by agreement. Delaware law authorizes a corporation to purchase insurance for the benefit of its directors, officers, employees and agents and other persons it is entitled to indemnify whether or not the corporation would have the power to indemnify such persons against the liability covered by the policy.

Provisions	NextGen California	NextGen Delaware
The Delaware Bylaws generally provide that NextGen Delaware must indemnify and advance expenses to its current and former directors and officers to the fullest extent permissible under Delaware law.

Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of the director’s duties to the corporation and its shareholders, except where such liability is based on:

•  Intentional misconduct or knowing and culpable violation of law;

•  Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•  Receipt of an improper personal benefit;

•  Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties was aware or should be aware of a risk of serious injury to the corporation or its shareholders;

•  Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

•  Transactions between the corporation and a director who has a material financial interest in such transaction or another corporation of which the director is also a director; or

•  Liability for improper distributions, loans or guarantees.

The DGCL permits a corporation to eliminate the personal liability of directors to the corporation and its stockholders for monetary damages, except where such liability is based on:

•  Breaches of the director’s duty of loyalty to the corporation or its stockholders;

•  Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•  The payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•  Transactions in which the director received an improper personal benefit.

The Delaware Certificate eliminates the liability of directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the DGCL. As a result, following the Reincorporation, directors of NextGen Delaware cannot be held liable for monetary damages to the Company or its stockholders solely for a breach of the duty of care, even if their actions are alleged to be grossly negligent.

Provisions	NextGen California	NextGen Delaware
The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

Dividends and Repurchases of Shares

Under California law, a corporation may not make any distribution to its shareholders or repurchase its shares unless the Board of Directors has determined in good faith either:

•  The amount of retained earnings of the corporation immediately prior to the distribution or payment of the price of the shares being repurchased equals or exceeds the sum of (i) the amount of the proposed distribution, plus (ii) the preferential dividends arrears amount, if any; or

•  Immediately after the distribution or share repurchase, the value of the corporation’s assets would equal or exceed the sum of its total liabilities, plus the preferential rights amount, if any.

•  For purposes of determining whether a California corporation meets either of these tests indicating a distribution would be allowed, the determination may be based on any of the following:

•  The corporation’s financial statements;

•  A fair valuation; or

•  Any other method that is reasonable under the circumstances.

These tests are applied to California corporations on a consolidated basis.

The DGCL is more flexible than California law with respect to payment of dividends and implementing share repurchase programs. The DGCL generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, the DGCL generally provides that a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its capital stock. Moreover, the DGCL permits the Board of Directors to reduce its capital and transfer such amount to its surplus, although the amount of the capital in respect of shares of stock having par value may not be less than (and is frequently equal to) the aggregate par value of the issued shares having par value.

Dissolution	Under California law, holders of 50% or more of a corporation’s total voting power may authorize the corporation’s dissolution, with or without approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation.	Under the DGCL, unless a majority of the entire Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote on the matter. Only if the dissolution is initially approved by a majority of the entire Board of Directors may the dissolution be approved by the affirmative vote of a majority in voting power of the outstanding shares of capital stock entitled to vote.

Provisions	NextGen California	NextGen Delaware
Proxy Access	Under California law, corporations may provide for “proxy access” for shareholders in a corporation’s bylaws.

The DGCL also permits corporations to adopt “proxy access” in their bylaws.

The Delaware Bylaws implement “proxy access” by permitting a stockholder or group of no larger than 20 stockholders holding 3% or greater ownership of NextGen Delaware’s common stock for three years the opportunity to include in NextGen Delawares proxy materials a number of nominees for election as directors up to the greater of 2 and 20% of the Board of Directors.

Board Diversity	California law requires publicly held domestic and foreign corporations whose principal executive offices are located in California to have a minimum number of directors who are female and members of an underrepresented community.

NON-DIRECTOR EXECUTIVE OFFICERS

James R. Arnold, Jr., age 65, was appointed our Executive Vice President and Chief Financial Officer in March of 2016, and on July 28, 2021, the Board appointed Mr. Arnold to serve as the interim principal executive officer. Prior to joining the Company, Mr. Arnold served as Chief Financial Officer and Executive Board member of Kofax Ltd., a publicly traded software company, from June 2010 to May 2015, where Mr. Arnold participated in and facilitated the strategic process that resulted in the sale of Kofax Ltd.’s enterprise software division. From 2004 to 2009, Mr. Arnold was Senior Vice President at Nuance Communications, Inc., a publicly traded software company, where he also served as Chief Financial Officer from 2004 to 2008. Previously, Mr. Arnold held numerous other senior-level finance positions at technology companies, to include roles as Vice President Corporate Controller at Cadence Design Systems, Inc., Chief Financial Officer at Informix Software, Inc., and Corporate Controller at Centura Software Corporation. Additionally, from 2003 to 2010 he served as a director and chair of the audit committee at Selectica, Inc., where he also was co-chairman of the board in 2010. Earlier in his career, Mr. Arnold provided consulting and auditing services to companies in diverse industries while at Price Waterhouse LLP. Mr. Arnold holds a Bachelor of Business Administration degree in Finance from Delta State University in Cleveland, Mississippi, and a Master’s degree in Business Administration from Loyola University in New Orleans, Louisiana.

David A. Metcalfe, age 58, was appointed our Executive Vice President and Chief Technology Officer in February 2016. Prior to joining the Company, Mr. Metcalfe served as Vice President of R&D at Becton, Dickinson & Company, a leading worldwide medical technology company, from March 2015 to January 2016. Previously, Mr. Metcalfe was Vice President of Product Development at CareFusion Corp., a global medical technology company servicing the critical care market, from September 2012 to March 2015, at which time CareFusion was acquired by Becton, Dickinson & Company. From 2008 to 2012, Mr. Metcalfe was Vice President of Development for Allscripts Healthcare Solutions, a provider of healthcare information technology solutions. Earlier in his career, Mr. Metcalfe held numerous other senior-level development positions at technology companies. Mr. Metcalfe holds a Bachelor of Science in Instrumentation and Control Engineering from Teesside University in Middlesbrough, England.

Jeffrey D. Linton, age 58, became our Executive Vice President, General Counsel and Secretary in December of 2017. Prior to joining the Company, Mr. Linton served as General Counsel and Secretary of Applied Proteomics, Inc. from November 2016 to November 2017. Previously, Mr. Linton was Senior Vice President, General Counsel and Secretary of Sequenom, Inc. from September 2014 to October 2016. Before joining Sequenom, Mr. Linton was Senior Vice President and General Counsel at Beckman Coulter, Inc. from July 2011 to September 2014 and, prior to that, was Vice President, Deputy General Counsel from September 2008 to July 2011. Before joining Beckman Coulter, Mr. Linton was President of the research products and services division of Serologicals Corporation, a company that developed, manufactured and sold life science research products and technologies, diagnostic kits and drug discovery services. Before that role, he served as Vice President, Law, Corporate Business Development and Public Affairs at Serologicals from October 2000 to April 2003. He has held various other positions in law, government and public affairs and human resources. Mr. Linton earned a B.A., magna cum laude, from Butler University and a J.D., cum laude, from the University of Notre Dame Law School. He is a member of the Board of Directors of the Notre Dame Law Association.

Srinivas S. Velamoor, age 46, became our Chief Growth & Strategy Officer and Executive Vice President, in July 2021. Mr. Velamoor brings two decades of experience in driving growth and performance at leading global healthcare, financial services and technology organizations. Prior to joining the Company, Mr. Velamoor served as a partner and the health sector leader of McKinsey & Company’s North America digital analytics and ‘Leap’ business building practices. Over a decade at McKinsey, he orchestrated the growth and scale-up of the firm’s healthcare technology and digital health practices and led the creation, scaling and commercial acceleration of several new digital health businesses. Before joining McKinsey & Company, Velamoor was a principal at both PricewaterhouseCoopers and Diamond Management & Technology Consultants, where he advised industry leading firms in financial services and healthcare. Mr. Velamoor received an MBA in Finance from The Wharton School at The University of Pennsylvania, and a BSE in Biomedical Engineering, Electrical Engineering and Economics from Duke University.

Donna Greene, age 58, has been the Executive Vice President of Human Resources at the Company since December 2017. She joined the Company in 2011 as the Senior Director of Human Resources and served in that role until 2012. Greene also served as the Company’s Vice President of Human Resources from 2012 to 2013 and Senior Vice President of Human Resources from 2013 to 2017. Prior to her employment with the Company, Ms. Greene was the corporate director of Human Resources for Alliance Healthcare Services from 2007 to 2011. She graduated with a Bachelor of Science in Economics from the University of California, Los Angeles in 1984, and an advanced certification in Human Resources and Business Leadership from the University of California, Irvine in 2011.

Mitchell L. Waters, age 56, became our Executive Vice President of Commercial Growth in January 2021. Mr. Waters joined the Company in December 2016 as the Senior Vice President, Sales, and served in that role until 2021. Prior to joining the Company, Mr. Waters spent 28 years at McKesson Corporation in leadership roles within the technology, automation and pharmaceutical business units. While employed full-time at McKesson, Mr. Waters earned a Master of Business Administration from Auburn University. Mr. Waters earned his B.S. in Industrial Management from Georgia Institute of Technology, Atlanta, Georgia.

Lonnie Allen Plunk, age 50, became our Executive Vice President, Operations, in January 2021. Mr. Plunk joined the Company as Senior Vice President, Managed Services, in March 2017 and served in that role until 2021. Prior to joining the Company, Mr. Plunk served as the Chief Operating Officer and other executive roles for Optum360 for six years after the Company acquired CareMedic Systems in 2009. Mr. Plunk previously served as CareMedic’s Chief Financial Officer and Chief Operating Officer. Mr. Plunk began his career with Coopers & Lybrand, followed by various financial and operations leadership roles in start-up and venture-backed technology companies.

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date of July 15, 2021, by:

•	each of our directors;

•	each of our named executive officers (“NEOs”);

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 67,362,384 shares of common stock outstanding as of July 15, 2021.

Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o NextGen Healthcare, Inc., 3525 Piedmont Rd., NE, Building 6, Suite 700, Atlanta, Georgia. Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Razin, Rosenzweig and Ms. Klapstein are current directors. Our NEOs for our fiscal year 2021 were Messrs. Frantz, Arnold, Metcalfe and Linton, each of whom is included in the table below.

Name of Beneficial Owner **	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Sheldon Razin	10,200,327	(1)	15.1%
Craig A. Barbarosh	81,946		*
George H. Bristol	51,861		*
Julie D. Klapstein	39,076		*
James C. Malone	70,490		*
Jeffrey H. Margolis	110,810		*
Morris Panner	69,015		*
Lance E. Rosenzweig	35,782		*
John R. “Rusty” Frantz	1,676,160	(2)	2.4%
James R. Arnold, Jr.	758,371	(3)	1.1%
David A. Metcalfe	436,469	(4)	*
Jeffrey D. Linton	168,879	(5)	*
BlackRock, Inc.	9,001,803	(6)	13.4%
Brown Capital Management, LLC and affiliates	8,496,002	(7)	12.6%
The Vanguard Group	5,553,557	(8)	8.2%
All directors, director nominees and executive officers as a group	13,699,186	(9)	20.3%

*	Represents less than 1.0%.
**

The table does not include beneficial ownership information for Ahmed Hussein, a former director of the Company who resigned on May 14, 2013 and who in prior years reported a beneficial ownership level over 5 percent. According to a Schedule 13G/A filed on April 10, 2020, Mr. Hussein now has beneficial ownership of 1,145,828 shares, which falls below the 5 percent reporting threshold.

(1)

Includes (i) 100 shares held in record name, (ii) 9,889,727 shares held beneficially on behalf of the Razin Family Revocable Living Trust, (iii) 287,000 shares held beneficially on behalf of the Sheldon Razin Family Foundation and (iv) 32,500 shares held beneficially on behalf of family members.

(2)

Includes 1,249,854 shares underlying options vested as of the record date or within 60 days thereafter. Effective June 18, 2021, Mr. Frantz ceased serving as our President and Chief Executive Officer and resigned as a member of our Board.

(3)	Includes 381,250 shares underlying options vested as of the record date or within 60 days thereafter.
(4)	Includes 305,000 shares underlying options vested as of the record date or within 60 days thereafter.
(5)	Includes 101,250 shares underlying options vested as of the record date or within 60 days thereafter.
(6)

This information is derived from a Schedule 13G filed by BlackRock, Inc. on January 26, 2021. According to the Schedule 13G, BlackRock, Inc. had sole power to vote 8,852,698 shares, sole power to dispose of 9,001,803 shares, and no shared power to vote or dispose of shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

This information is derived from a Schedule 13G/A filed by Brown Capital Management, LLC as primary filer on February 12, 2021. Brown Capital Management, LLC beneficially owned 8,496,002 shares. Within those shares are 4,323,754 shares beneficially owned by The Brown Capital Management Small Company Fund, a series portfolio of Brown Capital Management Mutual Funds, a Delaware statutory trust, which is managed by Brown Capital Management, LLC. According to the Schedule 13G/A, Brown Capital Management, LLC had sole power to vote 5,037,591 shares, sole power to dispose of 8,496,002 shares, and no shared power to vote or dispose of shares. The Brown Capital Management Small Company Fund had sole power to vote 4,323,754 shares, sole power to dispose of 4,323,754 shares, and no shared power to vote or dispose of shares. The address for Brown Capital Management, LLC and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, MD 21202.

(8)

This information is derived from a Schedule 13G/A filed by The Vanguard Group on February 10, 2021. According to the Schedule 13G/A, The Vanguard Group had no shares with sole voting power, shared power to vote 56,701 shares, sole power to dispose of 5,455,269 shares, and shared power to dispose of 98,288 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)	Includes 2,037,354 shares underlying options vested as of the record date or within 60 days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued pursuant to awards under all of our equity compensation plans as of March 31, 2021.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,727,672	(1)	$14.47	(2)	4,789,716	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	3,727,672	(1)	$14.47	(2)	4,789,716	(3)

(1)	Represents 2,791,084 shares of common stock underlying outstanding options and 936,588 shares issuable pursuant to outstanding performance stock units at target under our 2015 Equity Incentive Plan.
(2)

Represents the weighted average exercise price of options and is calculated without taking into account the 936,588 shares of common stock issuable pursuant to outstanding performance stock units at target.

(3)

Represents 1,538,544 shares of common stock available for issuance under our 2015 Equity Incentive Plan and 3,251,172 shares of common stock available for issuance under our 2014 Employee Share Purchase Plan (of which 528,000 shares were eligible to be purchased during the offering period in effect on March 31, 2021) (the “ESPP”).

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes our executive compensation program for all of our named executive officers, or “NEOs”, for our fiscal year 2021 (which began on April 1, 2020 and ended on March 31, 2021). These four individuals were our executive officers and NEOs during fiscal year 2021.

•	John R. “Rusty” Frantz – Former President and Chief Executive Officer*

•	James R. Arnold – Executive Vice President and Chief Financial Officer

•	David A. Metcalfe – Executive Vice President and Chief Technology Officer

•	Jeffrey D. Linton – Executive Vice President, General Counsel and Secretary

*	Effective June 18, 2021, Mr. Frantz ceased serving as our President and Chief Executive Officer and resigned as a member of our Board.

Executive Summary

NextGen Healthcare, Inc. is a leading provider of software and services that empower ambulatory healthcare practices to manage the risk and complexity of delivering care in the rapidly evolving U.S. healthcare system. Our combination of technological breadth, depth and domain expertise makes us a preferred solution provider and trusted advisor for our clients. In addition to highly configurable core clinical, practice management and financial capabilities, our portfolio includes tightly integrated solutions that deliver on ambulatory healthcare imperatives including: population health, care management, patient outreach, managed services, telemedicine and nationwide clinical information exchange. We compete for executive talent with a broad range of companies that are leaders in the software and healthcare information technology industries. Our compensation program is intended to:

•	align management’s interests with the interests of our clients and shareholders;

•	reward strong Company financial performance;

•	provide responsible and balanced incentives; and

•	allow us to attract and retain effective executive leadership.

Accomplishments Achieved by Executive Team During Fiscal Year 2021

We are continuing to transform the Company into a more nimble, client-focused organization under the leadership of our executive management team. The Company is continuing to enable more efficient, integrated, and client-centered delivery of software and services solutions, ultimately leading to improved growth, profit, and long-term shareholder value. The new strategic direction to date has improved product usability for customers, broadened our solution set, and produced noteworthy customer satisfaction results. Some of the achievements in fiscal year 2021 include:

•	Increased revenue year-on-year by 3% to $556.8 million compared to $540.2 million for the previous fiscal year

•	Increased earnings per share on a non-GAAP basis to $0.98 compared to $0.83 for the previous fiscal year

•	Increased cash flow from operations to $98.5 million, from $85.6 million for the previous fiscal year

•	Continued growth in client satisfaction, as evidenced by a 52% increase in our net promoter score over the prior year

•	Enabled over 1.5 million telehealth visits through our NextGen Virtual Visits™ (formerly OTTO Health which was acquired by NextGen Healthcare in December 2019)

•	Launched NextGen® Patient Experience Platform

•	Launched the NextGen® Behavioral Health Suite—the industry’s only platform that integrates comprehensive physical, behavioral and oral health in one software solution

•

Recognized by KLAS Research as Top Practice Management Solution and Top Ambulatory EMR (NextGen® Enterprise) in the 2021 Best in KLAS Report (11-75 physicians)Navigated the ongoing COVID-19 pandemic, including the migration to a majority remote workforce while supporting the nationwide vaccine rollout and administration through our platform

•

Entered into a $300 million second amended and restated revolving credit agreement facility that includes $150 million accordion feature, which could accommodate borrowing up to $450 million in the aggregate.

Shareholder Support for our Compensation Decisions

At our annual meeting of shareholders in August 2020, approximately 97% of the shares represented and voting on the “say-on-pay” proposal voted in favor of the compensation of our fiscal year 2020 NEOs. We believe the high level of say-on-pay vote support from our shareholders validates our executive compensation program and its underlying pay-for-performance design.

Overview of Executive Compensation Program

Over the past several years, the Compensation Committee revised the design and philosophy of our executive compensation program so that it more closely aligns with the Company’s strategy and market trends. We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to measurable performance. Consistent with these principles, a significant portion of our NEOs’ compensation is in the form of performance-based incentives that are earned upon the attainment of pre-established financial goals. The Company does not target a particular benchmark level, but actual total direct compensation of our CEO was below the median and CEO total compensation was ~7.5% lower than the prior year while TSR was 73% higher during the prior fiscal year. Meanwhile, other NEOs were near the median, except for our CFO who was marginally above-median to reflect increased responsibilities and high personal performance. Also, in fiscal year 2021 we continued with performance-based equity awards for our NEOs that had been re-introduced in fiscal year 2019.

1. Base Salaries: For fiscal year 2021, the Compensation Committee did not increase base salaries for our NEOs. In addition, in light of the uncertainty caused by the COVID-19 pandemic, our NEOs took a voluntary reduction in base salary from May 16, 2020 to September 30, 2020 with Messrs. Frantz and Arnold taking a 20% reduction and Messrs. Metcalfe and Linton taking a 10% reduction.

2. Cash Bonuses: For fiscal year 2021, the Compensation Committee did not increase the target cash bonus of the NEOs. The fiscal year 2021 cash bonus program for the NEOs had two performance measures: Revenue and Non-GAAP earnings per share (“Non-GAAP EPS”). Revenue and Non-GAAP EPS during the year were both higher than in fiscal year 2020 and NEO bonuses were funded formulaically based on results compared to the pre-established fiscal year 2021 bonus plan with discretionary adjustments based upon individual performance factors. For a reconciliation of non-GAAP performance measures to the more directly comparable GAAP measures, please see the section below captioned “Non-GAAP Financial Measure Reconciliation.”

3. Equity: The Compensation Committee continued emphasizing equity compensation by granting awards in the form of restricted stock awards (“RSAs”) and performance stock units (“PSUs”). The PSUs are weighted 60% and the RSAs 40% to ensure a performance-based orientation. Fiscal year 2021 grant values were generally equal to or lower than fiscal year 2020, except that the CFO was higher to reflect increased responsibility and high performance. The Compensation Committee has adopted a practice of making executive officer equity awards during the second half of the fiscal year. This equity award timing pattern enables the Compensation Committee to make award decisions based on a clearer sense of the Company’s and the NEOs’ performance throughout the fiscal year and to allow increased opportunities for performance feedback throughout the year.

CEO Compensation

Our CEO’s actual total direct compensation for fiscal year 2021 was approximately 7.5% lower than the prior fiscal year, and his equity compensation grant for fiscal year 2021 was approximately 18.5% lower than during fiscal year 2020.

Compensation Philosophy and Objectives

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.

The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for overseeing the Company’s overall compensation program, designing and managing our executive compensation program and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee attempts to create compensation paid to our executive officers that is responsible, balanced, performance-based, and competitive. Our executive compensation program is designed to reward achievement of specific performance goals. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ interests, with the ultimate objective of improving shareholder value.

The Compensation Committee designs compensation packages for our executive officers that include equity-based compensation as a key component to further align the interests of our executive officers with those of our shareholders by encouraging long-term performance. The Compensation Committee strives for the program to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.

The Compensation Committee holds meetings following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the salary and cash bonus compensation program for the next fiscal year. The Compensation Committee meets approximately mid-way through each fiscal year to determine executive officer equity awards. During the process, the Compensation Committee discusses the performance of the executive officers as well as market and industry data on compensation metrics and best practices. The Compensation Committee met nine (9) times during fiscal year 2021.

The Compensation Committee assesses our Company-wide compensation structure, program and practices annually. Pursuant to this assessment, the Compensation Committee believes that the market level, the balance of cash and equity compensation, and the performance measures used in our compensation program are effective, and that our compensation program does not encourage excessive risk taking.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee assesses whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present Peer Group compensation data to the Compensation Committee. For fiscal year 2021, our Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant, and there were no conflicts of interest with respect to this adviser. The Compensation Committee also consults publicly available compensation data from time to time as part of its executive compensation decisions.

Components of Compensation

Key components of the 2021 executive compensation program were base salary in the form of cash, a cash incentive bonus program based on Revenue and Non-GAAP EPS performance measures and individual performance and equity awards in the form of RSAs and PSUs. The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

The Compensation Committee provides NEOs with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to officers, allows us to attract high caliber executive talent and provides a base upon which officers may be rewarded for individual performance. Base salaries for NEOs are determined based on positions and responsibilities using market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual and from period to period. The Compensation Committee does not allocate specific, predetermined weighting to individual factors. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.

Peer Group

When evaluating the future contribution potential of an executive officer, the Compensation Committee considers both past contribution and anticipated contributions to our future success. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized business software and healthcare information technology companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For setting fiscal year 2021 compensation, the following peer group (“Peer Group”) was used:

•	ACI Worldwide, Inc.

•	Allscripts Healthcare Solutions, Inc.

•	Aspen Technology, Inc.

•	Blackbaud, Inc.

•	Castlight Health, Inc.

•	CommVault Systems, Inc.

•	Computer Programs & Systems, Inc.

•	Fair Isaac Corporation

•	HMS Holdings Corp.

•	Manhattan Associates Inc.

•	MicroStrategy Incorporated

•	Omnicell, Inc.

•	Progress Software Corporation

•	PROS Holdings

•	SPS Commerce, Inc.

The Peer Group companies all have similarly-sized revenue and employee count range as our Company at the time data were reviewed for fiscal year 2021 compensation decisions, with the Peer Group companies’ revenue ranging between approximately 0.2 times and 3.3 times our Company’s estimated fiscal year 2021 revenue.

The Compensation Committee does not rely solely on benchmark data and does not target a specific percentile, although our CEO’s actual total direct compensation value was about 7% below the median.

Balanced Pay Opportunities

The Compensation Committee evaluates our compensation program annually to ensure it provides balanced and reasonable pay opportunities. In designing our compensation program, our Compensation Committee is guided by the following compensation principles:

•

Performance-based equity awards. During fiscal year 2021, our Compensation Committee continued the practice of making performance-based equity awards to our NEOs. The PSUs were ~60% of the NEO equity value in fiscal year 2021 and vest after three years upon the achievement of specified long-term performance goals, including increasing fiscal year 2022 and fiscal year 2023 revenue goals, subject to modification up or down based on cumulative 3-year total shareholder return.

•

Total direct compensation value for CEO below the peer group median. We believe this compensation value constitutes a restrained compensation philosophy in the midst of effecting a corporate transformation.

•

Selective use of employment agreements and severance arrangements. Our former President and Chief Executive Officer, Mr. Frantz, was the only NEO that was party to an employment agreement. All of our other NEOs are subject to change of control severance agreements that provide severance payments and other benefits in connection with a change of control of the Company, but only if the NEO is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two month period before or 18 month period after a “change in control” of the Company.

•

Limited perquisites; no tax gross-ups. We do not provide any significant perquisites to our NEOs, other than gym membership reimbursement provided to all employees at “Vice President” level and above, as well as an allowance to our Chief Financial Officer pursuant to his employment offer letter for a corporate apartment that was shared with another member of our leadership team terminated in January 2021, as detailed in the Summary Compensation Table. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel to any of our NEOs.

•

Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs’ long-term interests with those of our shareholders and to discourage excessive risk taking. The policy requires our CEO to achieve a stock ownership level of six times base salary, while the other NEOs must achieve stock ownership levels of two times base salary. Executive officers who have not achieved the ownership requirements within five years are required to hold 100% of their after-tax profit shares acquired upon option exercises or following the vesting of other shares.

•

Executive compensation recovery policy (“clawback”). Our incentive recoupment policy provides that all cash and equity incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to Strong Governance Standards

We are committed to maintaining good corporate governance standards with respect to our compensation program, procedures and practices. As such, our Company’s and Compensation Committee’s practices include the following:

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation program. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•

Performance goals. A significant portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals. These goals are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our shareholders. All goals reflected growth over prior year performance.

•

Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, program and practices to ensure they do not encourage excessive risk-taking.

•

Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation program and pay practices. For fiscal year 2021, our Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant.

•

Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s insider trading policy from engaging in short-term or speculative transactions in our Company’s shares. This includes a prohibition on pledging and hedging transactions.

Base Salary

Salary levels are considered annually as part of our Compensation Committee’s performance review process. Fiscal year 2021 salaries were not increased from fiscal year 2020 levels. Fiscal year 2021 base salaries were as follows:

•	John R. Frantz - $675,000

•	James R. Arnold - $500,000

•	David A. Metcalfe - $475,000

•	Jeffrey D. Linton - $385,000

In light of the uncertainty caused by the COVID-19 pandemic, the NEOs reduced their base salary from May 16, 2020 to September 30, 2020 with Messrs. Frantz and Arnold reducing salary by 20% and Messrs. Metcalfe and Linton reducing their salaries by 10%.

Cash Bonuses

The cash incentive bonus compensation component of the fiscal year 2021 executive compensation program was based on two performance measures: Revenue and Non-GAAP EPS. For a reconciliation of non-GAAP performance measures to the more directly comparable GAAP measures, see the section below captioned “Non-GAAP Financial Measure Reconciliation.”

Bonus Metrics and Goals

Under our fiscal year 2021 executive compensation program cash incentive bonus program, each of our NEOs was eligible for a cash incentive bonus based on two performance measures, weighted equally: (i) Revenue for fiscal year 2021, and (ii) Non-GAAP EPS for fiscal year 2021. The metrics are the same as in fiscal year 2020 and were used because the Company believes that it is critical to both increase top-line contribution and that the revenue should be profitable for shareholders. These annual performance metrics are the same measures of financial performance that the Company reports to its shareholders on a quarterly basis, except that all expenses and dilutive shares associated with acquisitions or divestitures that close during the fiscal year are not included in the calculation of these performance measures for purposes of executive compensation. These performance measures recognize success on execution of our business plan, which is focused on increasing long-term revenue growth and operating margin, and which we believe will create long-term value for our shareholders.

The following table sets forth the potential cash incentive bonuses payable to each of our NEOs under the fiscal year 2021 executive compensation program. Each NEOs’ target cash bonus opportunity level for fiscal year 2021 remained at the same level as in fiscal year 2020.

Name	Target Cash Bonus as % of Base Salary	Target Cash Bonus Amount
Rusty Frantz	110%	$742,500
James R. Arnold	80%	400,000
David A. Metcalfe	75%	356,250
Jeffrey D. Linton	70%	269,500

For each of our executive officers, (i) 50% of the potential cash incentive bonus was based on the Revenue performance measure, and (ii) 50% of the potential cash incentive bonus was based on the Non-GAAP EPS performance measure. They are weighted equally because they are viewed as equally important. Each executive officer was able to earn 100% of their bonus target relating to Revenue for achieving $538.0 million of annual revenue. The Revenue goal was based on the annual budget, which includes the Company’s transformation strategy. The plan pays 100% of the target bonus relating to the Non-GAAP EPS performance measure for achieving $0.84 in Non-GAAP EPS, which was viewed as quite challenging as the Company works to shift its business mix while investing in future growth opportunities. The Revenue goal reflected a slight reduction over fiscal year 2020 performance in light of the uncertainty caused by the COVID-19 pandemic while the Non-GAAP EPS goal reflected a slight increase over the prior year.

The table below depicts the performance schedule and payout range of the Revenue and Non-GAAP EPS performance measures for the fiscal year 2021 cash incentive bonus program. For fiscal year 2021, the maximum payout was reduced from 150% of the target amount to 120% of the target amount in light of the revenue goal being less than prior year because of COVID uncertainty.

						Corresponding Payout
			Performance Schedule			Range (% of Target)
	Weight	Thresh.	Goal	Max.	Thresh.	Goal	Max.
Revenue ($M)	50%	$525.0	$538.0	$544.0	0%	100%	120%

Non-GAAP EPS	50%	$0.756	$0.84	$0.88	0%	100%	120%

Outcomes

Cash incentives that could be earned in fiscal year 2021 were calculated according to formula-based outcomes based on pre-established goals that were set by the Compensation Committee with discretionary adjustments based upon individual performance factors. Our Revenue for fiscal year 2021 was $556.8 million, compared with $540.2 million for fiscal year 2020. Our Non-GAAP EPS for fiscal year 2021 was $0.98, compared to $0.83 for fiscal year 2020. Accordingly, the Revenue performance measure and the adjusted Non-GAAP EPS performance measure exceeded the maximum of the funding schedule. Based on the combined achievements of the performance measures, the NEOs earned cash incentive bonus payments at 120% of the applicable combined target levels. Taking into account individual performance factors, the Compensation Committee increased Mr. Metcalfe’s cash incentive to 126% and decreased Mr. Linton’s cash incentive to 118%.

The cash incentive bonus payment outcomes for our NEOs are set forth in the table below.

Name	Target Cash Bonus	Cash Bonus Earned
Rusty Frantz	$742,500	$891,000
James R. Arnold	400,000	480,000
David A. Metcalfe	356,250	448,875
Jeffrey D. Linton	269,500	316,932

Equity Compensation

Equity-based compensation aligns the interests of our management team with those of our shareholders by encouraging long-term performance. During the second half of fiscal year 2021, following its assessment of our executive compensation program and competitive market practice, the Compensation Committee approved the equity component of our fiscal year 2021 executive compensation program. The Compensation Committee granted our NEOs equity awards in the form of (i) of restricted stock awards (“RSAs”), with strictly time-based vesting, and (ii) performance stock units (“PSUs”), with three-year cliff vesting dependent on long-term performance criteria including fiscal year 2022 and fiscal year 2023 revenue performance as modified by three-year total shareholder return. These awards were granted in October 2020. The RSAs align our NEOs to our shareholders’ interests and foster our NEOs’ long-term retention. The PSUs, with their performance-based three-year vesting features based on fiscal year 2022 and 2023 revenue and modified by three-year total shareholder return, provide an incentive to execute on the Company’s long-term strategy in a manner that drives total shareholder return. For the fiscal year 2021 executive compensation program, forty percent (40%) of the total equity granted was in the form of RSAs and sixty (60%) was in the form of PSUs as opposed to fifty percent (50%) each in the fiscal year 2020 executive compensation program reflecting the Compensation Committee’s emphasis on long-term performance. Multi-year vesting schedules create incentives for our NEOs to sustain performance over the long term and to encourage retention as the Company executes its business strategy. We anticipate continuing this second half of the fiscal year timing pattern for our fiscal year 2022 executive equity awards, which we anticipate making in late calendar year 2021.

Restricted Stock Awards

Under our fiscal year 2021 executive compensation program, the restricted stock awards made in October 2020 vest over three years from October 27, 2020 in annual increments (i.e., 1/3 vest on the first anniversary of the date of grant, 1/3 vest on the second anniversary of the date of grant, and 1/3 vest on the third anniversary of the date of grant), subject to continued service through each vesting date. The number of shares of restricted stock granted to each NEO under the fiscal year 2021 executive compensation program is set forth in the table below:

Name	RSAs	Stock Price	Aggregate Grant Value
Rusty Frantz	111,429	$14.13	$1,574,492
James R. Arnold	60,000	$14.13	$847,800
David A. Metcalfe	36,858	$14.13	$520,804
Jeffrey D. Linton	22,286	$14.13	$314,901

Performance Stock Units

Under our fiscal year 2021 executive compensation program, the PSUs awarded in October 2020 to our NEOs vest only in the event certain performance goals are achieved and there is continuous service through the date the goals are certified. Approximately 80% of the performance stock units are tied to the Company’s fiscal year 2022 revenue goal and 20% are tied to the Company’s fiscal year 2023 revenue goal. Performance stock unit awards funded for fiscal year 2022 and fiscal year 2023 revenue performance are then subject to modification for cumulative three-year total shareholder return (“TSR”) on the three-year grant anniversary, which is also the cliff vest date. The number of shares to be issued may vary between 8.5% and 199.5% of the number of performance stock units depending on performance, and no such shares will be issued if threshold performance is not achieved. The PSU revenue goals require growth over fiscal year 2021 revenue.

The goals used for the PSUs differ from the goals used for the cash bonus program because the Company desires to focus management’s short-term incentives on both growth and on cost containment, while it wants to focus long-term rewards on revenue growth that drives total shareholder return. The goals used for the PSUs emphasize the Company’s long-term strategic plan and require robust ongoing growth to be achieved.

Name	PSUs (target number)	Per Share Grant Date Fair Value	Aggregate Grant Date Fair Value
Rusty Frantz	167,143	$16.25	$2,716,074
James R. Arnold	90,000	$16.25	$1,462,500
David A. Metcalfe	55,287	$16.25	$898,414
Jeffrey D. Linton	33,429	$16.25	$543,221

Non-GAAP Financial Measure Reconciliation

Under our fiscal year 2021 executive compensation program, the cash incentive bonus performance measures are Revenue and Non-GAAP EPS. These performance measures recognize both long-term value creation and short-term success on execution of our business plan. For these reasons, we believe these are appropriate performance measures for our executive cash incentive bonus plan.

Non-GAAP EPS is a non-GAAP (Generally Accepted Accounting Principles) performance measure. A reconciliation of this performance measure to its most directly comparable financial measures prepared in accordance with GAAP is provided below. A presentation of our reconciliation of non-GAAP performance measures with their most directly comparable GAAP financial measures is also available in our press release issued on May 26, 2021 and attached as an exhibit to our current report on Form 8-K filed with the SEC on May 26, 2021.

Non-GAAP financial measures are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for United States GAAP. Pursuant to the requirements of Regulation G, we have provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than we do, which limits comparability between companies. We believe that our presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding our financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We calculate non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. We utilize a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to each quarter of fiscal year 2021 was 20%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

A reconciliation of Non-GAAP EPS with GAAP financial measures (in thousands, except per share data) is set forth in the table below:

	Fiscal Year Ended March 31,
	2021	2020
Income (loss) before benefit of income taxes - GAAP	$9,275	$4,259
Non-GAAP adjustments:
Acquisition costs, net	(1,029)	2,112
Amortization of acquired intangible assets	21,109	22,536
Amortization of deferred debt issuance costs	1,026	710
Impairment of assets	5,539	12,571
Restructuring costs	2,562	2,505
Securities litigation defense costs, net of insurance	16,274	2,426
Share-based compensation	22,710	19,694
Other non-run-rate expenses*	4,754	3,226

Total adjustments to GAAP income before provision for income taxes:	72,945	65,780

Income before provision for income taxes - Non-GAAP	82,220	70,039
Provision for income taxes	16,444	15,409

Net income - Non-GAAP	$65,776	$54,630

Diluted net income per share - Non-GAAP	$0.98	$0.83
Weighted-average shares outstanding (diluted):	66,885	65,612

*

Other non-run-rate expenses for the year ended March 31, 2021 consist primarily of $3,183 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,472 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the year ended March 31, 2020 consist primarily of $2,411 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $554 of professional services costs not related to core operations, and $261 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other Executive Compensation Matters

Separation, Termination, and Change of Control Payments

We have entered into change of control severance agreements with our NEOs that take effect if the Company terminates the NEO’s employment without “cause” or if the NEO resigns from employment for “good reason,” and in each case within two months prior to and ending 18 months following a “change of control”. Also, the equity awards to our NEOs have various vesting acceleration provisions that may be triggered in the event of a qualifying termination of employment and/or a change in control.

For additional details concerning these matters, please see the section of this proxy statement captioned “Potential Payments Upon Termination of Employment or Change-in-Control”.

Other Benefits

We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2021.

We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2021.

These retirement plans may be amended or discontinued at the discretion of our Board.

Perquisites and Other Personal Benefits

We do not provide meaningful perquisites to our NEOs, other than gym membership reimbursement and an allowance to our Chief Financial Officer, pursuant to his employment offer letter, for a corporate apartment that was shared with another member of our leadership team, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2021. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

Executive Stock Ownership Policy

Our executive stock ownership policy requires all executive officers to acquire within five years, and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value of at least six times annual base salary for our Chief Executive Officer and two times annual base salary for our other executive officers. Executive officers who have not achieved the policy requirements within five years are required to hold all of their after-tax profit shares acquired upon option exercises or the vesting of other equity awards.

Insider Trading Policy

We have an insider trading policy that prohibits Board members, officers and employees from transacting in our Company’s shares while in the possession of material nonpublic information. Our policy also prohibits these individuals from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery

We have an executive compensation recovery policy that claws back cash and equity incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover cash and equity incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct. The purpose of this policy is to ensure that actual awards earned match actual performance achieved.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its Chief Executive Officer and to its current and former NEOs. For tax years prior to 2018 Section 162(m) did not apply to the Chief Financial Officer, former NEOs or to certain performance-based compensation. Although the Compensation Committee intends to continue emphasizing performance-based compensation as a means of motivating and aligning or executive’s interests with those of our shareholders, it expects in future to approve and pay compensation that is not tax deductible.

Accounting Implications - Accounting for Stock-Based Compensation

We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 15 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2021.

Summary Compensation Table for Fiscal Year Ended March 31, 2021

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2021, 2020 and 2019 for the individuals who served as our principal executive officer (i.e., Mr. Frantz), our principal financial officer (i.e., Mr. Arnold), and the other individuals who were serving as executive officers at the end of fiscal year 2021 (i.e., Messrs. Metcalfe and Linton) (collectively, the “NEOs”). These are the only four individuals who served as executive officers during our fiscal year 2021. No executive officers who would otherwise have been includable in the table on the basis of total compensation for fiscal year 2021 have been excluded by reason of their termination of employment or change in officer status during that year.

Name and Title	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Rusty Frantz	2021	$624,388	$—	$4,290,566	$—	$891,000	$—	$25,768	$5,831,722
President and	2020	675,022	—	5,261,126	—	344,038	—	26,681	6,306,867
Chief Executive Officer	2019	675,013	—	5,669,504	—	461,093	—	28,346	6,833,956
James R. Arnold, Jr.	2021	462,506	—	2,310,300	—	480,000	—	50,489	3,303,295
Executive Vice President and	2020	498,862	—	1,933,332	—	193,000	—	61,870	2,687,064
Chief Financial Officer	2019	440,008	—	1,676,017	—	191,268	—	63,198	2,370,491
David A. Metcalfe	2021	457,193	—	1,419,217	—	448,875	—	12,984	2,338,269
Executive Vice President and	2020	468,403	—	1,504,991	—	180,094	—	19,295	2,172,783
Chief Technology Officer	2019	425,005	—	1,287,458	—	184,748	—	18,446	1,915,657
Jeffrey D. Linton	2021	370,567	—	858,122	—	316,932	—	14,215	1,559,836
Executive Vice President and	2020	380,383	—	945,687	—	129,503	—	16,733	1,472,306
General Counsel and Secretary	2019	347,312	—	781,056	—	152,145	—	17,383	1,297,896

(1)

Salaries for fiscal year 2021 reflect our NEOs taking a voluntary reduction in base salary from May 16, 2020 to September 30, 2020 in light of the uncertainty caused by the COVID-19 pandemic with Messrs. Frantz and Arnold taking a 20% reduction and Messrs. Metcalfe and Linton taking a 10% reduction.

(2)	The amounts in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation.

The grant date fair value of the PSUs granted in fiscal year 2021 was estimated based on a probability-adjusted achievement rate of fiscal year 2022 and fiscal year 2023 revenue performance targets combined with a modifier based on cumulative 3-year total shareholder return on the three-year grant anniversary, which is also the cliff vest date. The grant date fair value of the PSUs granted in fiscal year 2021 that vest based on the performance goals was determined utilizing a Monte Carlo simulation using the assumptions in the table below:

Grant Date	October 27, 2020
Expected term	3.0 years
Expected volatility	62.7%
Expected dividends	—%
Risk-free rate	0.19%

Amounts shown in the Stock Awards column for fiscal year 2021 include the grant date fair value of the PSUs granted in fiscal year 2021 based on the probable outcome of the applicable performance conditions, assuming a 100% achievement rate, as of the grant date. These values and the value of the PSUs assuming maximum achievement of the performance conditions are set forth in the table below:

Name	Grant Date Fair Value Assuming Probable Achievement ($)	Grant Date Fair Value Assuming Maximum Achievement ($)
Rusty Frantz	$2,716,074	$5,418,563
James R. Arnold, Jr.	1,462,500	2,917,688
David A. Metcalfe	898,414	1,792,343
Jeffrey D. Linton	543,221	1,083,729

The grant date fair value of the PSUs granted in fiscal year 2020 was estimated based on a probability-adjusted achievement rate of fiscal year 2021 and fiscal year 2022 revenue performance targets combined with a modifier based on cumulative 3-year total shareholder return on the three-year grant anniversary, which is also the cliff vest date. The grant date fair value of the PSUs granted in fiscal year 2020 that vest based on the performance goals was determined utilizing a Monte Carlo simulation using the assumptions in the table below:

Grant Date	December 26, 2019	January 27, 2020
Expected term	3.0 years	2.9 years
Expected volatility	38.4%	39.0%
Expected dividends	—%	—%
Risk-free rate	1.64%	1.40%

See Note 15 of our audited financial statements for the fiscal year ended March 31, 2021, included in our Annual Report on Form 10-K filed with the SEC on May 26, 2021, for additional assumptions used in calculating the amounts on the Stock Awards and Option Awards columns.

(3)	The amounts reflected in this column represent the amount earned as cash incentive compensation in the fiscal year.
(4)

The amounts reflected in this column represent our Company’s contributions to the 401(k) plan, health savings account, long-term disability insurance, gym membership reimbursement and for Mr. Frantz, the nonqualified deferred compensation plan. The 401(k) plan contribution amounts for fiscal year 2021 were: Mr. Frantz - $7,500; Mr. Arnold - $6,250; Mr. Metcalfe - $3,811; Mr. Linton - $6,016. The health savings account Company contribution amounts for fiscal year 2021 were: Mr. Frantz - $1,000; Mr. Arnold - $1,000; Mr. Metcalfe - $0; Mr. Linton - $1,500. The long-term disability insurance Company contribution amounts for fiscal year 2021 were: Mr. Frantz - $7,584; Mr. Arnold - $9,752 Mr. Metcalfe - $9,068; Mr. Linton - $6,700. Gym membership reimbursement amounts for fiscal year 2021 were: Mr. Frantz - $0; Mr. Arnold - $106; Mr. Metcalfe - $106; Mr. Linton - $0. The deferred compensation plan Company contribution amount for fiscal year 2021 for Mr. Frantz was $9,684. In addition, the amount reflected in this column for Mr. Arnold includes $33,381 in reimbursement in fiscal year 2021 for a corporate apartment, as provided for in Mr. Arnold’s employment arrangement, which Mr. Arnold shares with another member of our leadership team.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2021

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold Performance Shares (3)	Target Performance Shares (3)	Maximum Performance Shares (3)
Rusty Frantz	10/27/20	$—	$742,500	$891,000	71,036	167,143	333,450	—	—	—	$2,716,074
	10/27/20	—	—	—	—	—	—	111,429	—	—	1,574,492
James R. Arnold, Jr.	10/27/20	—	400,000	480,000	38,250	90,000	179,550		—	—	1,462,500
	10/27/20	—	—	—	—	—	—	60,000	—	—	847,800
David A. Metcalfe	10/27/20	—	356,250	427,500	23,497	55,287	110,298		—	—	898,414
	10/27/20	—	—	—	—	—	—	36,858	—	—	520,804
Jeffrey D. Linton	10/27/20	—	269,500	323,400	14,207	33,429	66,691		—	—	543,221
	10/27/20	—	—	—	—	—	—	22,286	—	—	314,901

(1)

Amounts in these columns represents threshold, target, and maximum cash or share incentive awards possible based on fiscal year 2021 performance under our fiscal year 2021 cash incentive program and the PSUs granted in fiscal year 2021 as described in the “Compensation Discussion and Analysis” section. The actual cash incentive compensation paid is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	All equity grants in fiscal year 2021 were made under our Amended 2015 Equity Incentive Plan.
(3)

The amounts set forth in these columns reflect the threshold, target and maximum number of shares that could be issued under the PSUs granted in fiscal year 2021, which may be earned based on the Company’s three-year TSR and fiscal year 2022 and 2023 revenue.

(4)

The amounts set forth in this column reflects the grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value of the PSUs granted in fiscal year 2021 was estimated based on a probability-adjusted achievement rate of fiscal year 2022 and fiscal year 2023 revenue performance targets combined with a modifier based on cumulative 3-year total shareholder return on the three-year grant anniversary, which is also the cliff vest date. The grant date fair value of the PSUs granted in fiscal year 2021 that vest based on the performance goals was determined utilizing a Monte Carlo simulation using the assumptions in the table below:

Grant Date	October 27, 2020
Expected term	3.0 years
Expected volatility	62.7%
Expected dividends	—%
Risk-free rate	0.19%

For PSUs, the amount shown is based on the target achievement of the applicable performance goals.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2021

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Rusty Frantz(14)	150,000	—		—	$12.80	08/17/23	—		$—	—		$—
	300,000	—		—	12.93	05/24/24	—		—	—		—
	80,000	20,000	(1)	—	12.71	05/31/24	—		—	—		—
	345,000	115,000	(2)	—	14.07	10/31/25	—		—	—		—
	—	—		—	—	—	76,000	(4)	1,375,600	—		—
	—	—		—	—	—	157,518	(6)	2,851,076	—		—
	—	—		—	—	—	111,429	(8)	2,016,865	—		—
	—	—		—	—	—	—		—	17,500	(9)	316,750
	—	—		—	—	—	—		—	119,559	(10)	2,164,018
	—	—		—	—	—	—		—	167,143	(12)	3,025,288
James R. Arnold, Jr.	250,000	—		—	15.60	03/01/24	—		—	—		—
	131,250	43,750	(2)	—	14.07	10/31/25	—		—	—		—
	—	—		—	—	—	21,500	(5)	389,150	—		—
	—	—		—	—	—	43,582	(7)	788,834	—		—
	—	—		—	—	—	60,000	(8)	1,086,000	—		—
	—	—		—	—	—	—		—	7,550	(9)	136,655
	—	—		—	—	—	—		—	51,503	(11)	932,204
										90,000	(12)	1,629,000
David A. Metcalfe	200,000	—		—	14.20	02/01/24	—		—	—		—
	105,000	35,000	(2)	—	14.07	10/31/25	—		—	—		—
	—	—		—	—	—	16,500	(5)	298,650	—		—
	—	—		—	—	—	34,300	(7)	620,830	—		—
	—	—		—	—	—	36,858	(8)	667,130	—		—
	—	—		—	—	—	—		—	5,800	(9)	104,980
	—	—		—	—	—	—		—	39,547	(11)	715,801
	—	—		—	—	—	—		—	55,287	(12)	1,000,695
Jeffrey D. Linton	101,250	33,750	(3)	—	14.38	12/04/25	—		—	—		—
	—	—		—	—	—	10,000	(5)	181,000	—		—
	—	—		—	—	—	22,199	(7)	401,802	—		—
	—	—		—	—	—	22,286	(8)	403,377	—		—
	—	—		—	—	—	—		—	3,500	(9)	63,350
	—	—		—	—	—	—		—	23,912	(11)	432,807
	—	—		—	—	—	—		—	33,429	(12)	605,065

(1)

Option was granted May 31, 2016 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 31, 2021.

(2)

Option was granted October 31, 2017 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on October 31, 2021.

(3)

Option was granted December 4, 2017 and vests in four equal, annual installments commencing on one year after the grant date. Accordingly, the remaining unexercisable shares are schedule to vest on December 4, 2021.

(4)

Restricted stock award was granted October 23, 2018. These shares of restricted stock vest over four years from the date of grant in semi-annual increments as follows: 15% vest at 6 months; 15% vest at 12 months; 15% vest at 18 months; 15% vest at 24 months; 15% vest at 30 months, 15% vest at 36 months; 5% vest at 42 months; and 5% vest at 48 months.

(5)

Restricted stock award was granted October 23, 2018. These shares vest in four equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on October 23, 2021 and October 23, 2022.

(6)

Restricted stock award was granted January 27, 2020. These shares of restricted stock vest over three years from December 26, 2019 in semi-annual increments as follows: 16.66% vest at 6 months; 16.66% vest at 12 months; 16.66% vest at 18 months; 16.66% vest at 24 months; 16.66% vest at 30 months and 16.70% vest at 36 months.

(7)

Restricted stock award was granted December 26, 2019. These shares of restricted stock vest over three years from the date of grant in semi-annual increments as follows: 16.66% vest at 6 months; 16.66% vest at 12 months; 16.66% vest at 18 months; 16.66% vest at 24 months; 16.66% vest at 30 months and 16.70% vest at 36 months.

(8)

Restricted stock award was granted October 27, 2020. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on October 26, 2021, October 26, 2022 and October 26, 2023.

(9)

Represent performance stock unit awards granted on October 23, 2018, which are tied to the Company’s cumulative 3-year TSR goals. The number of shares to be issued may vary between fifty percent and two hundred percent of the number of performance stock units depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes the attainment of the goals at threshold or 50% of target, based on the Company’s life to date TSR from the award grant date through March 31, 2021, which fell below threshold. The performance stock unit awards granted on October 23, 2018, which were tied to the Company’s fiscal year 2021 adjusted revenues and adjusted EPS goals are not shown in this table as threshold performance was not achieved.

(10)

Represent performance stock unit awards granted on January 27, 2020, which are tied to the Company’s fiscal year 2021 and 2022 revenues and modified for cumulative 3-year total shareholder returns on the three-year anniversary. The number of shares to be issued may vary between 42.5% and 172.5% of the number of performance stock units depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes the attainment of the goals at 100% achievement of revenue and cumulative 3-year total shareholder return targets.

(11)

Represent performance stock unit awards granted on December 26, 2019, which are tied to the Company’s fiscal year 2021 and 2022 revenues and modified for cumulative 3-year TSR on the three-year anniversary. The number of shares to be issued may vary between 42.5% and 172.5% of the number of performance stock units depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes the attainment of the goals at 100% achievement of revenue and cumulative 3-year total shareholder return targets.

(12)

Represent performance stock unit awards granted on October 27, 2020, which are tied to the Company’s fiscal year 2022 and 2023 revenues and modified for cumulative 3-year TSR on the three-year anniversary. The number of shares to be issued may vary between 8.5% and 199.5% of the number of performance stock units depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes the attainment of the goals at 100% achievement of revenue and cumulative 3-year total shareholder return targets.

(13)	Calculated by multiplying $18.10, the closing price of a share of our common stock on March 31, 2021, the last trading day of the fiscal year, by the number of unvested shares subject to the award.
(14)	Mr. Frantz’s employment terminated on June 18, 2021 and on such date he forfeited all unvested equity awards.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2021

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2021 for our NEOs. Value realized on option exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date. The value realized on vesting of stock awards is based on the closing sale price of a share of common stock on the vesting date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rusty Frantz	—	$—	160,712	$2,304,842
James R. Arnold, Jr.	—	—	52,528	836,910
David A. Metcalfe	—	—	38,307	604,144
Jeffrey D. Linton	—	—	16,094	233,861

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2021

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our Company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our Company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Rusty Frantz	$7,494	$11,875	$86,502	$—	$597,330
James R. Arnold, Jr.	—	—	—	—	—
David A. Metcalfe	—	—	—	—	—
Jeffrey D. Linton	—	—	—	—	—

(1)

Represents amounts the NEO elected to defer in fiscal year 2021, which are deferred from compensation earned in fiscal year 2021 and therefore reported in the appropriate columns in the Summary Compensation Table.

(2)

Represents amounts credited in fiscal year 2021 as Company contributions to the deferred compensation plan and are also reported in the “All Other Compensation” column in the Summary Compensation Table.

(3)	These amounts do not represent above-market earnings and are therefore not reported in the Summary Compensation Table.
(4)	$23,871 of this amount was previously reported as compensation for Mr. Frantz in the Summary Compensation Table for fiscal years prior to fiscal year 2021.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion describes and illustrates potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2021 termination date.

CEO Executive Employment Agreement Addendum – Rusty Frantz – Severance Benefits Outside Change of Control

Effective January 22, 2019, the Company and Mr. Frantz entered into an addendum of Mr. Frantz’s employment agreement effective July 1, 2015. The addendum provides Mr. Frantz with certain severance benefits, under certain circumstances, in the event that his employment is terminated outside the context of a “change of control” of the Company. Under the terms of the addendum, if the Company terminates Mr. Frantz’s employment without “cause” or if Mr. Frantz resigns from employment for “good reason,” and in each case such termination does not occur during the period commencing two months prior to and ending 18 months following a “change of control”, then subject to Mr. Frantz signing a release and various other customary conditions, Mr. Frantz will receive the following:

•

Accrued compensation, including all accrued but unpaid vacation, expense reimbursements, wages, earned but unpaid cash bonus for any completed performance period, and other benefits due under any Company-provided plans, policies and arrangements.

•	Severance payment (less applicable holdings) equal to 150% of Mr. Frantz’s annual base salary, plus target bonus, paid in a lump sum on the 60th day following the termination date.

•

Pro-rated bonus, paid in a lump sum within 30 days after the date on which Mr. Frantz’s bonus would otherwise have been payable, in an amount equal to the product of (a) the annual bonus, if any, that Mr. Frantz would have earned for the entire fiscal year in which the termination occurs, based on the level of achievement of the applicable performance goals for such year, as determined in good faith by the Company’s compensation committee (or, in the discretion of the Company, Mr. Frantz’s target annual bonus for the fiscal year in which the termination occurs), multiplied by (b) a fraction, the numerator of which is the number of days Mr. Frantz was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the number of days in such fiscal year.

•	Vesting of the portion of unvested equity awards (but not of any awards subject to performance conditions) that would have vested within eighteen months of the termination date.

•	Continuation of benefits coverage pursuant to COBRA if Mr. Frantz and his eligible dependents for a period of up to eighteen months from the termination date.

Assuming a qualifying termination as of March 31, 2021, Mr. Frantz would have been eligible for the following payments under the employment agreement addendum.

				Estimated Benefit of Unvested Equity Awards Subject to Vesting
Named Executive Officer	Severance	Continuation of Health Benefits	Cash Bonus	Number of Unvested Stock Options Subject to Vesting	Estimated Benefit of Unvested Stock Options Subject to Vesting (1)	Number of Unvested Restricted Stock Awards Subject to Vesting	Estimated Benefit of Unvested Restricted Stock Awards Subject to Vesting (2)
Rusty Frantz	$2,126,250	$39,774	$891,000	135,000	$571,250	221,711	$4,012,969

(1)

The estimated benefit was calculated by multiplying the number of unvested stock options subject to accelerated vesting by any positive difference between the closing price of our common stock on March 31, 2021, the last trading day of the fiscal year, which was $18.10, and the exercise price of the option.

(2)

The estimated benefit was calculated by multiplying the number of unvested restricted stock awards subject to accelerated vesting multiplied by the closing share price of our common stock on March 31, 2021, the last trading day of the fiscal year, which was $18.10.

Change in Control Severance Agreements

Effective December 27, 2016, the Company entered into change of control severance agreements with each of the NEOs, except Mr. Linton whose severance agreement became effective soon after his appointment to the Company in December 2017. Additional information on these agreements can be found in the Compensation Discussion and Analysis section of this proxy statement Under the change in control severance agreements, if the NEO is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two-month period before or 18-month period after a “change in control” of the Company, he or she is entitled to the following benefits:

•

Mr. Frantz: (i) a lump sum severance payment equal to 150% of base salary and target bonus, (ii) 18 months of Company-paid continuation health benefits, (iii) prorated current year cash bonus based on actual performance (or, in the discretion of the Company, prorated target bonus) and (iv) certain other limited benefits, including outplacement services and legal fee reimbursement.

•

Other NEOs: (i) a lump sum severance payment equal to 100% of base salary and target bonus, (ii) 12 months of Company-paid continuation health benefits, (iii) prorated current year cash bonus based on actual performance (or, in the discretion of the Company, prorated target bonus) and (iv) certain other limited benefits, including outplacement services and legal fee reimbursement.

Assuming a change in control followed by a qualifying termination as of March 31, 2021, our NEOs would have been eligible for the following payments under the change of control severance agreements.

Named Executive Officer	Severance (1)	Continuation of Health Benefits (2)	Cash Bonus (3)	Outplacement Services (4)	Legal Fee Reimbursement (4)	Total
Rusty Frantz(5)	$2,126,250	$39,774	$891,000	$42,000	$5,000	$3,104,024
James R. Arnold, Jr.	900,000	26,516	480,000	42,000	5,000	1,453,516
David A. Metcalfe	831,250	19,728	448,875	42,000	5,000	1,346,853
Jeffrey D. Linton	654,500	24,630	316,932	42,000	5,000	1,043,062

(1)	These amounts are calculated based on fiscal year 2021 salary and target bonus amounts, both at 100%, with the exception for Mr. Frantz as his salary amount is calculated at 150%.
(2)

These amounts are calculated based on actual average monthly health coverage costs for each respective NEO for fiscal year 2021 and multiplied by 18 months for Mr. Frantz and 12 months for the other NEOs.

(3)	These amounts are actual cash bonus earned for fiscal year 2021, which ended on March 31, 2021.
(4)	The amounts in these columns represent the maximum amount of benefits that would be reimbursed to each respective NEO upon a qualifying termination in connection with a change in control.
(5)	Mr. Frantz’s employment terminated on June 18, 2021

Performance Stock Unit Awards Granted in October 2018

Effective October 23, 2018, the Company granted performance stock units (“PSUs”) to Messrs. Frantz, Arnold, Metcalfe, and Linton. Pursuant to the terms of the PSUs, the PSUs subject to vesting based on the Company’s achievement of EPS and revenue will accelerate immediately prior to a change in control based on the greater of (i) target or (ii) the Company’s achievement of the applicable performance goals during the 12 months prior to such change in control, and the PSUs subject to vesting based on the Company’s TSR will accelerate immediately prior to a change in control based on the Company’s actual achievement of the CAGR TSR through the date of the change in control.

Acceleration of October 2018 PSUs - Upon a Change in Control

Assuming a change of control as of March 31, 2021, our NEOs would not have been eligible to receive the value of accelerated vesting under the PSUs granted in October 2018 because the financial metrics had not been met for either fiscal year 2020 or fiscal year 2021.

Performance Stock Unit Awards Granted in December 2019/January 2020

The Company granted PSUs to Messrs. Arnold, Metcalfe, and Linton effective December 26, 2019 and to Mr. Frantz, effective January 27, 2020. Pursuant to the terms of the PSUs, the PSUs are subject to vesting based on the Company’s achievement of fiscal year 2021 and 2022 revenue goals and will accelerate immediately prior to a change in control based on the greater of (i) target or (ii) the Company’s achievement of the applicable revenue goals during the 12 months prior to such change in control, and based on the Company’s actual achievement of the TSR through the date of the change in control.

Acceleration of December 2019/January 2020 PSUs - Upon a Change in Control

Assuming a change of control as of March 31, 2021, our NEOs would have been eligible to receive the value of accelerated vesting under the PSUs granted in December 2019 and January 2020 as follows.

Named Executive Officer	Value of Accelerated PSAs (1)
Rusty Frantz	$2,164,018	(2)
James R. Arnold, Jr.	932,204	(3)
David A. Metcalfe	715,801	(4)
Jeffrey D. Linton	432,807	(5)

(1)	Monetary value is calculated based on the estimated earned shares and our $18.10 market close stock price as of March 31, 2021, the last trading day of the fiscal year.
(2)	Value consists of PSUs granted on January 27, 2020 with 119,559 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(3)	Value consists of PSUs granted on December 26, 2019 with 51,503 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(4)	Value consists of PSUs granted on December 26, 2019 with 39,547 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(5)	Value consists of PSUs granted on December 26, 2019 with 23,912 shares eligible for acceleration as of March 31, 2021 based on target achievement.

Performance Stock Unit Awards Granted in October 2020

The Company granted PSUs to Messrs. Frantz, Arnold, Metcalfe, and Linton effective October 27, 2020. Pursuant to the terms of the PSUs, the PSUs are subject to vesting based on the Company’s achievement of fiscal year 2022 and 2023 revenue goals and will accelerate immediately prior to a change in control based on the greater of (i) target or (ii) the Company’s achievement of the applicable revenue goals during the 12 months prior to such change in control, and based on the Company’s actual achievement of the TSR through the date of the change in control.

Acceleration of October 2020 PSUs - Upon a Change in Control

Assuming a change of control as of March 31, 2021, our NEOs would have been eligible to receive the value of accelerated vesting under the PSUs granted in October 2020 as follows.

Named Executive Officer	Value of Accelerated PSAs (1)
Rusty Frantz	$3,025,288	(2)
James R. Arnold, Jr.	1,629,000	(3)
David A. Metcalfe	1,000,695	(4)
Jeffrey D. Linton	605,065	(5)

(1)	Monetary value is calculated based on the estimated earned shares and our $18.10 market close stock price as of March 31, 2021, the last trading day of the fiscal year.
(2)	Value consists of PSUs granted on October 27, 2020 with 167,143 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(3)	Value consists of PSUs granted on October 27, 2020 with 90,000 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(4)	Value consists of PSUs granted on October 27, 2020 with 55,287 shares eligible for acceleration as of March 31, 2021 based on target achievement.
(5)	Value consists of PSUs granted on October 27, 2020 with 33,429 shares eligible for acceleration as of March 31, 2021 based on target achievement.

Stock Award Exercisability Upon Termination or Change of Control – Amended 2015 Equity Incentive Plan General Provisions

Types of Awards: Our Amended 2015 Equity Incentive Plan (our “2015 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Termination of Employment: Under our 2015 Plan, vesting and exercisability of restricted stock awards and restricted stock unit awards generally terminates upon termination of employment, except as may be provided in the applicable award agreements or other agreements between the Company and the participation. Under our 2015 Plan vesting and exercisability of stock options and stock appreciation rights upon termination of employment, outside of a change of control context as discussed under “Termination Following Change of Control” below, generally has the consequences set forth in the table below, except as may be provided in the applicable award agreements or other agreements between the Company and the participant.

Reason for Termination of Employment	Stock Option and Stock Appreciation Right Exercisability Consequences Under 2015 Plan
Voluntary resignation by employee or termination without cause by us	Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Termination for cause by us	Unvested and vested options and stock appreciation rights terminate and become unexercisable upon termination of employment.

Disability	Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Death	Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or eighteen months after termination of employment.

Board Powers: Under our 2015 Plan, our Board has the power to accelerate, in whole or in part, the time at which an award may be exercised or vest, and to amend the terms of any award in any way that does not impair a participant’s rights under the award.

Change in Control: Under our 2015 Plan, in the event of a change of control or corporate transaction as defined in our 2015 Plan, awards do not automatically vest; however, and unless otherwise provided for in the award agreement or otherwise expressly provided for at the time of grant, the Board in its discretion may take any of the following actions with respect to any award: (i) arrange for the surviving or acquiring corporation to assume or substitute the award; (ii) arrange for the assignment or lapse of any reacquisition or repurchase rights pertaining to the award; (iii) accelerate the award’s vesting in whole or in part; (iv) cancel any unvested or unexercised award in exchange for cash; or (v) pay the award holder the value of the excess of the award’s value in the transaction over the award’s exercise price.

Termination Following Change of Control: Our 2015 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change of control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur. However, our form stock option and restricted stock award agreements under our 2015 Plan used for all grants to our employees, including our NEOs, state that the vesting and exercisability of awards granted thereunder will be accelerated in full if a grantee experiences a qualifying termination (i.e., an involuntary termination without cause or a voluntary termination with good reason) within twelve months of a change in control, as such terms are defined in the award agreements.

Acceleration Upon Termination in Connection with a Change of Control - 2015 Plan Awards (Not Including PSUs Awarded in October 2018, PSUs Awarded in December 2019/January 2020, or PSUs Awarded in October 2020 Which are Discussed Above)

Assuming a qualifying termination in connection with a change in control on March 31, 2021, our NEOs would have been eligible for the following payments based on accelerated vesting of stock awards issued under our 2015 Plan. The table below does not include information concerning the PSUs awarded in October 2018, PSUs Awarded in December 2019/January 2020 or PSUs Awarded in October 2020 which are covered above.

Named Executive Officer	Value of Accelerated Plan Awards (1)
Rusty Frantz	$8,687,041	(2)
James R. Arnold, Jr.	3,055,859	(3)
David A. Metcalfe	2,220,110	(4)
Jeffrey D. Linton	1,597,054	(5)

(1)

Monetary value is calculated based on the unvested outstanding awards and our $18.10 market close stock price as of March 31, 2021 (the last trading day of the fiscal year), excluding the December 2016 RSA and PSA awards, the October 2018 PSU awards, the December 2019/January 2020 PSU awards, and the October 2020 PSU awards discussed above.

(2)

Value consists of 20,000 unvested options granted on May 31, 2016 with an exercise price of $12.71, 115,000 unvested options granted on October 31, 2017 with an exercise price of $14.07, restricted stock awards granted on October 23, 2018 with 76,000 shares, restricted stock awards granted on January 27, 2020 with 157,518 shares and restricted stock awards granted on October 27, 2020 with 111,429 shares.

(3)

Value consists of 43,750 unvested options granted on October 31, 2017 with an exercise price of $14.07 and restricted stock awards granted on October 23, 2018 with 21,500 shares, restricted stock awards granted on December 26, 2019 with 43,582 shares and restricted stock awards granted on October 27, 2020 with 60,000 shares.

(4)

Value consists of 35,000 unvested options granted on October 31, 2017 with an exercise price of $14.07 and restricted stock awards granted on October 23, 2018 with 16,500 shares, restricted stock awards granted on December 26, 2019 with 34,300 shares and restricted stock awards granted on October 27, 2020 with 36,858 shares.

(5)

Value consists of 33,750 unvested options granted on December 4, 2017 with an exercise price of $14.38 and restricted stock awards granted on October 23, 2018 with 10,000 shares, restricted stock awards granted on December 26, 2019 with 22,199 shares and restricted stock awards granted on October 27, 2020 with 22,286 shares.

Separation Agreement with Frantz

Effective June 19, 2021, the Company and Mr. Frantz entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Frantz, in exchange for a general release of claims and his agreement to various other customary restrictive covenants, will be eligible to receive the benefits provided for under the addendum to Mr. Frantz’s employment agreement dated January 22, 2019, consisting of a lump sum severance payment of $2,126,250 (representing 150% of Mr. Frantz’s annual base salary plus target bonus as currently in effect), continued health coverage at Company expense for up to 18 months, and the accelerated vesting of those time-based equity awards that would have vested within 18 months of his last day of employment. Mr. Frantz will not, however, receive a prorated target bonus for fiscal year 2022. All of Mr. Frantz’s other equity awards, including any performance-based equity awards, were cancelled on his last day of employment.

Director Compensation for Fiscal Year Ended March 31, 2021

In July 2020, our Compensation Committee recommended, and in August 2020, our Board approved, our fiscal year 2021 Director Compensation Program. Under the program, each non-employee director is paid an annual cash retainer fee and Board and committee chairs are paid additional fees according to the chart below. Nominating & Governance Committee, Compensation Committee, and Audit Committee members receive $2,000 for each meeting attended. The Company has a Special Transactions Committee that meets only on an as-needed basis, with the chairperson (Mr. Margolis) receiving a $5,000 cash fee per meeting attended and other members receiving a $3,000 cash fee per meeting attended. Under the director compensation program, each non-employee director is awarded shares of restricted common stock upon election or re-election to the Board in the amounts set forth in the chart below. The shares are valued at the price of the Company’s common stock at the close of trading on the date of the director’s election or re-election to the Board. The restricted shares are issued according to the standard form award agreement pursuant to the Company’s then-current equity incentive plan and carry a restriction requiring that the shares vest on the date of the earlier of (a) one year from the date of grant, or (b) the date of the Company’s next annual meeting of shareholders following the director’s election or re-election to the Board. Vesting of the restricted shares will be accelerated in the event of the director’s death or disability, or upon a change of control of the Company. The restricted shares will be granted on a pro-rata basis for directors appointed to serve less than a full year. Additionally, the program requires that each director must own a minimum number of shares of the Company’s common stock (to include common stock purchased on the open market, unvested restricted stock, and deferred shares) valued in an amount equal to at least four times the value of the director’s annual cash retainer compensation. Directors who were on our Board at the time the Company’s fiscal year 2017 Director Compensation Plan was adopted must satisfy this ownership requirement within five years of adoption of the Company’s fiscal year 2017 Director Compensation Plan. New directors who joined our Board following the adoption of the Company’s fiscal year 2017 Director Compensation Plan must satisfy this ownership requirement within five years of their election to the Board. For fiscal year 2021, all directors were in compliance with the ownership requirements. Our non-employee directors are eligible for Company provided COBRA health insurance coverage, for which they are required to pay the full fair market value. For fiscal year 2021, only Mr. Razin elected to receive coverage. The elements of the 2021 Director Compensation Program are set forth in the table below.

Director Compensation Program Category of Director	Employee Director (Tier 0)	Non- Employee Director – Base Compensation (Tier 1)	Nominating & Governance Committee Chairperson Additional Compensation (Tier 2)	Compensation Committee Chairperson Additional Compensation (Tier 3)	Audit Committee Chairman - Additional Compensation (Tier 4)	Vice Chairman – Additional Compensation (Tier 5)	Board Chairperson and Chairman Emeritus - Additional Compensation (Tier 6)
Annual Base Compensation	$—	$90,000	$12,000	$15,000	$20,000	$35,000	$40,000
Value of Restricted Shares	$—	$165,000	$—	$—	$—	$40,000	$40,000

Fiscal Year 2021 Director Compensation Program Terms:

(a)	Meeting attendance is expected to be at or near a 100% level.
(b)

In addition to annual cash retainer compensation, each non-employee director is to be paid a $2,000 cash fee each Nominating & Governance Committee, Compensation Committee and Audit Committee meeting attended.

(c)

Pay Tiers: Tier 0 is for directors who are full-time employees of the Company. Tier 1 is the base compensation for non-employee directors. Tier 2 is additional compensation for the Nominating and Governance Committee Chairperson. Tier 3 is additional compensation for the Compensation Committee Chairperson. Tier 4 is additional compensation for the Audit Committee Chairperson. Tier 5 is additional compensation for the Board Vice Chairperson. Tier 6 is additional compensation for the Board Chairperson and Chairman Emeritus.

(d)

In addition to the Company’s standing committees (i.e., Nominating and Governance, Compensation, and Audit) that meet on a regularly scheduled basis, the Company has a Special Transaction Committee that meets only as needed. Special Transaction Committee members receive no additional annual cash retainer compensation. The Special Transaction Committee chairperson receives a $5,000 cash fee per meeting attended, and other members receive a $3,000 cash fee per meeting attended.

(e)

Each director is to be awarded restricted shares of the Company’s common stock (“Restricted Stock”) upon the effective date of the director’s election, re-election, or appointment to the Board and equivalent to the value amounts set forth in the table above. The shares of Restricted Stock will be valued at the price of the Company’s common stock at the close of trading on the effective date of the director’s election, re-election, or appointment to the Board. Grants to new directors appointed other than at the Company’s annual shareholder meeting will have value prorated based on the lesser of (a) time until the next annual shareholder meeting, or (b) time until the anniversary of the preceding annual shareholder meeting. The Restricted Stock will be issued according to the standard form of the Company’s approved stock agreement and pursuant to the Company’s then-current equity incentive plan and will carry a restriction requiring that the Restricted Stock vest on the date that is the earlier of (a) one year from the date of grant, or (b) the date of the Company’s next annual meeting of shareholders following the director’s election or re-election to the Board. Prorated grants made to directors appointed other than at the Company’s annual shareholder meeting will vest upon the sooner to occur of (a) the next annual shareholder meeting, or (b) the anniversary of the prior annual shareholder meeting. Vesting of the Restricted Stock will be accelerated in the event of the director’s death or disability, or upon a change of control of the Company.

(f)

Directors are subject to a stock ownership guideline to hold shares of the Company’s common stock (to include common stock purchased on the open market, unvested Restricted Stock, vested or unvested deferred shares, and shares owned by immediate family members or trusts) valued in an amount equal to at least four times the value of the director’s annual cash retainer compensation. Current directors are expected to satisfy this ownership guideline within five years of adoption of the Company’s fiscal year 2017 Director Compensation Plan or within five years of any increase to the annual director cash retainer amount. New directors are expected to satisfy this ownership guideline by the fifth annual shareholder meeting after they join the Board. Compliance with the stock ownership guideline shall be measured annually on a date determined in the Board’s discretion. Noncompliance with the guideline within a specified period will not result in sanctions; however, in such cases, a director is expected to hold all after-tax profit shares after the vesting of equity awards until the director has achieved compliance (i.e., share sales by a director who is not in compliance with the guidelines at the end of a compliance period shall be limited to sales necessary for tax purposes).

(g)	Base compensation shall be paid quarterly.

Director Compensation

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2021. Mr. Frantz was an employee while he served as director during the fiscal year ended March 31, 2021 and thus received no additional compensation for his service as a director. The compensation received by Mr. Frantz as an employee is described elsewhere in this filing.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig A. Barbarosh	$194,000	$205,002	$—	$—	$—	$—	$399,002
George H. Bristol	156,000	165,008	—	—	—	—	321,008
Julie D. Klapstein	112,000	165,008	—	—	—	—	277,008
James C. Malone	94,000	165,008	—	—	—	—	259,008
Jeffrey H. Margolis	130,000	205,002	—	—	—	—	335,002
Morris Panner	154,000	165,008	—	—	—	—	319,008
Sheldon Razin	130,000	205,002	—	—	—	—	335,002
Lance E. Rosenzweig	98,000	165,008	—	—	—	—	263,008

(1)

The amounts reflected in this column represents the grant date fair value of the equity awards made in fiscal year 2021, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The grant date fair value was calculated by multiplying the closing share price of our stock on the grant date, which was $13.94 on August 18, 2020, by the number of shares awarded.

At March 31, 2021, the aggregate number of option awards and shares of restricted stock awards outstanding for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Unvested Restricted Shares as of March 31, 2021
Craig A. Barbarosh	—	14,706
George H. Bristol	—	11,837
Julie D. Klapstein	—	11,837
James C. Malone	—	11,837
Jeffrey H. Margolis	—	14,706
Morris Panner	—	11,837
Sheldon Razin	—	14,706
Lance E. Rosenzweig	—	11,837

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Barbarosh (Chair), Klapstein, and effective July 29, 2020, Mr. Panner. Prior to Mr. Panner’s appointment, the Compensation Committee was comprised of Messrs. Barbarosh (Chair) and Malone, and Ms. Klapstein. None of these individuals was, during the fiscal year ended March 31, 2021, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act, or the liabilities of Section 18 of the Exchange Act. The Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, our Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021 and this proxy statement.

COMPENSATION COMMITTEE

Craig A. Barbarosh, Chairman

Julie D. Klapstein	Morris Panner

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We chose March 31, 2021 as the date for establishing the employee population used in identifying the median employee and determined our median employee based on our employees’ actual base salaries for fiscal year 2021, provided that regularly scheduled, permanent employees who were newly hired during fiscal year 2021 or on leave for a portion of the fiscal year were assumed to have worked for the entire fiscal year 2021 measurement period. We included all employees as of March 31, 2021, consisting of approximately 1,857 individuals located in the U.S. and 714 individuals located in India. We then determined the annual total compensation of our median employee, which includes base salary for fiscal year 2021, annual cash bonus for fiscal year 2021, the grant date fair value of equity awards granted during the fiscal year 2021 measurement period, 401(k) matching contributions, and the cost of long-term disability insurance paid by the Company. The annual total compensation for our median employee for fiscal year 2021 was $64,147. Our Chief Executive Officer’s annual total compensation for fiscal year 2021 was $5,831,722, which includes compensation as disclosed in the Summary Compensation Table in this proxy statement. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 91 to 1.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,

BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

General

Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. For the fiscal year ended March 31, 2021, our Board consisted of nine directors who are elected to serve until the election and qualification of their respective successors.

Director Independence

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed Company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards, as in effect from time to time. Based on definitions of independence established by Nasdaq, SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Margolis, Panner, Razin and Rosenzweig and Ms. Klapstein are independent. Messrs. Frantz and Malone have been determined to be non-independent directors. Mr. Frantz, our former President and Chief Executive Officer, was a member of our management team until his separation on June 18, 2021, and Mr. Malone is a non-independent director under Nasdaq Rule 5605(a)(2)(F) due to his son’s promotion to partner at PricewaterhouseCoopers LLP (“PwC”), the Company’s outside auditing firm, on July 1, 2020.

The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

Attendance at Board and Shareholders’ Meetings

During the fiscal year ended March 31, 2021, our Board held nine (9) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which they served (during the periods that they served) during the fiscal year ended March 31, 2021.

It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees who were members of the Board at that time were in attendance virtually at our 2020 annual meeting of shareholders.

Board Leadership Structure

We currently have an independent Chairman of the Board separate from the Chief Executive Officer. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for the Board’s consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position. In addition to our independent Chairman, we have an independent Vice Chairman of the Board whose role is to assist the independent Chairman on governance, litigation and administrative matters, internal Board mechanics and such other duties as may be delegated by the Chairman or designated by the Board from time to time.

Board Involvement in Risk Oversight

Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, technology, liquidity, and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks, cybersecurity, and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. On an as-needed basis, our Special Transactions Committee oversees management of risks associated with significant merger and acquisition transactions and similar activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. In addition, our Board currently has a Special Transactions Committee that meets only on an as-needed basis, as further described below.

Audit Committee

Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair) and Rosenzweig, and, effective July 29, 2020, Ms. Klapstein. Prior to Ms. Klapstein’s appointment, the Audit Committee was comprised of Messrs. Bristol (Chair), Malone and Rosenzweig. Mr. Malone resigned from the Audit and Compensation Committees of the Company’s Board on July 29, 2020 because Mr. Malone does not qualify as an “Independent Director” under The Nasdaq Stock Market (“Nasdaq”) Rule 5605(a)(2)(F) due to his son’s promotion to partner at PricewaterhouseCoopers LLP (“PwC”). PwC serves as the Company’s independent registered public accounting firm.

Our Audit Committee is comprised entirely of independent directors under SEC and Nasdaq rules and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants’ performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions. Our Audit Committee also exercises primary oversight, on behalf of the Board, over management’s execution of the Company’s cybersecurity and data privacy function.

During the fiscal year ended March 31, 2021, our Audit Committee held four (4) meetings. Our Audit Committee’s current charter is posted on our internet website at www.nextgen.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert”.

Nominating and Governance Committee

Our Board has a Nominating and Governance Committee that consists of Messrs. Panner (Chair), Barbarosh, and Bristol, each of whom is deemed independent under Nasdaq rules. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider on the same basis nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.

Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to our Board during their current term.

Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee’s evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Our Nominating and Governance Committee also has authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.

During the fiscal year ended March 31, 2021, our Nominating and Governance Committee held eleven (11) meetings. Our Nominating and Governance Committee’s current charter is posted on our internet website at www.nextgen.com.

Compensation Committee

Our Board has a Compensation Committee that consists of Mr. Barbarosh (Chair), Ms. Klapstein, and, effective July 29, 2020, Mr. Panner. Prior to Mr. Panner’s appointment, the Compensation Committee was comprised of Messrs. Bristol (Chair) and Malone and Ms. Klapstein. Mr. Malone resigned from the Audit and Compensation Committees of the Company’s Board on July 29, 2020 because Mr. Malone does not qualify as an “Independent Director” under The Nasdaq Stock Market (“Nasdaq”) Rule 5605(a)(2)(F) due to his son’s promotion to partner at PricewaterhouseCoopers LLP (“PwC”). PwC serves as the Company’s independent registered public accounting firm.

Our Compensation Committee is composed entirely of independent directors under Nasdaq rules, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies, (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2021, our Compensation Committee held nine (9) meetings. Our Compensation Committee’s current charter is posted on our internet website at www.nextgen.com.

Our executive officers have played no role in determining the amount or form of director compensation. At the request of the Compensation Committee, our executives provide information from time to time to our Compensation Committee about certain accomplishments, recommendations, qualitative assessments or other metrics regarding the NEOs to assist our Compensation Committee in making compensation decisions for the NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions. For fiscal year 2021, there were no conflicts of interest with respect to any compensation advisers.

Special Transactions Committee

Pursuant to its charter, our Special Transactions Committee shall consist of a minimum of three members, all of whom must be independent directors. The Special Transactions Committee currently consists of Messrs. Margolis (Chair), Barbarosh, Bristol, and Rosenzweig. The Special Transactions Committee is responsible for reviewing, considering and making recommendations to our Board with respect to all proposals involving a material and substantial transaction, which generally means a change in more than 10% of the voting power of our Company’s stock or the purchase or sale of assets constituting more than 10% of our total assets, or other transactions that the Board determines are material and substantial. The Special Transactions Committee does not have the authority to, without the Board’s approval, directly negotiate with representatives of any party to a material and substantial transaction, approve any material and substantial transaction, or enter into contracts on behalf of the Company. The Special Transactions Committee is composed entirely of independent directors. Unlike our standing Audit, Compensation, and Nominating & Governance committees, the Special Transactions Committee does not hold scheduled meetings but instead meets on an as-needed basis. The Special Transactions Committee did not hold any meetings during fiscal year 2021.

Executive Leadership Committee

Effective June 18, 2021, the Board established an Executive Leadership Committee (the “Leadership Committee”) to lead the Company on an interim basis. The Board has appointed James Arnold, Jr., the Company’s current Chief Financial Officer and Executive Vice President, David A. Metcalfe, the Company’s current Executive Vice President and Chief Technology Officer, Donna Greene, the Company’s current Executive Vice President of Human Resources and Srinivas (Sri) Velamoor, to collectively serve as members on the Leadership Committee. The Leadership Committee will report directly to and work with the Board Oversight Committee consisting of directors Jeff Margolis and Craig Barbarosh, non-Executive Chairman and Vice Chairman of the Board, respectively.

Board Oversight Committee

Effective June 18, 2021, the Board established the Board Oversight Committee, consisting of Messrs. Margolis and Barbarosh, to work with and oversee the work of the newly-appointed Leadership Committee formed following the departure of Mr. Frantz. The Leadership Committee will report directly to and work with a Board Oversight Committee consisting of directors Jeff Margolis and Craig Barbarosh, non-Executive Chairman and Vice Chairman of the Board, respectively.

Lead Director

Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters

Audit Committee Report

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act, or the liabilities of Section 18 of the Exchange Act. The Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management’s assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2021, with management and our independent registered public accounting firm.

The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm its independence.

The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2021, and for filing with the SEC.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

AUDIT COMMITTEE

George H. Bristol, Chairman

Julie Klapstein	Lance E. Rosenzweig

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer), Chief Financial Officer (our principal financial officer), Chief Accounting Officer (principal accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our internet website located at www.nextgen.com and may be found as follows: From our main web page, click on “NXGN Investors”, then click on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, at the address and location specified above.

Security Holder Communications with our Board

Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 3525 Piedmont Rd., NE, Building 6, Suite 700, Atlanta, Georgia. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, Jeffrey D. Linton at: jlinton@nextgen.com.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

CORPORATE SOCIAL RESPONSIBILITY

We are committed to corporate social responsibility through our development of human capital and culture. We strive to create a respectful, diverse, ethical, environmentally sustainable, safe, healthy, and inclusive workplace culture in order to bring out the best in our employees and for our community. We also seek to develop inspiring and caring leaders by supporting community service and volunteer opportunities for our employees. In addition, we are dedicated to providing the best training and professional development opportunities to our employees in order to promote engagement, retention and performance.

Our corporate social responsibility initiatives are described on the NextGen Cares section of our website, at the following link: https://www.nextgen.com/about-us/nextgen-cares.

Talent Recruitment, Retention and Development

We recognize and value our employees as unique contributors through their entire journey at NextGen Healthcare. As such, we have a thoughtful and tailored approach to attracting, developing and retaining talent. We seek highly qualified applicants from a variety of sources with an increased focus on recruiting diverse talent. To ensure transparency and with a desire to mitigate bias, we conduct panel and round robin interviews for hiring and promotion. Discover NextGen, our adventure-based onboarding experience, provides a deep and broad picture of the organization with recognition that employees’ first few weeks on the job potentially cement their commitment to the company and culture.

We are committed to developing talent and leadership in our employees and maintain an organizational development group focused on employee training, management training and leadership development. We provide a career framework for our employees enabling their career development either within a single career track or through the ability to traverse multiple career ladders as they refine or optimize their development. Our Talent Community connects interested employees with internal functional subject matter experts to share job information including knowledge and skills required for advancement. We are committed to developing our employees through a culture of learning. We maintain an organizational development group focused on all aspects of employee development, including management and leadership through our LEAD framework and skill building. We also sponsor 24/7 on-demand training for employee certifications and relevant career-based skillsets and provide education reimbursement for continued education.

In recognition of the competitive talent landscape, we have a standing subcommittee on Total Rewards. Our comprehensive approach to compensation includes performance-based merit and bonus rewards. Additionally, long term incentives, 401(k) plan and match, and the Employee Stock Purchase Plan round out our reward strategy. To ensure we support pay equity, we conduct compensation analyses semi-annually in alignment with pay equity training for managers.

Diversity, Inclusion and Employee Culture

We recognize our responsibility and strategic opportunity to champion varied viewpoints, culture and expertise. Our Diversity, Equity & Inclusion strategy includes goals around recruiting, retaining and developing diverse employees and leaders in the Company. Our Employee Resource Groups (“ERGs”) focus their efforts on career, culture, market and community. These ERGs include: AAPI (Asian American Pacific Islander), ABLED (Awareness Benefiting Leadership & Employees About Disabilities), beiNG (Black Equity and Inclusion at NextGen), Cultural Diversity, Generational and Allies, LatinX. LGBTQ+, Military/Veterans and Allies, Remote Engagement, Working Parents, and Women-In-Tech. Our ERGs communicate directly with senior leadership through Listening Sessions with our CEO and other C-level executives. We also provide and promote employee training on harassment prevention, cultivating a respectful workplace and elimination of unconscious bias. We regularly engage with our Board of Directors on strategies, participation, and impact of these initiatives.

Culture and Engagement

We understand the vital importance of engaged employees to create a high potential community. We closely track our engagement and culture scores through an annual VOTE (Voice of The Employee) survey and on a monthly basis through our Employee Experience Monitor. We provide our team members with safe and confidential channels to voice concerns and receive a response and ensure they have access to members of our executive leadership team. Employees receive training on ethics and our code of conduct, including how to make reports on our ethics hotline. Our regularly scheduled Town Halls with all employees have become a vital part of our culture of community building. Our Board of Directors receive regular updates on employee engagement and satisfaction issues.

Community and Volunteer Service

We believe that supporting community and volunteer service among our employees builds a strong culture and caring leaders. Each year, we sponsor NextGen Days of Caring during which our employees can volunteer for external charitable organizations. Our NextGen Cares program also allows employees to donate vacation time to help colleagues who have experienced natural disaster or tragedy. We also encourage our employees to participate in volunteer activities by providing the benefit of paid time off to volunteer through our Volunteer Time Off program. Our Bangalore development center in India, under the leadership of its Corporate Social Responsibility Committee, conducts community relations activities every quarter to advance and support women’s empowerment, improve health, support education and help fight poverty.

Environment and Sustainability

Although as a software and services company, our business has fairly low environmental impact by its nature, we embrace sustainable, environmentally-friendly practices. Our office in Irvine, California holds a LEED Gold rating from the U.S. Green Building Council. Our office in Atlanta, Georgia, is Energy Star certified and has single stream recycling but is not LEED rated. We actively seek to decrease our energy consumption through the use of energy-efficient fixtures and machinery, occupancy sensors, motion sensors, and automated lighting controls, and we promote recycling, reusable beverage cups, and filtered water dispensers at our facilities. Our emission reduction program encourages commuting alternatives, carpooling, and use of alternative fuel vehicles to help meet air quality improvement goals.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2021, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

During fiscal year 2021, our Audit Committee was responsible for reviewing and approving transactions with related persons. Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee’s approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders’ meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•

Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our Company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Any transaction with another enterprise at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise’s total annual revenues.

•

Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization’s total annual receipts.

•

Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•

Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions

Indemnification Agreements

We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

(Proposal No. 3)

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information-Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success.

The Compensation Committee believes that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives and to align management’s interests with our shareholders’ interests to support long-term value creation. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and performance goals and the realization of increased shareholder value. Consistent with these principles, a significant portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are variable, at risk and tied directly to the Company’s measurable performance. We are also committed to maintaining good corporate governance standards with respect to our compensation program, procedures and practices. We urge our shareholders to review the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables for more information.

The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution at the 2021 annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2022 annual meeting of shareholders.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)

Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2022. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee’s appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2021 and 2020.

	2021	2020
Audit fees	$1,649,679	$2,063,470
Audit-related fees	—	—
Tax fees	163,095	153,000
All other fees	4,500	4,500

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal years 2021 and 2020.

Tax Fees. Tax fees for fiscal years 2021 and 2020 consist of fees billed for tax planning and advice services.

All Other Fees. All other fees for fiscal years 2021 and 2020 incurred is due to the use of subscription-based accounting research and disclosure checklist tools.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent public accounting firm, PricewaterhouseCoopers LLP. Our Audit Committee has determined that the rendering of non-audit services for tax compliance, tax planning and tax consulting advice by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AMENDMENT AND RESTATEMENT OF

2015 AMENDED EQUITY INCENTIVE PLAN

(Proposal No. 5)

On May 25, 2021, our Board of Directors amended the NextGen Healthcare, Inc. 2015 Equity Incentive Plan (formerly known as the Quality Systems, Inc. 2015 Equity Incentive Plan), as amended (the “2015 Plan”), subject to shareholder approval, to, among other things, increase the number of shares of common stock authorized for issuance under the 2015 Plan by 2,850,000 shares. We refer to the 2015 Plan, as amended and restated on May 25, 2021, as the “Amended 2015 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2015 Plan are summarized below. The key differences between the terms of the 2015 Plan and the Amended 2015 Plan are as follows:

•

The Amended 2015 Plan provides that an additional 2,850,000 shares may be issued pursuant to stock awards granted under the Amended 2015 Plan. This means that as of the date of the Company’s Annual Stockholder Meeting in 2021, and subject to stockholder approval, there will be 4,457,503 shares available for the grant of new awards (the proposed new shares plus the shares that were available for grant as of July 15, 2021), less grants made after July 15, 2021 and counted on a one-for-one basis, subject to certain adjustments as provided in the plan and as described below.

•

The Amended 2015 Plan eliminates the fungible share counting ratio so that the share reserve will be reduced (or increased, as applicable) by 1.0 shares for each share of common stock issued pursuant to a Full Value Award (as defined below), as opposed to at a higher ratio.

•	The Amended 2015 Plan increases the individual limitation on compensation (including cash and equity grants) to any Non-Employee Director from $500,000 to $600,000 in total value in any fiscal year.

•	The Amended 2015 Plan contains other minor, technical, and administrative updates.

Why We Are Asking our Shareholders to Approve the Amended 2015 Plan

Currently, we maintain the 2015 Plan to grant restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants and directors. Approval of the Amended 2015 Plan by our shareholders will allow us to continue to grant restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our shareholders. The Board of Directors believes that the Amended 2015 Plan is an integral part of our long-term compensation philosophy and the Amended 2015 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees. Since the time the 2015 Plan was initially approved by our shareholders, no grants may be made under the Company’s Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”).

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal 5 is approved by our shareholders, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan will not exceed (A) 24,000,000 shares (which number is the sum of (i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 shares approved by our shareholders in August 2017, (iii) 3,575,000 shares approved by our shareholders in August 2019, (iv) 2,850,000 newly requested shares), and (B) certain shares subject to outstanding awards granted under the Prior Plan that may become available for grant under the Amended 2015 Plan as such shares become available from time to time (as further described below in “Description of the Amended 2015 Plan—Shares Available for Awards”).

Why You Should Vote to Approve the Amended 2015 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of our personnel, consultants and advisors with those of our shareholders. The Amended 2015 Plan will allow us to continue to provide performance-based incentives to our eligible employees, consultants and advisors. Therefore, the Board believes that the Amended 2015 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this Proposal 5.

The Size of Our Share Reserve Request Is Reasonable

As of July 15, 2021, we had 1,607,503 shares available for grant under the 2015 Plan. If the Amended 2015 Plan is approved by our shareholders, we will have an additional 2,850,000 shares available for grant after our annual meeting.    Thus, subject to adjustment for certain changes in our capitalization and for forfeitures after July 15, 2021, as of the date of the Company’s Annual Stockholder Meeting in 2021 (October 13, 2021), and subject to stockholder approval, there will be 4,457,503 shares available for the grant of new awards, less grants made after July 15, 2021 and counted on a one-for-one basis. We anticipate this to be a pool of shares necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year, which is comparatively lower than the majority of our peer companies. Additionally, to the extent any awards were granted after July 15, 2021, the remaining 1,607,503 shares will be reduced to reflect such grants.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as restricted stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.

Overhang

The following table provides certain additional information regarding our equity incentive program and reflects all outstanding awards. The 2015 Plan is our only active equity incentive plan for purposes of granting new equity-based awards.

As of July 15, 2021
Total number of shares of common stock subject to outstanding stock options	2,731,384
Weighted-average exercise price of outstanding stock options	$14.37
Weighted-average remaining term of outstanding stock options	3.5
Total number of shares of common stock subject to outstanding Full Value Awards (1)	2,624,932
Total number of shares of common stock available for grant under the 2015 Equity Incentive Plan	1,607,503
Total number of shares of common stock available for grant under other equity incentive plans	—

As of Record Date
Total number of shares of common stock outstanding		[	]
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$	[	]

(1) This number is comprised of 2,172,645 time-based Full Value Awards, and 452,287 performance-based Full Value Awards (at target level of achievement).

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2019-2021.

	Fiscal 2019	Fiscal 2020	Fiscal 2021	3-Year Average
Stock Options granted	326,130	—	—
Full Value Awards granted	885,845	1,529,831	1,222,863
Performance-based Full Value Awards vested	27,709	27,709	27,709

Total	1,239,684	1,557,540	1,250,572
Weighted-average common shares outstanding	64,417,000	65,474,000	66,739,000
Gross burn rate	1.9%	2.4%	1.9%	2.1%

Key Plan Features

The Amended 2015 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed without shareholder approval. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior shareholder approval.

•

Shareholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

•

Reasonable share counting provisions. In general, when awards granted under the Amended 2015 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. Furthermore, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights will not be returned to our share reserve.

•

Minimum vesting requirements. Under the Amended 2015 Plan, subject to certain exceptions as provided in the plan and further described below, no stock award granted on or after August 15, 2019 may vest until at least 12 months following the date of grant of such stock award, except that up to 5% of the share reserve of the Amended 2015 Plan (subject to equitable adjustments as provided in the plan) may be subject to stock awards granted on or after August 15, 2019 that do not meet such vesting requirements.

•

No liberal change in control provisions. The definition of change in control in our Amended 2015 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Amended 2015 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

No transfer for value to a third-party financial institution without shareholder approval. No Stock Award may be transferred for value to any third-party financial institution without prior shareholder approval.

•

No dividends are paid on unvested awards. Dividends and dividend equivalents may be paid or credited with respect to any shares of common stock subject to an award other than a stock option or stock appreciation right, provided that any dividends or dividend equivalents applicable to the shares subject to an award will be subject to the same vesting or performance conditions (and risks of forfeiture) as the underlying award and will not be paid until and unless the underlying award vests.

•

Submission of amendments to the Amended 2015 Plan to shareholders. The Amended 2015 Plan requires shareholder approval for material amendments to the Amended 2015 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the Amended 2015 Plan.

•

Flexibility in designing equity compensation scheme. The Amended 2015 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The Amended 2015 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

•

Limit on non-employee director compensation. The Amended 2015 Plan provides for a limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the Company’s current clawback policy (which covers cash and equity, and is described in more detail in the CD&A portion of this proxy statement), and any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards.

In this Proposal 5, shareholders are requested to approve the Amended 2015 Plan. Proposal 5 will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of shares represented and voting and (ii) the affirmative vote of at least a majority of the required quorum. Abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal. If this Proposal 5 is approved by our shareholders, the Amended 2015 Plan will become effective as of the date of the annual meeting.

Description of the Amended 2015 Plan

The material features of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Shareholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is appended as Annex D to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

Purpose

The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, if this Proposal 5 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards granted under the Amended 2015 Plan, or the Share Reserve, will not exceed the sum of (i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 shares approved by our shareholders in August 2017, (iii) 3,575,000 shares approved by our shareholders in August 2019, (iv) 2,850,000 newly requested shares, and (v) any Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plan’s Returning Shares” refer to any shares subject to outstanding stock awards granted under the Prior Plan that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right.

The number of shares available for issuance under the Amended 2015 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an Appreciation Award option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 2.77 shares for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2015 Plan after May 22, 2019 and before July 15, 2021, and by one share for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2015 Plan on or after July 15, 2021.

To the extent there is a share of common stock issued pursuant to a Full Value Award (whether granted under the 2015 Plan, the 2005 Plan or the Amended 2015 Plan), and such share of common stock again becomes available for issuance under the Amended 2015 Plan, then the number of shares of common stock available for issuance under the Amended 2015 Plan will increase by the applicable number (that is 2.5, 3.27, 2.77, or 1.0) of shares for each such forfeited or otherwise returned share of Common Stock, based on the number that by which the share reserve was reduced at the time the award was granted. For clarity, if at the time of grant the Share Reserve was originally reduced by 3.27 shares for each share underlying a Stock Award that is later forfeited, for example, on or after October 13, 2021, then the share reserve will correspondingly be increased by 3.27 shares for each such forfeited share underlying such Stock Award.

Any shares reacquired or withheld by us pursuant to our tax withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the Amended 2015 Plan. However, any shares reacquired or withheld by us pursuant to our tax withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the Amended 2015 Plan, but any such withheld shares that have a value in excess of the minimum amount of tax required to be withheld by law shall not become available for issuance under the Amended 2015 Plan.

In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2015 Plan.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates. As of March 31, 2021, we have 2,571 employees and eight non-employee directors. We have not granted, and do not anticipate granting, stock awards to our consultants.

Non-Employee Director Compensation Limit

Under the Amended 2015 Plan, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year for services as a non-employee director rendered for such year, shall not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Individual Annual Limitations

Subject to certain capitalization adjustments, the following limitations apply to annual employee grants:

•	a maximum of 2,000,000 shares of subject to Appreciation Awards granted under the Amended 2015 Plan may be granted to any participant during any fiscal year;

•	a maximum of 2,000,000 shares subject to performance stock awards may be granted (based on maximum level of achievement) to any one participant during any one fiscal year; and

•	a maximum of $2,000,000 may be granted (based on maximum level of achievement) as a performance cash award to any one participant during any one fiscal year.

Administration

The Amended 2015 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the Amended 2015 Plan to its Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Our Board of Directors and our Compensation Committee are considered to be the “Plan Administrator” for purposes of this Proposal 5. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” below)), the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2015 Plan. Further, no stock award granted under the Amended 2015 Plan may be transferred for value to any third-party financial institution without prior shareholder approval.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2015 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option, stock appreciation right or stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

Minimum Vesting Requirements

The Amended 2015 Plan provides that, except as may be provided in connection with any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards, and (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, no stock award granted on or after August 15, 2019 may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the Amended 2015 Plan (subject to certain equitable adjustments as provided in the plan) may be subject to awards granted on or after August 15, 2019 that do not meet such vesting requirements. The foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a change in control, in the terms of the Award or otherwise.

Dividends and Dividend Equivalents

The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than a stock option or stock appreciation right), as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement between the participant and the Company, stock options granted under the Amended 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the Plan Administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2015 Plan is 29,575,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.

Performance Awards

The Amended 2015 Plan allows us to grant performance stock and cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals (subject to the limitations described in “Minimum Vesting Requirements” above). The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee.

In granting a performance award, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will generally certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2015 Plan may be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total shareholder return; (5) return on equity or average shareholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) shareholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our Board of Directors may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above).

Clawback/Recovery

Stock awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the Company’s current clawback policy (which covers cash and equity, and is described in more detail in the CD&A portion of this proxy statement) as well as any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the Amended 2015 Plan and described below), our Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our Board of Directors at the time of grant:

•  arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our shareholders pursuant to the transaction);

• arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

• accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

• arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•  cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our Board of Directors may consider appropriate; and

•  make a payment, in such form as may be determined by our Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Amended 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our Board members or their approved successors.

Change in Control

Under the Amended 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change in control (as defined in the Amended 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan, no amendment or termination of the Amended 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after the tenth anniversary of the earlier of the date the Amended 2015 Plan was adopted by our Board of Directors or approved by our shareholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2015 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and which is not modified in any material respect on or after such date.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2015 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2015 Plan.

Option Awards Granted Under the 2015 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to option awards that have been granted under the 2015 Plan as of July 15, 2021.

2015 Equity Incentive Plan

Name and Position	As of July 15, 2021 Number of Shares underlying Option Awards		As of July 15, 2021 Number of Shares underlying Restricted Stock Awards		As of July 15, 2021 Number of Shares underlying PSU Awards(1)
Rusty Frantz, President and Chief Executive Officer	[___	]	[___	]	[___	]
James R. Arnold, Jr. Executive Vice President and Chief Financial Officer	[___	]	[___	]	[___	]
David A. Metcalfe, Executive Vice President and Chief Technology Officer	[___	]	[___	]	[___	]

Jeffrey D. Linton, Executive Vice President, General Counsel and Secretary	[___	]	[___	]	[___	]
All current executive officers as a group	[___	]	[___	]	[___	]
All current directors who are not executive officers as a group	[___	]	[___	]	[___	]
Each nominee for election as a director:	[___	]	[___	]	[___	]
Each associate of any executive officers, current directors or director nominees	[___	]	[___	]	[___	]
Each other person who received or is to receive 5% of awards	[___	]	[___	]	[___	]
All employees, including all current officers who are not executive officers, as a group (2)	[___	]	[___	]	[___	]

(1) The table above reflects performance stock awards granted at target levels.
(2) Amount represents the number of all stock option awards ever granted under the 2015 Plan, including to previous employees and executives.

Required Vote and Board of Directors Recommendation

Approval of Proposal 5 requires both: (i) the affirmative vote of a majority of the shares represented and voting and (ii) the affirmative vote of at least a majority of the required quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal. Our Board of Directors believes that approval of Proposal 5 is in our best interests and the best interests of our shareholders for the reasons stated above.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED 2015 PLAN.

ELECTION OF

DIRECTORS

(Proposal No. 6A or 6B, as applicable)

Proposal No. 6A and 6B each concern the election of the following director nominees: Craig A. Barbarosh, George H. Bristol, Julie D. Klapstein, Jeffrey H. Margolis, Dr. Geraldine McGinty, Morris Panner and Dr. Pamela Puryear, [            ] and [            ]. The Nominating and Governance Committee has nominated each of these individuals for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified. Six of our nine director nominees currently serve on the Board, five of which were elected by the shareholders at the 2020 annual meeting of shareholders.

Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.

Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In the event that Proposal 6B is voted on and cumulative voting applies to the election of the directors, our Board will provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. For the avoidance of doubt, if Proposals 1 and 2C are approved by shareholders at the annual meeting, the certificate of merger with respect to the Reincorporation will be filed and the Reincorporation will be effected prior to Proposal 6A being voted upon; Proposal 6B will not be voted on and cumulative voting will not be available. In which case, the nine (9) nominees who receive a plurality of the votes cast by the shareholders of NextGen California will be appointed by the director(s) of NextGen Delaware to fill any vacant seats or unfilled newly created directorships.

At the annual meeting, in the event Proposal 6B is voted on and cumulative voting applies, unless you specifically instruct otherwise, the Board will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Board has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting.

In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected or appointed directors as described above.

All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Margolis, Panner, Ms. Klapstein, Dr. McGinty, Dr. Puryear, [            ] and [            ] are independent.

The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD. The Board does NOT endorse any nominees of Messrs. Razin and Rosenzweig and urges you NOT to sign or return the blue proxy card sent to you by or on behalf of Messrs. Razin and Rosenzweig. The Company is not responsible for the accuracy of any information provided by or relating to Messrs. Razin and Rosenzweig or their nominees contained in solicitation materials filed or disseminated by or on behalf of Messrs. Razin and Rosenzweig or any other statements they may make.

Craig A. Barbarosh, age 53, is a director and has served as our Vice Chair of the Board since November 2015 Currently, he is the Chairman of the Board of Landec Corporation and a director at Evolent Health, Inc., where he is a member of the Strategy and Compensation Committees, and Sabra Health Care REIT, Inc., where he is the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Barbarosh previously served on the boards of Aratana Therapeutics, where he was the Chair of the Strategy Committee and a member of the Compensation Committee, Bazaarvoice, Inc., where he was a member of the Compensation Committee, and BioPharmX, Inc., where he was the Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Mr. Barbarosh also previously served as the Independent Board Observer for Payless Holdings, Inc. and as an independent director of Ruby Tuesday, Inc. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. Previously, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Managing Board, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh served as a member of the firm’s Executive and Operating Committee from June 2012 through June 2016 and served on the firm’s Board of Directors for seven years. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates for completing executive education courses from the Whatron School of the University of Pennsylvania in Corporate Valuation (2019) and Harvard Business School in Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015). Mr. Barbarosh is also a frequent speaker and author on governance and restructuring topics. Mr. Barbarosh, as an experienced board director and attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on governance and transactional matters involving our Company. Mr. Barbarosh has been a director since 2009.

George H. Bristol, age 72, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010 he served as Managing Director-Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol’s experience analyzing, evaluating and understanding financial statements in his various corporate finance positions provide our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.

Julie D. Klapstein, age 66, is a director. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She was the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein’s more than thirty years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. (President and Chief Executive Officer from 1996 to 2001), Sunquest Information Systems (Executive Vice President), Shared Medical Systems’ Turnkey Systems Division (now Siemens Medical Systems), and GTE Health Systems. Ms. Klapstein is a director of Amedisys Inc. (NASDAQ: AMED), where she serves on the Governance and Quality committees, and where she is chair of the Compensation committee; Oak Street Health (NYSE: OSH) where she serves on the Compliance committee and chair of the Compensation committee; and MultiPlan Corporation (NYSE: MPLN) where she serves on the Audit committee. She also currently serves on the board of directors for two private companies, including eSolutions, Inc., which specializes in revenue cycle management solutions, and Revecore, specializing in complex claims for hospitals. Ms. Klapstein previously was a director for two public companies, Annie’s Homegrown/Annies, Inc. from January 2012 to September 2014, where she served on the Governance, Compensation, and Audit committees, and Standard Register Inc. from April 2011 to November 2014, where she served on the Governance, Compensation, and Audit committees. She also has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. Our Board has concluded that Ms. Klapstein should serve on our Board based on her extensive knowledge of the healthcare industry including healthcare information technology, relevant executive and management experience, and public company board experience. Ms. Klapstein has been a director since 2017.

Jeffrey H. Margolis, age 58, is a director and has served as the Chair of our Board since November 2015. Currently, Mr. Margolis is Chairman of Welltok, Inc., a data-driven, enterprise SaaS company that develops and delivers a consumer activation platform to the healthcare industry. Mr. Margolis served as Welltok’s CEO from April 2013 through April 2020. Mr. Margolis is Chairman Emeritus of TriZetto Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chairman and CEO until 2010 (publicly traded on NASDAQ from October 1999—August 2008), and continued as Chairman until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly-traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Mr. Margolis currently serves on the board of directors of Alignment Healthcare, Inc. (NASDAQ: ALHC), a publicly-traded population health management company, TriNetX, Inc., a private, for-profit data and software-as-a-service entity that supports clinical trials, and Hydrogen Health Management Feeder, LLC. He has previously served on a variety of other for-profit boards. He also has served on a number of not-for-profit boards of directors. Mr. Margolis is currently a director of Hoag Hospital and Chair of the Hoag Clinic in Newport Beach, California. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. Mr. Margolis also serves as a Senior Advisor to Blackstone (NYSE: BX), one of the world’s largest investment firms. A published author of several books on the topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984 and holds CPA certificates (currently inactive) in Colorado and Illinois. Our Board has concluded that Mr. Margolis should serve on our Board based on his experience as a chief executive officer in the health care information technology sector and his experience as an executive officer and director of various companies. Mr. Margolis has been a director since 2014.

Geraldine McGinty, MD, MBA, FACR, age 57, is a director. A faculty member at Weill Cornell Medicine in New York City, Dr. McGinty serves several roles including Associate Professor of Clinical Radiology, as well as Chief Strategy Officer and Chief Contracting Officer for the Weill Cornell Medicine Physician Organization, which includes more than 1,600 members. Her role as lead negotiator for managed care contracts at Weill Cornell Medicine incorporates both traditional fee for service agreements as well as value-based payment arrangements. Her broad experience includes: serving as an advisor to the CPT Editorial Panel, the JCAHO and the National Quality Forum, chair of the American College of Radiology’s Commission on Economics and radiology member of the AMA’s Relative Value Update Committee. In May 2018, she was elected as the Chair of the ACR’s Board of Chancellors, the first woman to hold this office. She has also served as Managing Partner of a 70-physician multispecialty medical group on Long Island. She is currently a Non-Executive Director of IDA Ireland, the national foreign direct investment agency and serves on the Medical Advisory Board of Agamon, a healthcare technology start-up. Dr. McGinty earned her MBA from Columbia University and her MB from National University of Ireland, Galway. Our Board has concluded that Dr. McGinty should serve on our Board as Dr. McGinty is an internationally recognized expert in health care strategy, a practicing Radiologist, and an unwavering advocate for patient-centered care with strong advocacy for the intersection of technology and healthcare and, in 2019, was named as one of the 2019 Most Powerful Women in Health IT by Health Data magazine. Dr. McGinty has been a director since 2021.

Pamela S. Puryear, PhD, MBA, age 58, is a nominee. Dr. Puryear has served as Executive Vice President and Chief Human Resources Officer (CHRO) at Walgreens Boots Alliance; Senior Vice President and CHRO at Zimmer Biomet; and Chief Talent Office at both Pfizer and Hospira. In these global executive team roles, she has driven value creation through her expertise in human capital management, organizational transformation, innovation, and operational excellence. She began her career in financial services, before launching an independent Organization Development consulting practice working with clients in a number of industries including healthcare, consumer products and insurance. Dr. Puryear is an influential thought leader who has received numerous honors including the 2021 “Elite 100” from Diversity Woman Magazine, and recognition in 2017 as one of the Most Powerful Executives in Corporate America and one of the Top 50 Most Powerful Women in Business from Black Enterprise Magazine, among others. She is a director for private and public companies Petplan and Rockley Photonics (NYSE: RKLY) where she serves as the Chair of the Compensation Committee for both companies, and a former board member for several non-profit organizations. Dr. Puryear is also a member of the Advisory Council for the Healthcare Businesswomen’s Association (HBA), and a member of the Executive Leadership Council (ELC). Dr. Puryear earned her bachelor’s degree from Yale University in Psychology with a concentration in Organizational Behavior. She earned her MBA from Harvard Business School and her PhD in Organizational Psychology from California School of Professional Psychology. Our Board has concluded that Dr. Puryear should serve on our Board as Dr. Puryear is a seasoned global business executive with a demonstrated track record of success in senior executive positions in the pharmaceutical, medical device and pharmacy sectors of the healthcare industry deep understanding of human capital issues, including compensation; leadership; organizational culture; diversity, equity and inclusion; organizational effectiveness; and performance and talent management

Morris Panner, age 58, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the Chief Executive Officer of Ambra Health (formerly DICOM Grid), a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining Ambra Health in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., a provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as a board member and as Chair of the Board of the Software Division of the Software and Information Industry Association. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He served on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies. He currently serves on the External Advisory Board for the Imaging Data Commons of the National Cancer Institute (NCI) at the National Institutes of Health (NIH), and on the board of Drug Strategies, a non-profit research institution on issues of drug addiction and treatment. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.

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BACKGROUND OF THE SOLICITATION

Mr. Razin, the founder of the Company and a long tenured, 47-year director, presided as Chairman and Chief Executive Officer of the Company for 25 years and as Chairman of the Board for an additional 16 years, during which he oversaw a deteriorating business with unproductive R&D investments and a disenfranchised customer base, instilled a capital allocation plan that prioritized $400 million in dividends that thwarted sustainable high growth and largely benefited him personally, and eventually stepped down as Chairman at the request of the other members of the Board in November 2015.

Mr. Razin was conferred the ceremonial title of Chairman Emeritus in connection with his resignation, and nevertheless continued to serve as a member of the Board, a position he was able to perpetually guarantee for himself because of his historic ownership of a significant stake in the Company and the ability to use cumulative voting in the election of the Company’s directors as provided by California law and the Company’s organizational documents.

Mr. Rosenzweig has been a director of the Company for nine years, beginning in 2012.

In their capacities as members of the Board, and in Mr. Razin’s capacity as a significant shareholder of the Company, Messrs. Razin and Rosenzweig have consistently acted in a manner that demonstrated conflicts with their personal interests. Mr. Razin has sought to have the Board approve dividend declarations to shareholders, and to have the Board appoint Mr. Rosenzweig as Chief Executive Officer of the Company despite lacking the relevant knowledge and expertise for the role.

In addition, Messrs. Razin and Rosenzweig do not have a good relationship with the other members of the Board and the Company’s management. Mr. Razin’s relationship with Mr. Frantz, the former Chief Executive Officer of the Company, was terse, with Mr. Frantz often frustrated with Mr. Razin’s behavior. Messrs. Razin and Rosenzweig have also been vocal of their disapproval of the compensation of management and employees (including equity incentives), notwithstanding the fact that such compensation is generally in line with that of our peer group companies, approved by the Compensation Committee of the Board and vetted by an independent compensation consultant, and they have, on occasion, overstepped their roles as directors by attempting to interfere with day-to-day operations and management matters at the Company.

Beginning in 2018, as part of its regular review of the corporate governance of the Company, the Board and the Nominating and Governance Committee discussed a potential reincorporation of the Company in Delaware with its outside legal counsel. The Board and the Nominating and Governance Committee considered it beneficial to the Company’s shareholders to reincorporate in Delaware for a range of reasons, including the predictability and efficiency of an established body of corporate case law in Delaware, the fast and efficient corporate filing system, as well as the elimination of cumulative voting and adoption of a “one share, one vote” framework in the election of directors to ensure that a minority shareholder would be unable to accumulate shares and override the will of the majority with respect to the election of directors. The Board and Nominating and Governance Committee did not consider that changes in corporate governance a result of a reincorporation of the Company in Delaware, including the elimination of cumulative voting, would entrench existing directors; on the contrary, it would reduce the ability of significant stockholders to entrench themselves or their nominees on the Board.

In May 2019, Mr. Rosenzweig discussed with Mr. Margolis his potential transition off the Board following the conclusion of his term at the 2020 annual meeting of the Company’s shareholders (the “2020 Annual Meeting”). At the request of Mr. Razin, the Board and the Nominating and Governance Committee agreed to continue to include Mr. Rosenzweig as part of its slate of director nominees for the 2020 Annual Meeting, with the understanding that he would transition off the Board following the conclusion of his term at the 2021 Annual Meeting.

Beginning in early 2020, the Board started seriously evaluating director refreshment in connection with efforts across the Company to improve diversity, and to reflect legislative and policy directions in California. Messrs. Razin and Rosenzweig were part of these refreshment efforts and participated in the director candidate search and evaluation process. In February 2021, as part of such efforts, the Nominating and Governance Committee retained Spencer Stuart, a director and executive search and leadership consulting firm, to aid the Board of Directors and the Nominating and Governance Committee in its search for new director candidates to supplement the candidates previously identified by the Nominating and Governance Committee.

In the first half of 2021, Mr. Margolis and Mr. Barbarosh had a series of discussions with Mr. Razin regarding a potential transition plan for himself and Mr. Rosenzweig which would allow them both to remain on the Board’s slate of nominees for additional terms if Mr. Razin agreed to vote his shares in favor of the Board’s slate. Messrs. Margolis and Barbarosh also proposed several alternatives for Mr. Razin in an effort by the Board to avoid a potential costly and distracting proxy fight. Mr. Razin rejected all of these settlement proposals made by Mr. Margolis and Mr. Barbarosh.

Between April and June 2021, members of the Nominating and Governance Committee and the Board, including Mr. Razin, interviewed potential director candidates identified by Spencer Stuart to determine their suitability as Board members. Mr. Razin exhibited insensitive and unprofessional behavior during his interviews of two highly qualified candidates, including by, among other things, referring to them as “diversity candidates,” in violation of the Company’s Code of Business and Ethics and its Corporate Social Responsibility Statement.

Meanwhile, between May and June 2021, Messrs. Razin, Margolis and Panner engaged in a series of email correspondences and meetings where Mr. Razin made numerous demands for confidential information and accused other Board members of meeting in secret without inviting him. Messrs. Margolis and Panner cooperated to the best of their abilities with Mr. Razin’s demands, and tried to negotiate a conciliatory path forward for him to remain on the Board while focusing on the best interests of the Company and all of its stakeholders, including its shareholders. Mr. Razin also requested that Messrs. Margolis and Panner meet with himself and Sullivan & Cromwell LLP, outside counsel that he had engaged to represent him, and suggested that Messrs. Margolis and Panner include their outside counsel.

On June 3, 2021, representatives of Sullivan & Cromwell LLP sent a letter on behalf of Mr. Razin to Mr. Linton, the Company’s General Counsel and Secretary, to be transmitted to the other members of the Board, claiming that Mr. Razin’s requests to determine the agenda of Board meetings, for information relating to withheld votes for directors at previous years’ annual meetings and for information that would enable him to audit meetings of the Nomination and Governance Committee of the Board, were not fulfilled by the Board or the Company.

On June 16, 2021, Mr. Margolis, with the approval of the Board members other than Messrs. Razin and Rosenzweig, sent a censure letter to Mr. Razin detailing Mr. Razin’s inappropriate behavior and comments regarding racial diversity during his interviews of potential director candidates, which Mr. Razin had self-reported to the other members of the Board, and advising him to participate in Board-mandated sensitivity training which all other members of the Board completed.

On June 18, 2021, the Company announced that the Company and Mr. Frantz agreed to a mutual separation and that Mr. Frantz would no longer serve as President, Chief Executive Officer or a member of the Board. The Company also announced the establishment of an Executive Leadership Committee, consisting of Mr. Arnold, the Chief Financial Officer, Mr. Metcalfe, the Chief Technology Officer, Ms. Greene, the Executive Vice President of Human Resources and Mr. Velamoor, the Chief Growth & Strategy Officer of the Company, as members, to lead the Company on an interim basis, reporting to and working with a Board Oversight Committee consisting of Mr. Margolis and Mr. Barbarosh. The Board believed the Executive Leadership Committee, collectively, had the breadth of expertise to lead the Company and continue supporting the business seamlessly during the transition.

Between June and July 2021, Messrs. Razin and Rosenzweig continued to correspond with the other members of the Board, expressing their dissatisfaction with what they viewed as deliberate attempts to block their ability to exert control over the Board and management, including by not appointing them to the Board Oversight Committee. All of the other members of the Board disagreed with the perspective of Messrs. Razin and Rosenzweig. This correspondence included:

•	On June 30, 2021, a letter from Messrs. Razin and Rosenzweig to the rest of the Board making certain allegations against the other Board members.

•

On July 8, 2021, a letter from the rest of the Board to Messrs. Razin and Rosenzweig refuting the allegations made in their June 30, 2021 letter concerning, among other things, Mr. Frantz’s separation, the creation of the Board Oversight Committee and Executive Leadership Committee, Mr. Razin’s censure by the Board and the potential Delaware reincorporation proposal.

•	On July 19, 2021, a letter from Messrs. Razin and Rosenzweig to the rest of the Board responding to several claims that the Board made in its July 8, 2021 letter; and

•

On July 26, 2021, a letter from the rest of the Board to Messrs. Razin and Rosenzweig noting that the Board had made considerable efforts to engage constructively with each of Messrs. Razin and Rosenzweig to no avail, and that the views expressed by them in their June 30, 2021 and previous correspondence were not held by any of the other directors. The Board again reiterated its willingness to reach a mutually agreeable resolution, so long as its terms benefited all shareholders’ interests.

On August 17, 2021, as a result of the Board’s ongoing refreshment efforts beginning in 2020 and more focused refreshment initiatives that began with Spencer Stuart in February 2021, the Board announced the appointment of Dr. McGinty as an independent member of the Board effective August 11, 2021, the nomination of Dr. Puryear for election as an independent member of the Board at the 2021 Annual Meeting, and the retirement of Mr. Malone as a member of the Board effective as of the conclusion of his term at the 2021 Annual Meeting. In addition, the Board announced its full slate of director nominees for the 2021 Annual Meeting, including each of Messrs. Razin and Rosenzweig.

On August 19, 2021, Messrs. Razin and Rosenzweig submitted a notice of nomination (the “Nomination Notice”) of six nominees—each of themselves and Ruby Sharma, Kenneth H. Fearn, Jr., Julie Schoenfeld and Ramon Gregory (the nominees nominated by Messrs. Razin and Rosenzweig, collectively, the “Dissident Nominees”)—for election to the Board at the annual meeting, and issued a press release announcing such nomination.

On August 22, 2021, in light of the receipt of the Nomination Notice, the Board, at the recommendation of the Nominating and Governance Committee, voted to (i) remove Messrs. Razin and Rosenzweig from the Board’s slate of nominees for the 2021 Annual Meeting, (ii) establish a Proxy Committee of the Board consisting of all members of the Board other than Messrs. Razin and Rosenzweig with the authority to approve all matters related to the 2021 Annual Meeting, and (iii) approve the reincorporation of the Company in Delaware and submission of the reincorporation to a vote of the Company’s shareholders at the 2021 Annual Meeting. At no point prior to the submission of the notice of nomination did Messrs. Razin and Rosenzweig indicate that they intended to submit a dissident nominee slate for the 2021 Annual Meeting or seek control of the Board, and given that they were included in the Board’s slate for the 2021 Annual Meeting, there was no reason for the Company to believe they would do so.

On August 23, 2021, the Company filed its preliminary proxy statement for the 2021 Annual Meeting and issued a press release in connection with such filing.

Following receipt of the Nomination Notice, the Board and the Nominating and Governance Committee of the Board determined to consider and interview each of the Dissident Nominees consistent with its policies and procedures for considering proposed shareholder nominees, including by conducting interviews of each nominee. In connection with such process, on August 24, 2021, Mr. Panner contacted each of the Dissident Nominees to arrange interviews with the Nominating and Governance Committee and Spencer Stuart, to aid the Board in making its recommendation with respect to the Dissident Nominees. Mr. Rosenzweig, writing on behalf of himself and Mr. Razin, refused to grant the Nominating and Governance Committee access to any of the Dissident Nominees.

On August 25, 2021, Mr. Razin, Mr. Rosenzweig and the Dissident Nominees delinquently filed a beneficial ownership report on Schedule 13D, reporting beneficial ownership by Mr. Razin and Mr. Rosenzweig of 15.2% and less than 1% of the Company’s outstanding common stock, respectively, and the submission of the Nomination of Notice.

Also, on August 25, 2021, the Company received a demand from Mr. Razin to inspect its stockholder list materials pursuant to Section 1600(a) of the California General Corporation Law (“CGCL”) and the Company’s bylaws.

On August 26, 2021, Messrs. Razin and Rosenzweig filed their preliminary proxy statement for the 2021 Annual Meeting and issued a press release in connection with such filing.

Also on August 26, 2021, the Company issued a press release noting that Messrs. Razin and Rosenzweig had refused to allow the Dissident Nominees to be interviewed by the Nomination and Governance Committee or Spencer Stuart.

Each of the Company and Messrs. Razin and Rosenzweig have since continued to file press releases and soliciting materials in connection with their respective campaigns.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended March 31, 2021 and 2020 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our internet website address is www.nextgen.com. We make our periodic and current reports, together with amendments to these reports, available on our internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings in the “Investor Relations” section of our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “NXGN.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, NextGen Healthcare, Inc., 3525 Piedmont Road, NE, Building 6, Suite 700, Atlanta, Georgia 30305 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

PROPOSALS OF SHAREHOLDERS

We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•

SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next year’s (i.e., 2022) annual meeting must be received by us by [                ] in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

•

Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

COST OF SOLICITING PROXIES

The cost of soliciting proxies will be borne by the Company. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders.

As a result of the potential proxy solicitation by Messrs. Razin and Rosenzweig, we will incur additional costs in connection with our solicitation of proxies. We have hired MacKenzie Partners, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee not to exceed $[            ]. MacKenzie expects that approximately [                ] of their employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from shareholders for the annual meeting, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, is estimated to be approximately $[            ], approximately $[            ] of which has been incurred to date.

In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation. Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of NextGen Healthcare, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

By Order of the Board of Directors,

NEXTGEN HEALTHCARE, INC.

/s/ Jeffrey D. Linton
Jeffrey D. Linton
Executive Vice President, General Counsel and Secretary

Atlanta, Georgia

[ ], 2021

ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT [                ], 2021.

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

The following tables (“Directors and Nominees” and “Executive Officers and Employees”) list the name and business address of the directors of the Company, nominees for director, and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees for director are included in the biographies under the section above titled “Proposal 6A and 6B – Election of Directors.” The name of each director is listed below, and the business addresses for all the directors is c/o NextGen Healthcare, 3525 Piedmont Rd., NE, Building 6, Suite 700, Atlanta, GA 30305.

Name
Craig A. Barbarosh
George H. Bristol
Julie D. Klapstein
James Malone
Jeffrey H. Margolis
Dr. Geraldine McGinty
Morris Panner
Dr. Pamela Puryear
Sheldon Razin
Lance Rosenzweig

Executive Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o NextGen Healthcare, 3525 Piedmont Rd., NE, Building 6, Suite 700, Atlanta, GA 30305.

Name	Title
David Ahmadzai	Senior Vice President and Chief Accounting Officer
James R. Arnold	Executive Vice President and Chief Financial Officer
Donna C. Greene	Executive Vice President, Human Resources
Jeffrey D. Linton	Executive Vice President, General Counsel and Secretary
David A. Metcalfe	Executive Vice President and Chief Technology Officer
Lonnie Allen Plunk	Executive Vice President, Operations
Srinivas S. Velamoor	Executive Vice President and Chief Growth & Strategy Officer
Mitchell L. Waters	Executive Vice President, Commercial Growth

Information Regarding Ownership of Company Securities by Participants

The number of shares of the Company’s common stock beneficially held as of the Record Date by its directors and those executive officers who are Participants appears in the “Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders ” section of this Proxy Statement. Except as described in this Appendix A or otherwise in this Proxy Statement, none of the persons listed above in “Directors and Nominees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Information Regarding Transactions in the Company’s Securities by Participants in the Past Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities beneficially owned by each of the Participants during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and no part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Description
David Ahmadzai	8/4/21	865	Disposition—Shares withheld to satisfy tax obligations
	6/15/21	104	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/1/21	348	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	789	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	923	Disposition—Shares withheld to satisfy tax obligations
	3/15/21	36	Acquisition—Purchase of common stock pursuant to ESPP plan
	2/3/21	3,250	Acquisition—Conversion of non-qualified stock options
	2/3/21	1,500	Acquisition—Conversion of non-qualified stock options
	2/3/21	3,000	Acquisition—Conversion of non-qualified stock options
	2/3/21	2,696	Disposition—Shares sold in open market transaction
	2/3/21	3,250	Disposition—Shares sold in option exercise
	2/3/21	4,500	Disposition—Shares sold in option exercise
	12/15/20	59	Acquisition—Purchase of common stock pursuant to ESPP plan
	10/27/20	4,000	Acquisition—Grant of restricted stock subject to vesting
	9/15/20	600	Acquisition—Purchase of common stock pursuant to ESPP plan
	8/4/20	7,500	Acquisition—Grant of restricted stock subject to vesting
	6/15/20	1,500	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/13/20	674	Disposition—Shares withheld to satisfy tax obligations
	6/1/20	8,000	Acquisition—Grant of restricted stock subject to vesting
	6/1/20	361	Disposition—Shares withheld to satisfy tax obligations
	6/1/20	817	Disposition—Shares withheld to satisfy tax obligations
	3/13/20	344	Acquisition—Purchase of common stock pursuant to ESPP plan

Name	Date	Number of Shares	Transaction Description
	12/13/19	225	Acquisition—Purchase of common stock pursuant to ESPP plan
	9/13/19	206	Acquisition—Purchase of common stock pursuant to ESPP plan

James R. Arnold	8/11/21	10,322	Acquisition—Grant of restricted stock subject to vesting
	6/26/21	2,946	Disposition—Shares withheld to satisfy tax obligations
	6/15/21	933	Acquisition—Purchase of common stock pursuant to ESPP plan
	3/15/21	375	Acquisition—Purchase of common stock pursuant to ESPP plan
	12/29/20	7,829	Disposition—Shares withheld to satisfy tax obligations
	12/26/20	4,142	Disposition—Shares withheld to satisfy tax obligations
	10/27/20	60,000	Acquisition—Grant of restricted stock subject to vesting
	10/27/20	90,000	Acquisition—Grant of performance stock unit awards subject to vesting
	6/15/20	518	Acquisition—Purchase of common stock pursuant to ESPP plan
	3/13/20	1,446	Acquisition—Purchase of common stock pursuant to ESPP plan
	3/13/20	5,000	Acquisition—Shares purchased in open market transaction
	12/26/19	65,360	Acquisition—Grant of restricted stock subject to vesting
	12/26/19	51,503	Acquisition—Grant of performance stock unit awards subject to vesting
Craig A. Barbarosh	8/3/21	9,000	Disposition—Shares sold in open market transaction pursuant to 10b5-1(c) plan
	6/1/21	9,000	Disposition—Shares sold in open market transaction pursuant to 10b5-1(c) plan
	4/12/21	9,000	Disposition—Shares sold in open market transaction pursuant to 10b5-1(c) plan
	8/18/20	14,706	Acquisition—Grant of restricted stock subject to vesting

George H. Bristol	12/4/20	8,200	Disposition—Shares sold in open market transaction
	12/4/20	7,000	Disposition—Shares sold in open market transaction
	12/3/20	4,800	Disposition—Shares sold in open market transaction
	8/18/20	11,837	Acquisition—Grant of restricted stock subject to vesting

Donna C. Greene	8/11/21	3,548	Acquisition—Grant of restricted stock subject to vesting
	6/26/21	142	Disposition—Shares withheld to satisfy tax obligations
	6/26/21	813	Disposition—Shares withheld to satisfy tax obligations
	5/29/21	10,000	Disposition—Expiration of option shares

Name	Date	Number of Shares	Transaction Description
	12/26/20	126	Disposition—Shares withheld to satisfy tax obligations
	12/26/20	727	Disposition—Shares withheld to satisfy tax obligations
	11/2/20	1,297	Disposition—Shares withheld to satisfy tax obligations
	10/27/20	13,143	Acquisition—Grant of restricted stock subject to vesting
	6/26/20	813	Disposition—Shares withheld to satisfy tax obligations
	6/26/20	142	Disposition—Shares withheld to satisfy tax obligations
	6/13/20	678	Disposition—Shares withheld to satisfy tax obligations
	12/26/19	14,102	Acquisition—Grant of restricted stock subject to vesting
	12/26/19	2,453	Acquisition—Grant of restricted stock subject to vesting
	11/2/19	1,297	Disposition—Shares withheld to satisfy tax obligations

Julie D. Klapstein	8/18/20	11,837	Acquisition—Grant of common stock

Jeffrey D. Linton	6/26/21	2,749	Disposition—Shares withheld to satisfy tax obligations
	6/15/21	530	Acquisition—Purchase of common stock pursuant to ESPP plan
	12/26/20	2,548	Disposition—Shares withheld to satisfy tax obligations
	12/15/20	243	Acquisition—Purchase of common stock pursuant to ESPP plan
	10/27/20	22,286	Acquisition—Grant of restricted stock subject to vesting
	10/27/20	33,429	Acquisition—Grant of performance stock unit awards subject to vesting
	10/23/20	2,478	Disposition—Shares withheld to satisfy tax obligations
	9/15/20	174	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/26/20	1,919	Disposition—Shares withheld to satisfy tax obligations
	6/15/20	571	Acquisition—Purchase of common stock pursuant to ESPP plan
	3/13/20	575	Acquisition—Shares purchased in open market transaction
	3/13/20	223	Acquisition—Purchase of common stock pursuant to ESPP plan
	12/26/19	33,293	Acquisition—Grant of restricted stock subject to vesting
	12/26/19	23,912	Acquisition—Grant of performance stock unit awards subject to vesting
	12/13/19	145	Acquisition—Purchase of common stock pursuant to ESPP plan
	10/23/19	1,729	Disposition—Shares withheld to satisfy tax obligations
	9/13/19	133	Acquisition—Purchase of common stock pursuant to ESPP plan

James Malone	8/18/20	11,837	Acquisition—Grant of restricted stock subject to vesting

Jeffrey H. Margolis	8/18/20	14,706	Acquisition—Grant of restricted stock subject to vesting
	3/12/20	10,000	Acquisition—Acquired indirectly through the Margolis Family Trust established December 23, 1998

Name	Date	Number of Shares	Transaction Description
Dr. Geraldine McGinty	8/16/21	1,849	Acquisition—Grant of restricted stock subject to vesting

David A. Metcalfe	8/11/21	3,548	Acquisition—Restricted stock subject to vesting
	6/26/21	4,248	Disposition—Shares withheld to satisfy tax obligations
	12/29/20	6,403	Disposition—Shares withheld to satisfy tax obligations
	12/26/20	3,937	Disposition—Shares withheld to satisfy tax obligations
	10/27/20	36,858	Acquisition—Grant of restricted stock subject to vesting
	10/27/20	55,287	Acquisition—Grant of performance stock unit awards subject to vesting
	10/23/20	4,090	Disposition—Shares withheld to satisfy tax obligations
	6/26/20	4,250	Disposition—Shares withheld to satisfy tax obligations
	12/29/19	6,403	Disposition—Shares withheld to satisfy tax obligations
	12/26/19	51,442	Acquisition—Grant of restricted stock subject to vesting
	12/26/19	39,547	Acquisition—Grant of performance stock unit awards subject to vesting
	10/23/19	2,847	Disposition—Shares withheld to satisfy tax obligations

Morris Panner	8/18/20	11,837	Acquisition—Grant of restricted stock subject to vesting

Lonnie Allen Plunk	6/15/21	699	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/1/21	974	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	719	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	259	Disposition—Shares withheld to satisfy tax obligations
	3/15/21	180	Acquisition—Purchase of common stock pursuant to ESPP plan
	2/1/21	13,000	Acquisition—Grant of restricted stock subject to vesting
	12/15/20	302	Acquisition—Purchase of common stock pursuant to ESPP plan
	10/27/20	15,000	Acquisition—Grant of restricted stock subject to vesting
	9/15/20	252	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/15/20	822	Acquisition—Purchase of common stock pursuant to ESPP plan
	6/1/20	12,000	Acquisition—Grant of restricted stock subject to vesting
	6/1/20	719	Disposition—Shares withheld to satisfy tax obligations

Name	Date	Number of Shares	Transaction Description
	6/1/20	259	Disposition—Shares withheld to satisfy tax obligations
	5/24/20	569	Disposition—Shares withheld to satisfy tax obligations
	3/13/20	322	Acquisition—Purchase of common stock pursuant to ESPP plan
	12/13/19	210	Acquisition—Purchase of common stock pursuant to ESPP plan
	9/13/19	192	Acquisition—Purchase of common stock pursuant to ESPP plan

Sheldon Razin	8/18/20	14,706	Acquisition—Grant of restricted stock subject to vesting
	12/13/19	278,000	Disposition—Gift of common stock to The Sheldon Razin Family Foundation

Lance Rosenzweig	2/9/21	6,000	Disposition—Shares sold in open market transaction
	2/9/21	6,000	Disposition—Shares sold in open market transaction
	2/8/21	12,000	Disposition—Shares sold in open market transaction
	8/18/20	11,837	Acquisition—Grant of restricted stock subject to vesting
	8/12/20	1,764	Disposition—Shares sold in open market transaction
	8/11/20	5,687	Disposition—Shares sold in open market transaction
	8/10/20	5,700	Disposition—Shares sold in open market transaction

Mitchell L. Waters	6/3/21	3,002	Disposition—Sold pursuant to a 10b5-1(c) plan
	6/3/21	1,785	Disposition—Sold pursuant to a 10b5-1(c) plan
	6/3/21	315	Disposition—Sold pursuant to a 10b5-1(c) plan
	6/1/21	306	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	888	Disposition—Shares withheld to satisfy tax obligations
	6/1/21	1,004	Disposition—Shares withheld to satisfy tax obligations
	2/1/21	13,000	Acquisition—Grant of restricted stock subject to vesting
	2/1/21	6,250	Disposition—Shares sold in option exercise
	11/27/20	12,500	Disposition—Shares sold in option exercise
	11/27/20	10,216	Disposition—Shares sold in option exercise
	11/27/20	10,000	Disposition—Shares sold in option exercise
	10/27/20	18,300	Acquisition—Grant of restricted stock subject to vesting
	8/4/20	1,211	Disposition—Shares sold in open market transaction
	6/13/20	522	Disposition—Shares withheld to satisfy tax obligations
	6/4/20	2,062	Disposition—Shares sold in open market transaction
	6/4/20	3,876	Disposition—Shares sold in open market transaction

Name	Date	Number of Shares	Transaction Description
	6/4/20	1,211	Disposition—Shares sold in open market transaction
	6/4/20	1,420	Disposition—Shares sold in open market transaction
	6/1/20	10,000	Acquisition—Grant of restricted stock subject to vesting
	6/1/20	888	Disposition—Shares withheld to satisfy tax obligations
	6/1/20	307	Disposition—Shares withheld to satisfy tax obligations
	1/31/20	1,062	Disposition—Shares withheld to satisfy tax obligations

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the Proxy Statement, to our knowledge:

•	None of the Participants or their associates beneficially owns, directly or indirectly, any shares or other securities of the Company;

•	None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting;

•	None of the Participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company;

•

None of the Participants has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies;

•

None of the Participants have any arrangement or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party;

•

None of the Participants is a party to any transaction, since the beginning of Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest; and

•	None of the Participants has been convicted in a criminal proceeding in the past ten years.

Other Information

The Company does not know of any changes in control of the Company within the last fiscal year.

In addition, to our knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

ANNEX A

FORM

OF

AGREEMENT AND PLAN OF MERGER

FORM OF AGREEMENT AND PLAN OF MERGER

OF NEXTGEN HEALTHCARE, INC.,

A DELAWARE CORPORATION,

AND

NEXTGEN HEALTHCARE, INC.

A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of [                ], 2021 (the Agreement”), is between NextGen Healthcare, Inc., a California corporation (“Parent”), and NextGen Healthcare, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Delaware Subsidiary”). Delaware Subsidiary and Parent are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Delaware Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware and, as of the date of this Agreement, has authorized 5,000 shares of capital stock, all of which are designated as common stock, par value $0.01 per share (the “Common Stock”), and has issued and outstanding 100 shares of Subsidiary Common Stock, all of which are held by Parent;

WHEREAS, immediately prior the Effective Time (as defined below), the Delaware Subsidiary will have authorized a total of 110,000,000 shares of capital stock, which shall be divided into two classes, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share;

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of California and has authorized capital stock of 100,000,000 shares, all of which are designated “Common Stock” (“Parent Stock”), and, as of the date of this Agreement, 67,274,112 shares of Parent Stock are issued and outstanding;

WHEREAS, the Board of Directors of Parent has determined that, for the purpose of effecting the reincorporation of Parent in the State of Delaware, it is advisable and in the best interests of Parent that Parent merge with and into Delaware Subsidiary upon the terms and conditions herein provided;

WHEREAS, the Board of Directors of each Constituent Corporation has approved and declared advisable this Agreement, has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of its shareholders or stockholder, as applicable, and has directed that this Agreement be submitted to its shareholders or stockholder, as applicable, for adoption thereby and has recommended that such shareholders or stockholder, as applicable, adopt this Agreement;

WHEREAS, immediately following the execution and delivery of this Agreement, Parent, in its capacity as sole stockholder of Delaware Subsidiary, will execute and deliver a consent adopting this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Delaware Subsidiary and Parent hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, at the Effective Time (as hereinafter defined), Parent shall be merged with and into Delaware Subsidiary (the “Merger”), the separate existence of Parent shall cease and Delaware Subsidiary shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Delaware Subsidiary, as the surviving corporation in the Merger, is herein sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall be “NextGen Healthcare, Inc.”

1.2 Filing and Effectiveness. After satisfaction of the requirements of the applicable laws of the State of Delaware and the State of California, Delaware Subsidiary will cause a certificate of merger (the “Delaware Certificate of Merger”) and all other documents and filings required to be made under Delaware law to be filed with the Secretary of State of the State of Delaware, and Parent will cause a certificate of merger (the “California Certificate of Merger”) and all other documents and filings required to be made under California law to be filed with the Secretary of State of the State of California. The Merger shall become effective at the time of effectiveness of the Delaware Certificate of Merger and in accordance with the California Corporations Code, or any later date and time agreed to by the parties and specified in the Delaware Certificate of Merger and the California Certificate of Merger (the “Effective Time”).

1.3 Effect of the Merger. The Merger shall have the effects under the Delaware General Corporation Law and the California Corporations Code. Without limiting the foregoing, upon the Effective Time, (i) the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Constituent Corporations as constituted immediately prior to the Effective Time, (ii) all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Delaware Subsidiary and Parent on whatever account, shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, and title to any real estate, or any interest therein vested in Delaware Subsidiary or Parent, shall not revert or in any way be impaired by reason of this Merger; (iii) all contractual rights, obligations and adopted plans, including without limitation the NextGen Plans (as defined below) and all other contracts and obligations therein, of Parent shall thenceforth be assumed by, remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced by or against it to the same extent as if all said contractual rights, obligations and adopted plans had been entered into or adopted by the Surviving Corporation; (iv) any and all intangibles and intellectual property rights, including without limitation patents, patent applications, trademarks, trademark applications, trade secrets, copyrights, know how, inventions and all other intellectual property and rights therein, of Parent and Delaware Subsidiary shall be the property and assets of the Surviving Corporation; and (v) all of the rights of creditors of Delaware Subsidiary and Parent shall be preserved unimpaired, and all liens upon the property of Delaware Subsidiary or Parent shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. Delaware Subsidiary shall cause its certificate of incorporation to be amended and restated prior to the effective time to read in its entirety in the form attached hereto as Exhibit A, with such provisions as shall have been approved by the shareholders of Parent in connection with the Merger (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation shall continue as the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. Delaware Subsidiary shall cause its bylaws to be amended and restated prior to the Effective Time to read in their entirety in the form attached hereto as Exhibit B, with such provisions as shall have been approved by the shareholders of Parent in connection with the Merger (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws as in effect immediately prior to the Effective Time shall continue in full force and effect as the bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof, the Amended and Restated Certificate of Incorporation and applicable law.

2.3 Directors and Officers. The directors of Delaware Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and each such director shall continue in office as a director until the next annual meeting of stockholders of Delaware Subsidiary for the election of directors and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. The officers of Delaware Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall continue to serve until their death, resignation, removal or retirement.

III. MANNER OF CONVERSION OF STOCK

3.1 Parent Shares. Upon the Effective Time, each share of Parent Stock (the “Parent Shares”) issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation. The Surviving Corporation shall not be obligated to issue any fractional shares in the Merger, and any fractional shares otherwise issuable by the Surviving Corporation in the Merger shall be cancelled, and the holder thereof shall be instead paid cash in an amount equal to the fair value thereof.

3.2 Delaware Subsidiary Common Stock. Upon the Effective Time, each share of Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Delaware Subsidiary, the holder of such shares or any other person, be canceled for no consideration and returned to the status of authorized but unissued shares of Common Stock of the Surviving Corporation.

3.3 Parent Options and Plans. Upon the Effective Time, the Surviving Corporation shall assume and continue the NextGen Healthcare, Inc. 2015 Equity Incentive Plan (as amended to date, the “2015 Plan”), the Quality Systems, Inc. 2014 Employee Share Purchase Plan (the “ESPP”) and the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan (the “2005 Plan” and, together with the 2015 Plan and the ESPP, the “NextGen Plans”) and all other employee benefit plans of Parent, as set forth in Section IV below. Each security convertible into or exercisable or exchangeable for Parent Shares issued and outstanding immediately prior to the Effective Time under the NextGen Plans shall, at the Effective Time, be changed and converted, exercised or exchanged, upon the same restrictions, terms and conditions, into an option to purchase or other right to acquire, upon the same terms and conditions, the number of shares of Common Stock of the Surviving Corporation that is equal to the number of Parent Shares that the holder would have received had the holder exercised such option to purchase or other right to acquire in full immediately prior to the Effective Time (whether or not such option to purchase or other right to acquire was then exercisable) and the exercise price per share or conversion price or ratio per share under each of said option to purchase or other right to acquire shall be the exercise price per share or conversion price or ratio per share thereunder immediately prior to the Effective Time. The Parent Shares that remain available for issuance under the NextGen Plans, if any, including without limitation any such shares that are added back to the authorized share limit at any time by virtue of forfeitures, surrenders or otherwise, shall be changed and converted into shares of the Common Stock of the Surviving Corporation, such that all awards under the NextGen Plans from and after the Effective Time shall relate to shares of the Common Stock of the Surviving Corporation rather than Parent Shares. The Delaware Subsidiary shall cause a number of shares of Common Stock of the Surviving Corporation to be reserved for issuance upon the vesting and settlement of rights issued under the NextGen Plans that is at least equal to the number of Parent Shares so reserved immediately prior to the Effective Time.

3.4 Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate representing the Parent Shares may be asked to surrender the same for cancellation to [_] as exchange agents (the “Exchange Agents”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Surviving Corporation’s Common Stock into which the surrendered Parent Shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing the Parent Shares shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which such Parent Shares were converted in the Merger. The registered owner on the books and records of the Surviving Corporation of any shares of Common Stock of the Surviving Corporation represented by any such outstanding certificate shall have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates representing the Parent Shares so converted and surrendered in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Common Stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agents any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. CONVERSION OF PLANS

The terms of the NextGen Plans, as in effect at the Effective Time, shall remain in full force and effect with respect to each option to purchase or other right to acquire shares of Parent Stock after giving effect to the Merger and the assumptions by the Surviving Corporation as set forth above. As of the Effective Time, the Surviving Corporation shall assume the NextGen Plans and all references therein to Parent or Parent Shares (or options or rights with respect thereto) shall be deemed automatically amended to be references to the Surviving Corporation and the Common Stock of the Surviving Corporation (or options or rights with respect thereto). The parties acknowledge that there are [____] Parent Shares reserved for issuance under the 2015 Plan as of immediately prior to the Effective Time pursuant to its terms, of which [____] may be issued pursuant to the award of incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended). The 2015 Plan permits the issuance of awards thereunder, including incentive stock options, to all employees of Parent and its subsidiaries. Following the Effective Time and the assumption of the 2015 Plan by the Surviving Corporation, there will be [____] shares of the Common Stock of the Surviving Corporation reserved for issuance under the 2015 Plan as of immediately following the Effective Time pursuant to its terms, all of which may be issued to employees of the Surviving Corporation and its subsidiaries

V. GENERAL

5.1 Covenants of Delaware Subsidiary. Delaware Subsidiary covenants and agrees that it will:

(a) Qualify to transact intrastate business as a foreign corporation in the State of California and in connection therewith irrevocably consent to service of process directed to it upon the agent designated and to the service of process on the California Secretary of State if the agent designated or the agent’s successor is no longer authorized to act or cannot be found at the address given, as required under the provisions of Section 2105 of the California Corporations Code.

(b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Delaware Subsidiary of all of the franchise tax liabilities of Parent.

(c) Take such other actions as may be required by the California Corporations Code.

5.2 Further Assurances. From time to time, as and when required by Delaware Subsidiary or by its successors or assigns, there shall be executed and delivered on behalf of Parent such deeds and other instruments, and there shall be taken or caused to be taken by Delaware Subsidiary and Parent such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Delaware Subsidiary the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Parent and otherwise to carry out the purposes of this Agreement, and the officers and directors of Delaware Subsidiary are fully authorized in the name and on behalf of Parent or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Parent or of Delaware Subsidiary, or of both, notwithstanding the approval of this Agreement by the shareholders of Parent.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders or shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

5.6 Counterparts; Agreement. This Agreement may be executed in two or more consecutive counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic transmission or otherwise) to the other party. A fully executed copy of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3525 Piedmont Road, NE Building 6, Suite 700, Atlanta, Georgia 30305, and a copy thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

5.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits hereto) constitutes the entire agreement, and supersede all other agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Article III (which, from and after the Effective Time, shall be for the benefit of holders of Parent Shares or rights or options to acquire Parent Shares as of immediately prior to the Effective Time) is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder.

5.8 Governing Law; Jurisdiction. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than a failure of service of process, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

NextGen Healthcare, Inc., a Delaware corporation

By:
Name:
Title:

NextGen Healthcare, Inc., a California corporation

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF MERGER

ANNEX B

CERTIFICATE OF INCORPORATION

OF

NEXTGEN HEALTHCARE, INC.,

a Delaware corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEXTGEN HEALTHCARE, INC.

NextGen Healthcare, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is NextGen Healthcare, Inc. The Corporation was incorporated under its current name by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on _____________ __, 2021.

2. This Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), which amends and restates the certificate of incorporation of the Corporation, has been approved by the board of directors of the Corporation in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL.

3. The text of the certificate of incorporation of the Corporation is hereby amended and restated by this Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be executed by its duly authorized officer as of this [__] day of [___________], 2021.

NextGen Healthcare, Inc.

By:
Name:
Title:

EXHIBIT A

ARTICLE I

The name of the corporation is NextGen Healthcare, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.01 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.01 per share.

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK.

1. General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, including by any Certificate of Designation (as defined below), the “Restated Certificate”) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The total number of directors constituting the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, any director may be removed from office at any time by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any director or directors elected by the separate vote of the holders of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders for the election of directors and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification, or removal.

D. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Restated Certificate. Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total number of directors constituting the Board of Directors shall automatically be reduced accordingly.

E. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”).

F. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation(s) relating to such series of Preferred Stock, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called the Board of Directors or by such other person or persons as may be authorized by, and subject in all respects to compliance with any applicable procedures set forth in, the Bylaws.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before an meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former directors, officers, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE X

A. Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (the “Chancery Court”) or, in the event that the Chancery Court does not have jurisdiction, the state or federal courts in the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Corporation, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action, suit or proceeding arising pursuant to any provision of the DGCL, this Restated Certificate or the Bylaws or (d) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (ii) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (i) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (i) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of clause (i) of paragraph A of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

C. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

The Corporation shall be governed by Section 203 of the DGCL.

ARTICLE XII

If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Restated Certificate (including, without limitation, each such portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ANNEX C

BYLAWS

OF

NEXTGEN HEALTHCARE, INC.,

a Delaware corporation

Amended and Restated Bylaws of

NextGen Healthcare, Inc.

(a Delaware corporation)

(continued)

Amended and Restated Bylaws of

NextGen Healthcare, Inc.

Article I - Corporate Offices

1.1 Registered Office.

The address of the registered office of NextGen Healthcare, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meetings.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Amended and Restated Bylaws (as the same may be amended and/or restated, the “Bylaws”) may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meetings.

(a) Special meetings of the stockholders (i) may be called for any purpose or purposes by the Board, the Chairman of the Board, or the Chief Executive Officer of the Corporation, and (ii) shall be called by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record who hold, in the aggregate, at least twenty-five percent (25%) of the combined voting power of the outstanding shares of capital stock the Corporation entitled to vote generally in an election of directors as of the Demand Record Date (as defined below) (the “Requisite Percentage”).    The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. If and to the extent directors may be elected at any special meeting of stockholders, stockholders who nominate persons for election to the Board at any such special meeting must also comply with the requirements set forth in Section 2.4 and Section 2.5.

(b) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(a) unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 2.3, a request by a stockholder for the Board to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of capital stock of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors may be elected at any special meeting and are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.3(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such stockholder or beneficial owner.

(d) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any Requesting Person, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed (or deemed to be fixed) if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2.3(f).

(e) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(a)(ii) unless stockholders of record who hold, in the aggregate, shares of capital stock outstanding as of the Demand Record Date that represent the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(a)(ii). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such resolution contemplates an amendment to these Bylaws or the adoption of new bylaws, the text of such amendment or such new bylaws), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting. For purposes of this Section 2.3(f), a meeting of stockholders of a predecessor of the Corporation shall be deemed to be a meeting of stockholders of the Corporation.

(g) After receipt of demands in proper form given in accordance with this Section 2.3 from a stockholder or stockholders holding shares of capital stock outstanding as of the Demand Record Date that represent the Requisite Percentage, the Board shall determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes specified in such demands and notice of such meeting shall be given in accordance with these Bylaws and applicable law. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting.

(h) In connection with a special meeting called in accordance with this Section 2.3, the Requesting Person who requested the establishment of a Demand Record Date and each stockholder or stockholders (except for any Solicited Stockholder) who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to notice of the special meeting and as of the date that is ten (10) business days prior to the date of the special meeting and, if practicable, the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to notice of the special meeting (in the case of the update and supplement required to be made as of such record date) and not later than eight (8) business days prior to the date of the special meeting and, if practicable, the date of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board shall determine that any Demand Record Date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the Requesting Stockholder requesting the establishment of a Demand Record Date or the stockholder or stockholders submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such Demand Record Date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person and each such other stockholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Demand Record Date or demand to call a special meeting.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders called by any Person pursuant to Section 2.3(a)(i) and may cancel any previously scheduled special meeting of stockholders called pursuant to Section 2.3(a)(ii) upon any violation of or failure to comply with the procedures set forth in this Section 2.3 relating to any request to fix a Demand Record Date or any demand to call a special meeting.

2.4 Notice of Business to be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the Person calling the meeting pursuant to Section 2.3, and stockholders shall not otherwise be permitted to propose business to be brought before a special meeting of the stockholders.    For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the date of its incorporation, shall be deemed to be __________ __, 2021); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such resolution contemplates an amendment to these Bylaws or the adoption of new bylaws, the text of such amendment or such new bylaws), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or Persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of capital stock of the Corporation (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the date of the meeting and, if practicable, the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date of the meeting and, if practicable, the date of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the date of the meeting and the date of any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Notice of Nominations for Election to the Board.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (ii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting of stockholders.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(ii) Notwithstanding anything to the contrary set forth herein, if the election of directors is a matter specified in the notice of meeting given by or at the direction of a Person calling a special meeting pursuant to Section 2.3(a)(i) of these Bylaws and is a matter that may be conducted at such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at any such special meeting, such stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at any such special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made. For the avoidance of doubt, no nomination for election to the Board at a special meeting of stockholders called pursuant to Section 2.3(a)(ii) shall be made by any stockholder at such meeting other than the Requesting Person, subject to, and in compliance with, the provisions of Section 2.3 of these Bylaws.

(iii) In no event shall any adjournment or postponement of an annual meeting (or, if applicable, special meeting) or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv) Notwithstanding anything to the contrary set forth herein, in no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(b)(ii) or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the date of the meeting and, if practicable, the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting and, if practicable, the date of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual meeting (or, if applicable, special meeting) of stockholders, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Company pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Company in connection with such annual meeting (or, if applicable, special meeting) and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any Person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, and (E) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

(b) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the date of the meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, the date of any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable.    The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.3, Section 2.5 and this Section 2.6, as applicable.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of holders of shares representing a sufficient number of votes to leave less than a quorum. If a quorum is not present or represented at any meeting of the stockholders, the person presiding over the meeting shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place (if any), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.12(a) of these Bylaws and the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, applicable law, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i) ascertain the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

2.16 Proxy Access.

The corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.16 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.16 (the “Nomination Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.16. To be timely, a stockholder’s Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Nomination Notice must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder’s Nomination Notice must be delivered to or mailed and received by the Secretary not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(a) For purposes of this Section 2.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary within the time period specified in this Section 2.16 for providing the Nomination Notice.

(b) The number of Stockholder Nominees (including Stockholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for re-election and any Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.16, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.16 but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees for inclusion in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c) For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that the person (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders.

(d) An Eligible Stockholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (i) a date within seven (7) days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 2.16, (i) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.16. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 2.16, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three (3) years as of both (i) a date within seven (7) days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting, and evidence of such continuous ownership shall be provided as specified in this Section 2.16(d).

(e) Within the time period specified in this Section 2.16 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.5; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended; (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.16) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (E) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and (v) an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 2.16, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

(f) The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this Section 2.16 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(g) Within the time period specified in this Section 2.16 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(h) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings.

(i) The corporation shall not be required to include, pursuant to this Section 2.16, any Stockholder Nominees in its proxy materials for any meeting of stockholders (i) for which the Secretary of corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.5 and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.16, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.16.

(j) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.16, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.16.

(k) The Eligible Stockholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.16(d) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

2.17 Delivery to the Corporation.

Whenever the provisions of Sections 2.3 through 2.6 of these Bylaws require one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation consents otherwise and except as otherwise required by applicable law, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Article III - Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as otherwise provided by these Bylaws, and subject to the special rights of the holders of one or more series of preferred stock to elect directors, each director shall be elected by the vote of the majority of the votes cast with respect to such director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.3 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” such director’s election).

In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and governance committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, such director shall submit his or her resignation as a director, which resignation shall be contingent its acceptance by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a director’s resignation pursuant to this Section 3,3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the Certificate of Incorporation and these Bylaws.

Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or applicable law, vacancies resulting from the death, resignation, disqualification or removal of any director or other causes, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of any special meeting shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.

After any such action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or the committee thereof, as the case may be, in the same paper or electronic form as the minutes are maintained.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

The Board may designate one (1) or more committees of the Board, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.11 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6 Representation of Securities of Other Entities.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other Person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates; Uncertificated Shares.

Shares of capital stock of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of capital stock of the Corporation shall be uncertificated. Certificates, if any, representing shares of capital stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, and the Secretary or any Assistant Secretary shall be specifically authorized to sign stock certificates. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.5 Dividends.

The Board, subject to any restrictions contained in the DGCL or the Certificate of Incorporation, may declare and pay dividends upon the shares of capital stock of the Corporation. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

7.6 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.7 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.8 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, all in accordance with the Certificate of Incorporation, these Bylaws and applicable law. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.9 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.10 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.11 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII - Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this Section 8.1(b), the Corporation may give a notice by electronic mail in accordance with Section 8.1(a) without obtaining the consent required by this Section 8.1(b). Any notice given pursuant to this Section 8.1(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder.

(c) Notwithstanding the foregoing provisions of this Section 8.1, a notice may not be given to a stockholder by an electronic transmission (including electronic mail) from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation to such stockholder and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

(d) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, (i) any employee or agent of the Corporation or (ii) any person serving at the request of the Corporation as a director, officer, employee or agent of anther corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, who is not a covered person, who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such covered person to repay all amounts advanced if it should be ultimately determined that such covered person is not entitled to be indemnified under this Article IX or otherwise. The Corporation may pay the expenses (including attorneys’ fees) incurred by (i) any employee or agent of the Corporation or (ii) any person serving at the request of the Corporation as a director, officer, employee or agent of anther corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, who is not a covered person, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person entitled thereto has ceased to be a director, officer, employee or agent of the Corporation, or has ceased to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or non-profit entity shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or non-profit entity. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or non-profit entity has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or non-profit entity shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or non-profit entity for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to alter, amend or repeal these Bylaws or adopt new bylaws.

Article XI - Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

NextGen Healthcare, Inc.

Certificate of Amendment and Restatement of Bylaws

The undersigned, being the duly elected, qualified, and acting Secretary of NextGen Healthcare, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the foregoing Amended and Restated Bylaws of the Corporation were approved by the board of directors of the Corporation on ___________ __, 2021, and became effective on ____________ __, 2021.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ___ day of _______, 2021.

[Name]
General Counsel and Secretary

ANNEX D

AMENDED AND RESTATED

2015 EQUITY INCENTIVE PLAN

NEXTGEN HEALTHCARE, INC.

2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MAY 20, 2015

APPROVED BY THE SHAREHOLDERS: AUGUST 11, 2015

AMENDED BY THE BOARD OF DIRECTORS: JUNE 13, 2017

APPROVED BY THE SHAREHOLDERS: AUGUST 22, 2017

AMENDED BY THE BOARD OF DIRECTORS: MAY 22, 2019

APPROVED BY THE SHAREHOLDERS: AUGUST 15, 2019

AMENDED BY THE BOARD OF DIRECTORS: MAY 25, 2021

APPROVED BY THE SHAREHOLDERS: [     ], 2021

1. GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (ix) below.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(ix)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(viii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Except as provided in Section 9(a), neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

(f) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award other than an Appreciation Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

(g) Minimum Vesting Requirements. Excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash Awards, and (iii) awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, no Stock Award granted on or after August 15, 2019 may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Stock Award; provided, however, that up to 5% of the Share Reserve (as defined in Subsection 3(a)(i) and subject to adjustment as provided in Section 9(a)) may be subject to Stock Awards granted on or after August 15, 2019 that do not meet such vesting (and, if applicable, exercisability) requirements and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination, death, disability or a change in control, in the terms of the Award or otherwise.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to adjustment under Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Original Effective Date will not exceed the sum of (A) [24,000,000] shares (which number is the sum of (i) 11,500,000 shares originally approved by the Company’s stockholders in August 2015, (ii) 6,000,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in August 2017, (iii) 3,575,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in August 2019), and (iv) [2,850,000] shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in [date of annual meeting 2021],1 plus (B) any shares subject to outstanding stock awards granted under the Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”) that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement or are settled in cash; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (such shares described in (i), (ii) and (iii), the “Returning Shares”) (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(iii) Subject to Section 3(b), the number of shares available for issuance under the Plan will be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award, (ii) two and a half (2.5) shares for each share of Common Stock issued pursuant to a Full Value Award granted before March 31, 2017; (iii) 3.27 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after March 31, 2017 but before May 22, 2019; (iv) 2.77 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after May 22, 2019 but before July 15, 2021; and (v) 1.0 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after July 15, 2021.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available for Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award (or award under the Prior Plan) are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited will revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), to the extent there is issued a share of Common Stock pursuant to a Full Value Award and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) before March 31, 2017, then the number of shares of Common Stock available for issuance under the Plan will increase by two and a half (2.5) shares for each such share; if such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after March 31, 2017 but before May 22, 2019, then the number of shares of Common Stock available for issuance under the Plan will increase by 3.27 shares for each such share; if such share

[1]

As of the date of the Company’s Annual Stockholder Meeting in 2021 ([insert date]), and subject to stockholder approval, there will be 4,457,503 shares available for the grant of new awards, less grants made after July 15, 2021 and counted on a one-for-one basis, subject to adjustment pursuant to Section 9(a) and Section 3(b)(i).

of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after May 22, 2019 but before [July 15, 2021], then the number of shares of Common Stock available for issuance under the Plan will increase by 2.77 shares for each such share of Common Stock; and if such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after [July 15, 2021], then the number of shares of Common Stock available for issuance under the Plan will increase by the applicable number (that is 2.5, 3.27, 2.77, or 1.0) of shares for each such forfeited share of Common Stock, based on the number that by which the share reserve was reduced at the time the award was granted. For clarity, if the Share Reserve was originally reduced by 3.27 shares for each share underlying a Stock Aware that is forfeited on or after [date of annual meeting 2021], then the share reserve will correspondingly be increased by 3.27 shares for each such forfeited share underlying such Stock Award.

(ii) Shares Not Available for Subsequent Issuance. If any shares subject to an Option or SAR are not delivered to a Participant because the Option or SAR is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company to cover withholding taxes pursuant to Section 8(h) with respect to an Option or SAR (but not with respect to any other type of Stock Award) or as consideration for the exercise of an Option or SAR will not again become available for issuance under the Plan. In addition, the gross number of shares subject to a SAR shall count against the Share Reserve if such SAR is settled in shares of Common Stock, and shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options under any Prior Plan) shall not be added to the Share Reserve. In the event that withholding tax liabilities arising from a Full Value Award (or full value award granted under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the Share Reserve and shall be counted in accordance with the fungible ratio as set forth in Section 3(b)(i) above; provided that to the extent such tendered or withheld shares have a value that exceeds the minimum amount of tax required to be withheld by law, such additional shares shall not be added to the Share Reserve.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty-nine million five hundred seventy-five thousand (29,575,000) shares of Common Stock.

(d) Individual Annual Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the following limitations apply to annual employee grants:

(i) A maximum of two million (2,000,000) shares of Common Stock subject to Appreciation Awards granted under this Plan may be granted to any Participant during any fiscal year.

(ii) A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted (based on maximum level of achievement) to any one Participant during any one fiscal year.

(iii) A maximum of two million dollars ($2,000,000) may be granted (based on maximum level of achievement) as a Performance Cash Award to any one Participant during any one fiscal year.

(e) Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year for services as a Non-Employee Director rendered for such year, will not exceed Six Hundred Thousand Dollars ($600,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year). For the avoidance of doubt, any compensation that is deferred shall be counted towards this limit in the year in which the compensation is first earned, and not the year of payment in the event it is deferred.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)) and will be exercisable during the lifetime of the Participant only by the Participant. Subject to Section 8(m) of this Plan, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. Subject to Section 2(g) of this Plan, the total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g) of this Plan, shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Subject to Section 8(m) of this Plan, rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement shall provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g) of this Plan, at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents (whether credited or accumulated or reinvested in any form), and any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents, will be subject to all of the same terms and conditions and risk of forfeiture of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other agreement with the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g) of this Plan, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Subject to Section 2(g) of this Plan, other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. Notwithstanding the foregoing, if the Company elects to withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award, then (a) any such shares withheld by the Company may not have a value that exceeds the maximum individual statutory tax rate in the applicable jurisdiction, and (b) any such withheld shares that have a value in excess of the minimum amount of tax required to be withheld by law shall not be added to the Share Reserve as provided in Section 3(b)(ii) above.

(i) Electronic Delivery. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Board or another third party selected by the Board. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, to the extent necessary in order to avoid the imposition of taxes thereunder.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy maintained by the Company, including any such policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(m) Transferability of Stock Awards. No Stock Awards granted under this Plan may be transferred for value to any third-party financial institution without prior shareholder approval.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Appointment of Stockholder Representative. As a condition to the receipt of a Stock Award under this Plan, a Participant will be deemed to have agreed that the Stock Award will be subject to the terms of any provision in the agreement governing a Transaction involving the Company for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Stock Award under the Plan and the issuance of shares pursuant to any Stock Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a qualifying termination that occurs in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date this amended and restated Plan is adopted by the Board, or (ii) the date the Plan is most recently approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. EFFECTIVE DATE OF PLAN.

This amended and restated Plan will become effective on the Restatement Effective Date.

12. CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. AS USED IN THE PLAN, THE FOLLOWING DEFINITIONS WILL APPLY TO THE CAPITALIZED TERMS INDICATED BELOW:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, or Other Stock Award, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option, Stock Appreciation Right, or Other Stock Award, as applicable, on the date of grant.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Restatement Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s failure to substantially perform his or her duties with the Company or an Affiliate; (ii) such Participant’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or an Affiliate to whom such Participant directly or indirectly reports; (iii) such Participant’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (iv) such Participant’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or an Affiliate; (v) such Participant’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Affiliates resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (vi) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; or (vii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events (unless otherwise provided in an Award Agreement):

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any

Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means NextGen Healthcare, Inc. (formerly known as Quality Systems, Inc.), a California corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events (unless otherwise provided in an Award Agreement):

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of California, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) a Stock Award, in each case, that is not an Appreciation Award.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Original Effective Date” means the date the Plan was originally effective, which was the date of the annual meeting of shareholders of the Company held in 2015.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership.” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this amended and restated NextGen Healthcare, Inc. 2015 Equity Incentive Plan (formerly known as the Quality Systems, Inc. 2015 Equity Incentive Plan).

(qq) “Restatement Effective Date” means the effective date of this amended and restated Plan document, which is the date of the annual meeting of shareholders of the Company held in 2021, provided this Plan is approved by the Company’s shareholders at such meeting.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Rule 405” means Rule 405 promulgated under the Securities Act.

(xx) “Rule 701” means Rule 701 promulgated under the Securities Act.

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(aaa) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ccc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(eee) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(fff) “Transaction” means a Corporate Transaction or a Change in Control.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 12, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NEXTGEN HEALTHCARE, INC. ATTN: JEFFREY D. LINTON EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY 3525 Piedmont Rd., NE, Building 6, Suite 700 Atlanta, Georgia 30305 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on October 12, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [XXXXX] KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NEXTGEN HEALTHCARE, INC. The Board of Directors recommends you vote FOR the following: 6A and 6B For Withhold All All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NEXTGEN HEALTHCARE, INC. For Withhold All All Except For All To nominee(s), withhold mark authority “For to All vote Except” for any and individual write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 3. Election of Directors Nominees: 01) Craig A. Barbarosh Morris Panner 06) 02) George H. Bristol 07) Pamela Puryear 03) Julie D. Klapstein 08) Sheldon Razin 04) Jeffrey H. Margolis 09) Lance E. Rosenzweig 05) Dr. Geraldine McGinty The Board of Directors recommends you vote FOR n proposals 1, 2A 2G, 4, 5 and 6. 1. Our reincorporation in the State of Delaware pursuant to a merger with and into a wholly-owned subsidiary of the Company. 2A. Approval of provisions in the Delaware Certificate and Bylaws limiting the Company’s stockholders’ right to call special meetings of 2B. Approval of a provision in the Delaware Certificate providing that vacancies occurring on the Board of Directors and newly created directorships may be filled solely by a majority of the remaining 2C. directors Approval of a provision disallowing cumulative 4. Advisory vote to approve compensation of our named 2D. Approval of a provision in the Delaware Certificate executive officers (Say-on-Pay). 5. Ratification of the appointment of PricewaterhouseCoopers providing that the total number of directors LLP as our independent registered public accounting firm constituting the Board of Directors may be fixed for the fiscal year ending March 31, 2022. exclusively by resolution of the Board of Directors. 6. Amendment and Restatement of NextGen Healthcare, Inc. 2015 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at [XXXXX] NEXTGEN HEALTHCARE, INC. PROXY FOR 2021 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jeffrey D. Linton and James R. Arnold, Jr., and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of NextGen Healthcare, Inc. (“NextGen Healthcare”) held of record by the undersigned as of September 2, 2021 at the Annual Meeting of Shareholders of NextGen Healthcare to be held at NextGen Healthcare’s corporate headquarters located at 3525 Piedmont Rd., NE, Building 6, Suite 700, Atlanta, Georgia 30305, on October 13, 2021, at 1:30 p.m. local time and at all adjournments and postponements thereof (the “Annual Meeting”), upon the following matters, which are described in NextGen Healthcare’s Proxy Statement for the Annual Meeting. NextGen Healthcare’s Board of Directors recommends shareholders vote “FOR” Proposals 1 and 2A-2G, “FOR” all of the directors in Proposal 3 and “FOR” Proposals 4, 5 and 6. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all maters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in NextGen Healthcare’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares will be voted in accordance with the Board of Director’s recommendations. This proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Continued and to be signed on reverse side